Exhibit 99.1

iSOFT Group Limited

ABN 66 063 539 702

Financial Report

for the year ended 30 June 2011

iSOFT Group Limited

Financial Report for the year ended 30 June 2011

Directors’ Report

The Directors present their report together with the financial report of the Consolidated Entity, comprising iSOFT Group Limited (“the Company” or “iSOFT”) and its controlled entities (together “the Consolidated Entity” or “the Group”) and jointly controlled entities for the year ended 30 June 2011 and the Auditor’s report thereon.

Directors

The Directors of the Company at any time during or since the end of the financial year are:

Executive Directors:
Andrea Fiumicelli	Chief Executive Officer	Appointed 30 November 2010
Guy Hains	Chairman from 30 September 2011	Appointed 29 July 2011
Gavin Larkings		Appointed 29 July 2011
Andrew Sherri		Appointed 29 July 2011
Andrew Thomson		Appointed 29 July 2011

Former Executive Directors:
Gary Cohen	Chief Executive Officer	Resigned 30 September 2010
Ronald Series	Appointed 24 September 2010	Resigned 29 July 2011
Former Non-Executive Directors:
Lachlan MacGregor	Alternate Director	Resigned 12 November 2010
Claire Jackson	Independent	Resigned 31 December 2010
Peter Wise	Independent	Resigned 31 December 2010
Anthony Sherlock	Independent	Resigned 28 February 2011
Robert Ellis	Chairman	Appointed 1 March 2011 Resigned 29 July 2011
Robert Moran	Chairman to 28 February 2011	Resigned 29 July 2011
Peter Housden	Independent	Appointed 30 November 2010 Resigned 29 July 2011
Ian Tsicalas		Resigned 29 July 2011

Principal activities

The principal activity of the Consolidated Entity during the course of the current and prior periods was the development and licensing of computer software and the supply of services to the health industry. There were no significant changes in the nature of the Consolidated Entity’s principal activities during the financial year.

Operating and financial Review

The operating loss after tax for the year was $161,363,000 (2010: loss $382,914,000). The current period loss includes restructuring expenses of $17.0 million and other non-recurring expenses of $20.4 million. On a normalised basis, EBITDA for the year was $44.7 million. This cannot be presented on the face of the consolidated income statement, as its disclosure is not permitted under Australian Accounting Standards and IFRS. Further details are included on Note 6 of the Financial Report.

Dividends

During the reporting period, the Directors did not declare or pay any dividend.

Significant changes in the state of affairs

The Company has successfully implemented its restructuring plans, and was acquired by Computer Sciences Corporation on 29 July 2011.

Events subsequent to reporting date

On 29 July 2011, 100% of the share capital of iSOFT Group Limited was acquired by Computer Sciences Corporation (CSC), and as a consequence the Group was de-listed from the Australian Securities Exchange on 3 August 2011.  The ultimate parent entity of the Company became Computer Sciences Corporation of 3170 Fairview Park Drive, Falls Church, VA 22042, USA.

As a result of the takeover, the Consolidated Entity’s senior secured borrowings and convertible notes were immediately repaid and were replaced with inter-company loan funding of $275,489,000. The Company has received a letter of support from its ultimate parent company CSC.

The Consolidated Entity’s outstanding warrants and employee share option schemes were also settled as a result of the takeover.  Advisors’ fees of $9.6 million that were contingent upon the completion of the takeover were paid after the year end.

CSC has commenced and concluded renegotiations with its wholly owned iSOFT subsidiaries that will result in amendments to the National Programme for IT contract. These amendments will include the reduction in currently contracted payment milestones by GBP 16 million, of which GBP 13 million ($20 million) have been included in Accrued Revenue at the reporting date. During the reporting period, iSOFT recognised GBP 3 million ($4.6 million) of milestone revenue on a percentage of completion basis. The financial impact resulting from this amendment is a reduction of Accrued Revenue by GBP 14.5 million ($22.3 million), which would be recognised as an impairment prospectively.

No other matters or circumstances have arisen since 30 June 2011 that has significantly affected, or may significantly affect the Consolidated Entity’s operations in future financial years, the results of those operations in future financial years, or the Consolidated Entity’s state of affairs in future financial years.

Likely developments and prospects

Information on likely developments in the operations of the Consolidated Entity and the expected results of operations have not been included in this annual report because the Directors believe it would be likely to result in unreasonable prejudice to the Consolidated Entity.

Environmental regulation

The Consolidated Entity is not subject to any significant environmental regulations under the laws of the Commonwealth, States or other territories.

Insurance of officers

The constitution of the Company provides an indemnity (to the maximum extent permitted by law) in favour of current and past Directors, Company Secretaries, and all other past and present Executive Officers when acting in these capacities in respect of:

(a)   all liabilities to another person (other than the Company or related entities) if the relevant officers have acted in good faith; and

(b)   the costs and expenses of successfully defending legal proceedings.

Under Deeds of Access and indemnity, the Company has agreed to indemnify each current Director and each Company Secretary for all liabilities, including legal costs, that may arise as a result of the Director or Company Secretary acting in that capacity to the full extent permitted by law.  The indemnities are subject to certain exceptions, including if the person did not act in good faith.

During the financial year, the Company paid a premium in respect of a contract to insure the Directors of the Company in line with the constitution.  The contract of insurance prohibits disclosure of the nature of liability and the amount of the premium.

Non-audit services

Details of amounts paid or payable to the auditors for non-audit services provided during the financial year by the auditors are outlined in Note 28 in the financial report.

The Directors are of the opinion that the provision of non-audit services as disclosed in Note 28 in the financial report does not compromise the external auditor’s independence as outlined in the Corporations Act 2001 for the following reasons:

•      All non-audit services have been reviewed and approved to ensure that they do not impact the integrity and objectivity of the auditor, and

•      None of the services undermine the general principles relating to auditor independence as set out in the Code of Conduct APES 110 Code of Ethics of Professional Accountants issued by the Accounting Professional and Ethical Standards Board, including reviewing or auditing the auditor’s own work, acting in management or decision-making capacity for the Company, acting as advocate for the Company or jointly sharing economic risks and rewards.

Lead auditor’s independence declaration under Section 307C of the Corporations Act 2001

The lead auditor’s independence declaration is set out on page 4 and forms part of the Directors’ Report for the year ended 30 June 2011.

Rounding-off

The Company is of a kind referred to in ASIC Class Order 98/100 dated 10 July 1998 and in accordance with that Class Order, all financial information presented in Australian Dollars in the financial report and Directors’ Report have been rounded to the nearest thousand dollars, unless otherwise stated.

This report is made in accordance with a resolution of the Directors.

/s/ Andrea Fiumicelli	/s/ Andrew Thomson
Andrea Fiumicelli	Andrew Thomson
Director	Director

Dated 13 October 2011

Auditor’s independence declaration under Section 307C of the Corporations Act 2001

To: the directors of iSOFT Group Limited

I declare to the best of my knowledge and belief, in relation to the audit for the financial year ended 30 June 2011 there have been:

•      no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the audit, and

•      no contraventions of any applicable code of professional conduct in relation to the audit.

This declaration is in respect iSOFT Group Limited and the entities it controlled during the year.

/s/ PKF
PKF

/s/ Bruce Gordon
Bruce Gordon
Partner

October 13, 2011

Tel: 61 2 9251 4100  |  Fax: 61 2 9240 9821 | www.pkf.com.au

PKF  | ABN 83 236 985 726

Level 10, 1 Margaret Street  |  Sydney  |  New South Wales 2000  |  Australia

The PKF East Coast Practice is a member of the PKF International Limited network of legally independent member firms. The PKF East Coast Practice is also a member of the PKF Australia Limited national network of legally independent firms each trading as PKF. PKF East Coast Practice has offices in NSW, Victoria and Brisbane. PKF East Coast Practice does not accept responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.

Liability limited by a scheme approved under Professional Standards Legislation.

iSOFT Group Limited

Financial Report for the year ended 30 June 2011

Contents

Financial report
Consolidated income statement
Consolidated statement of comprehensive income
Consolidated statement of financial position
Consolidated statement of changes in equity
Consolidated statement of cash flows
Notes to the consolidated financial statements

General information

This financial report covers the consolidated financial statements of the Consolidated Entity consisting of iSOFT Group Limited, its subsidiaries and interests in jointly controlled entities for the year ended 30 June 2011. The financial report is presented in the Australian currency.

iSOFT Group Limited was an ASX listed public company (ASX ticker: ISF) limited by shares until it delisted on 3 August 2011, and is incorporated and domiciled in Australia. Its registered office and principal place of business is:

Darling Park, Tower 2

Level 27

201 Sussex Street

Sydney NSW 2000

The financial report was authorised for issue by the Directors on 13 October 2011.  The Directors have the power to amend and reissue the financial report.

iSOFT Group Limited

Financial Report for the year ended 30 June 2011

Consolidated income statement for the year ended 30 June 2011

			Unaudited
		2011	2010
	Notes	$’000	$’000

Sales revenue		342,885	398,847
Gain on sale of land and buildings		—	1,200
Other revenue		2,094	3,192
Revenue	3	344,979	403,239

Expenses excluding finance costs, depreciation, amortisation and impairment	4	(337,635)	(384,028)

EBITDA	6	7,344	19,211

Depreciation	13	(5,295)	(5,679)
Amortisation of intangible assets	14	(22,287)	(34,816)
Impairment of intangible assets	14	(72,395)	(330,392)
Finance costs	5	(67,230)	(20,932)
Loss before income tax expense		(159,863)	(372,608)

Income tax expense	7	1,479	(8,577)
Loss for the year from continuing operations		(158,384)	(381,185)

Loss for the year from discontinued operations	36	(2,979)	(1,729)
Loss for the year		(161,363)	(382,914)

Attributable to:
Equity holders of the parent entity		(161,363)	(381,870)
Non-controlling interests		—	(1,044)
Loss for the year		(161,363)	(382,914)

The above consolidated income statement should be read in conjunction with the accompanying notes.

iSOFT Group Limited

Financial Report for the year ended 30 June 2011

Consolidated statement of comprehensive income for the year ended 30 June 2011

		2011	Unaudited 2010
	Notes	$’000	$’000

Loss for the year		(161,363)	(382,914)
Other comprehensive income/(expense)
Changes in the fair value of cash flow hedges	25	1,183	(1,374)
Defined benefit plan actuarial gains/(losses)	22,25	5,977	(3,560)
Irrecoverable element of minimum funding requirement	22,25	—	3,979
Foreign currency translation differences	25	(7,995)	(103,623)
Tax effects	25	(420)	3,190
Total other comprehensive expense for the year		(1,255)	(101,388)

Total comprehensive expense for the year		(162,618)	(484,302)

Total comprehensive expense for the year is attributable to:
Equity holders of the parent entity		(162,618)	(483,258)
Non-controlling interests		—	(1,044)
Total comprehensive expense for the year		(162,618)	(484,302)

The above statement of comprehensive income should be read in conjunction with the accompanying notes.

iSOFT Group Limited

Financial Report for the year ended 30 June 2011

Consolidated statement of financial position as at 30 June 2011

		2011	Unaudited 2010
	Notes	$’000	$’000

Current Assets
Cash and cash equivalents	8	35,412	31,577
Trade and other receivables	9	68,825	71,949
Inventories	10	404	564
Income tax receivable	15	7,119	1,590
Accrued revenue	11	51,137	56,120
Other current assets	12	12,843	16,316
Total Current Assets		175,740	178,116

Non-Current Assets
Property, plant and equipment	13	19,458	25,146
Intangible assets	14	332,221	480,687
Deferred tax assets	15	42,506	53,450
Accrued revenue	16	19,390	20,127
Total Non-Current Assets		413,575	579,410
Total Assets		589,315	757,526

Current Liabilities
Trade and other payables	17	59,907	89,841
Borrowings	18	266,364	34,978
Derivative financial instruments	27	720	996
Income tax liabilities	15	5,858	3,374
Provisions	19	7,881	7,877
Deferred income	20	57,068	58,938
Total Current Liabilities		397,798	196,004

Non-Current Liabilities
Trade and other payables	23	8,242	8,342
Borrowings	21	289	191,265
Derivative financial instruments	27	—	378
Deferred tax liabilities	15	55,514	71,251
Provisions	19	2,221	832
Retirement benefit obligations	22	13,683	24,996
Total Non-Current Liabilities		79,949	297,064
Total Liabilities		477,747	493,068
Net Assets		111,568	264,458

Equity
Contributed equity	24	751,304	747,441
Reserves	25	(103,606)	(106,527)
Retained earnings/accumulated losses	25	(536,130)	(375,407)
Total equity attributable to equity holders of the parent entity		111,568	265,507
Non-controlling interests	25	—	(1,049)
Total Equity		111,568	264,458

The above statement of financial position should be read in conjunction with the accompanying notes.

iSOFT Group Limited

Financial Report for the year ended 30 June 2011

Consolidated statement of changes in equity for the year ended 30 June 2011

		2011	Unaudited 2010
	Notes	$’000	$’000

Total equity at the beginning of the year		264,458	741,538

Total comprehensive expense for the year		(162,618)	(484,302)
Transactions with equity holders in their capacity as equity holders:
Contributions of equity	25	4,292	18,846
Cost of raising capital	25	(429)	(365)
Dividends - ordinary shares	25	—	(10,138)
Dividends - convertible notes	25	—	(460)
Other equity movements:
Share-based payments	25,38	4,744	2,507
Net issue of treasury shares	25	72	(3,168)
Disposal of a business (non-controlling interest)	25	1,049	—
Total equity at the end of the year		111,568	264,458

The above statement of changes in equity should be read in conjunction with the accompanying notes.

iSOFT Group Limited

Financial Report for the year ended 30 June 2011

Consolidated statement of cash flows for the year ended 30 June 2011

		2011	Unaudited 2010
	Notes	$’000	$’000

Cash flows from operating activities
Receipts from customers (inclusive of GST/purchase tax)		391,371	479,081
Payments to suppliers and employees (inclusive of GST/purchase tax)		(380,004)	(471,189)
Interest received		—	352
Income tax paid		(5,328)	(8,938)
Net cash from operating activities before restructuring and exceptional costs		6,039	(694)
Restructuring and exceptional costs		(30,798)	—
Net cash from operating activities	34	(24,759)	(694)

Cash flows from investing activities
Payment for purchase of property, plant and equipment	13	(5,823)	(7,566)
Proceeds from operating lease incentives		4,236	911
Payment for acquisition of business entity, net of cash acquired	31	—	(18,882)
Payment for development expenditure	14	(13,731)	(22,380)
Payment for deferred consideration		(109)	—
Proceeds from sales of property, plant and equipment		—	1,593
Proceeds from sale of subsidiary, net of cash disposed of		27,580	—
Net cash from investing activities		12,153	(46,324)

Cash flows from financing activities
Proceeds from issue of shares	24	4,292	12,863
Share issue costs		(429)	(365)
Proceeds from borrowings		264,290	54,801
Debt establishment fees		(8,725)	(6,640)
Repayment of borrowings		(218,196)	(26,730)
Finance costs paid		(13,760)	(11,887)
Repayment of contract funding and other funding		(10,010)	(14,634)
Finance lease principal repayments		(615)	(627)
Dividends paid - ordinary shares	26	—	(8,520)
Dividends paid - convertible notes	26	—	(460)
Net cash from financing activities		16,847	(2,199)

Net increase/(decrease) in cash and cash equivalents		4,241	(49,217)
Cash and cash equivalents held at 1 July	8	31,577	85,737
Effect of exchange rate changes on cash and cash equivalents		(406)	(4,943)
Cash and cash equivalents held at 30 June	8	35,412	31,577

The above cash flow statements should be read in conjunction with the accompanying notes

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Contents

Notes	Contents

1	Summary of significant accounting policies
2	Critical accounting estimates and judgements
3	Revenue
4	Expenses
5	Finance costs
6	EBITDA calculation
7	Income tax expense
8	Cash and cash equivalents
9	Trade and other receivables — current
10	Inventories
11	Accrued revenue — current
12	Other assets — current
13	Property, plant and equipment
14	Intangible assets
15	Tax assets and liabilities
16	Accrued revenue — non-current
17	Trade and other payables — current
18	Borrowings — current
19	Provisions — current and non-current
20	Deferred income — current
21	Borrowings — non-current
22	Retirement and post-employment benefit obligations — non-current
23	Trade and other payables — non-current
24	Contributed equity
25	Reconciliation of movement in capital, reserves, retained earnings and non-controlling interest
26	Dividends
27	Financial instruments
28	Remuneration of auditors
29	Contingent liabilities
30	Commitments
31	Business combinations
32	Subsidiaries
33	Jointly controlled entities
34	Reconciliation of loss after income tax to net cash flows from operating activities
35	Non-cash investing and financing activities
36	Discontinued operations
37	Key management personnel disclosures
38	Share-based payments
39	Related party transactions
40	Exchange rates
41	Parent entity disclosures
42	Events occurring after balance date

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies

The principal accounting policies adopted in the preparation of the financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

This financial report as at and for the year ended 30 June 2011 comprises the consolidated financial statements of iSoft Group Limited (the “Company”) and its controlled entities/subsidiaries (together referred to as the “Consolidated Entity” or “Group”) and interests in jointly controlled entities for the year ended 30 June 2011.

(a)          Basis of preparation

(i)                        Statement of compliance

These general purpose financial statements have been prepared in accordance with Australian Accounting Standards (“AASBs”) (including Australian Interpretations) issued by the Australian Accounting Standards Board (“AASB”) and the Corporations Act 2001. The financial statements also comply with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standard Board (“IASB”).

Discontinued operation

A discontinued operation is a component of the Group’s business that represents a separate major line of business or geographical area of operations that has been disposed of or is held for sale or distribution, or a subsidiary acquired exclusively with a view to resale. Classification as a discontinued operation occurs upon disposal or when the operation meets the criteria to be classified as held for sale, if earlier.  When an operation is classified as a discontinued operation, the comparative income statement is re-presented as if the operation has been discontinued at the start of the comparative year.

As a result of its disposal, iSOFT Business Solutions (“IBS”) has been classified as a discontinued operation. The results of this disposal group have been re-presented accordingly in the consolidated income statement for the current and comparative periods. The amount disclosed in the consolidated income statement relating to discontinued operations includes the operating results and the loss on disposal (refer Note 36).

(ii)                    Going concern

This financial report has been prepared on a going concern basis.  The Group’s senior debt facilities and convertible notes were all repaid when the Group was acquired by CSC on 29 July 2011.  Thereafter, the Consolidated Entity is dependent upon the continued financial support of its new parent company.  The Company has received a letter of support from its ultimate parent company CSC.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

(iii)                 Rounding of amounts

The Consolidated Entity is of a kind referred to in ASIC Class Order 98/100 dated 10 July 1998 and in accordance with that Class Order, all financial information presented in Australian Dollars in the financial report has been rounded off to the nearest thousand dollars, unless otherwise stated.

(iv)                  Adoption of new Standards and Interpretations, reclassifications and correction of errors

The Consolidated Entity has applied the pronouncements to the comparatives in accordance with AASB 108 Accounting Policies, Changes in Accounting Estimates and Errors (IAS 8).  No restatements to comparatives have been made except for those required by AASB 5 Non-current Assets Held for Sale and Discontinued Operations (IFRS 5).

With effect from 1 July 2010, the following new and revised standards and interpretations have been adopted within this financial report. Their adoption has not had any significant effect on this financial report but may impact the accounting for future transactions or arrangements;

AASB standards and interpretations	IFRS equivalent

• AASB 2010-3 Amendments to Australian Accounting Standards arising from the Annual Improvements Project [AASB 3, AASB 7, AASB 121, AASB 128, AASB 131, AASB 132 and AASB 139];	• Improvements to IFRSs (May 2010)

• AASB Interpretation 19 Extinguishing financial liabilities with equity instruments and AASB 2009-13 Amendments to Australian Accounting Standards arising from Interpretation 19;	• IFRIC 19 Extinguishing Financial Liabilities with Equity Instruments and IFRS 1 - First-time Adoption of International Financial Reporting Standards

• AASB 2009-5 Further Amendments to Australian Accounting Standards arising from the Annual Improvements Project [AASB 5, AASB 8, AASB 101, AASB 107, AASB 117, AASB 118, AASB 136 & AASB 139];	• Improvements to IFRSs (April 2009)

• AASB 2009-10 Amendments to Australian Accounting Standards — Classification of Rights Issues [AASB 132]	• Amendment to IAS 32 — Classification of Rights Issues

• AASB 2009-8 (Amendment to IFRS 2) Amendments to Australian Accounting Standards — Group Cash-Settled Share Based Payment Transactions [AASB 2]	• Amendment to IFRS 2 — Group Cash-Settled Share Based Payment Transactions

The Consolidated Entity has made reclassifications in prior year comparatives in order to align with the presentation in this financial report.

(v)                      Historical cost convention

This financial report has been prepared under the historical cost convention, as modified where applicable by the revaluation of financial instruments.

(vi)                  Critical accounting estimates

The preparation of this financial report in conformity with Australian Accounting Standards and IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Consolidated Entity’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial report are disclosed in Note 2.

(b)          Principles of consolidation

(i)                        Subsidiaries

The consolidated financial statements incorporate the assets and liabilities of all subsidiaries of the Company as at 30 June 2011 and the results of all subsidiaries for the year then ended.

Subsidiaries are all those entities (including special purpose entities) over which the Consolidated Entity has the power to govern the financial and operating policies, generally accompanying a shareholding of more than one-half of the voting rights. The existence of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Consolidated Entity controls another entity.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

Subsidiaries are fully consolidated from the date on which control is transferred to the Consolidated Entity. They are de-consolidated from the date that control ceases. The accounting policies of new subsidiaries are amended where necessary to match those of the Consolidated Entity.

The acquisition method of accounting is used to account for the acquisition of subsidiaries by the Consolidated Entity (refer Note 1(bb)).

Non-controlling interests in the results and equity of subsidiaries are shown separately in the consolidated income statement and consolidated statement of financial position of the Consolidated Entity.

Investments in subsidiaries are accounted for at cost, less any impairment, in the parent entity.

(ii)                    iSOFT Group Employee Loan Plan

The Consolidated Entity has formed iSOFT Group ELP Trust (the “Trust”) to administer the Consolidated Entity’s employee loan plan (“ELP”). The Trust is consolidated as the substance of the relationship is that the trust is controlled by the Consolidated Entity.

Shares held by the trust are disclosed as treasury shares and deducted from equity (refer Note 25).

(iii)                Jointly controlled entities

Jointly controlled entities are those entities over whose activities the Consolidated Entity has joint control, established by contractual agreement and requiring unanimous consent for strategic financial and operating decisions. Jointly controlled entities are accounted for in the consolidated financial statements using the proportional consolidation method and are carried at cost by the parent entity. Under the proportional consolidation method, the proportionate beneficial interest in the individual assets, liabilities and equity reserves are recognised in the consolidated statement of financial position and the proportionate beneficial interest in revenues and expenses are recognised in the consolidated income statement.

(iv)                  Transactions eliminated on consolidation

Inter-company transactions, balances and unrealised gains on transactions between subsidiaries in the Consolidated Entity are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred.

Profits and losses on transactions establishing jointly controlled entities and transactions with the jointly controlled entities are eliminated to the extent of the Consolidated Entity’s ownership interest until such time as they are realised by the jointly controlled entities on consumption or sale, unless they relate to an unrealised loss that provides evidence of the impairment of an asset transferred.

(c)          Foreign currency translation

(i)                        Functional and presentation currency

Items included in the financial statements of each of the Consolidated Entity’s subsidiaries and jointly controlled entities are measured using the currency of the primary economic environment in which they operate (“the functional currency”). The consolidated financial statements are presented in Australian Dollars, which is the Company’s functional and presentation currency.

(ii)                    Transaction and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the date of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the consolidated income statement, except where they are deferred in equity as qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation. Translation differences on assets and liabilities carried at fair value are reported as part of their fair value gain or loss.

The results and the financial position of all subsidiaries and jointly controlled entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•                  assets and liabilities for each consolidated statement of financial position presented are translated at the closing rate at the date of that consolidated statement of financial position;

•                  income and expenses for each consolidated income statement are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions), and

•                  all resulting foreign exchange differences are recognised in the statement of comprehensive income and in the foreign currency translation reserve in equity.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entities and translated at the closing rate.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

(d)              Revenue recognition

Revenue represents the fair value of consideration received or receivable from clients for goods and services provided by the Consolidated Entity, net of discounts and sales taxes.

Revenue from software sales is recognised when a signed contract exists, delivery to a customer has occurred with no significant vendor obligations remaining and where the collection of the resulting receivable is considered probable. In instances where a significant vendor obligation exists, revenue recognition is delayed until the obligation has been satisfied.

Revenue from implementation services is generally recognised on a percentage of completion basis over the duration of the implementation.

Revenue received in relation to support and maintenance services is initially credited to deferred revenue and is then recognised on a straight line basis over the life of the contract.

The National Programme for IT contract in the UK consists of a product development contract with additional development, implementation and maintenance services.  Revenue for product development is recognised on a percentage of completion basis, as licence revenue.  Revenue for additional development services and implementation is recognised as earned. Maintenance services will be recognised on a straight line basis over the life of the maintenance and support component of the contract.

The Consolidated Entity enters into certain arrangements involving the delivery and implementation of a given software product against predetermined milestones and anticipated future maintenance and support.  In arrangements where the revenue from the sale of product software licences is not clearly separable from the revenue for installation and services, then the revenue is recognised on a percentage completion basis over the period of implementation with due regard for future anticipated costs. Support revenues in such cases are recognised from implementation over the remaining period of the arrangement. Where a loss is expected to occur it is recognised immediately and a provision is made in relation to any future work or delivery of goods.

The Consolidated Entity also enters into bundled service arrangements whereby it agrees to make certain software applications available for the duration of the arrangement. As the fair values of the services deliverable and maintenance and support to be provided under such supply arrangements are not clearly separable from the software supply, total revenue in relation to the supply arrangements is recognised on a percentage of completion basis over the period of the arrangement.

Interest income is recognised on a time basis using the effective interest method, including amortisation of any discount or premium. When a receivable is impaired, the Consolidated Entity reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instruments, and continues unwinding the discount as interest income. Interest income on impaired loans is recognised using the original effective interest rate.

Other revenue, including dividends, is recognised when it is received or when the right to receive payment is established.

All revenue is stated net of the amount of goods and services tax (GST), value added tax (VAT) and any other similar taxes in the respective countries.

(e)              Government grants

Grants from governments are recognised at their fair value where there is a reasonable assurance that the grant will be received and the Consolidated Entity will comply with all attached conditions.

Government grants relating to costs are deferred and recognised in the consolidated income statements over the period necessary to match them with the costs that they are intended to compensate.

Government grants relating to the purchase of property, plant and equipment are included in non-current liabilities as deferred income and are credited to the consolidated income statement on a straight line basis over the expected lives of the related assets.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

(f)                Income tax

The income tax expense or credit for the period is the tax payable/receivable on the current year’s taxable income/expense based on the applicable income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses where applicable.

Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting, nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the reporting date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

Deferred tax assets are recognised for deductible temporary differences and unused tax losses only if it is probable that future taxable amounts will be available to utilise those temporary differences and losses.

(i) Tax consolidation

The Company and its wholly-owned Australian resident entities are part of a tax-consolidated group.  As a consequence, all members of the tax-consolidated group are taxed as a single entity.  The head entity within the tax-consolidated group is iSOFT Group Limited.

Current tax expense/income, deferred tax liabilities and deferred tax assets arising from temporary differences of the members of the tax-consolidated group are recognised in the separate financial statements of the members of the tax-consolidated group using the ‘separate taxpayer within group’ approach by reference to the carrying amounts of assets and liabilities in the separate financial statements of each entity and the tax values applying under tax consolidation.

Any current tax liabilities (or assets) and deferred tax assets arising from unused tax losses of the subsidiaries are assumed by the head entity in the tax-consolidated group and are recognised by the Company as amounts payable/(receivable) to/(from) other entities in the tax-consolidated group in conjunction with any tax funding arrangement amounts (refer below).  Any difference between these amounts is recognised by the Company as an equity contribution or distribution.

The Company recognises deferred tax assets arising from unused tax losses of the tax-consolidated group to the extent that it is probable that future taxable profits of the tax-consolidated group will be available against which the asset can be utilised.

Any subsequent period adjustments to deferred tax assets arising from unused tax losses as a result of revised assessments of the probability of recoverability is recognised by the head entity only.

(ii) Nature of tax funding and tax sharing arrangements

The head entity, in conjunction with other members of the tax-consolidated group, has entered into a tax funding arrangement which sets out the funding obligations of members of the tax consolidated group in respect of tax amounts.

The tax funding arrangements require payments to/from the head entity equal to the current tax liability/(asset) assumed by the head entity recognising an inter-entity receivable/(payable) equal in amount to the tax liability/(asset) assumed. The inter-entity receivables/(payables) are at call.

Contributions to fund the current tax liabilities are payable as per the tax funding arrangement and reflect the timing of the head entity’s obligation to make payments for tax liabilities to the relevant tax authorities.

The head entity in conjunction with other members of the tax-consolidated group has also entered into a tax sharing agreement. The tax sharing agreement provides for the determination of the allocation of income tax liabilities between the entities should the head entity default on its tax payment obligations. No amounts have been recognised in the financial statements in respect of this agreement as payment of any amounts under the tax sharing agreement is considered remote.

(g)         Cash and cash equivalents

For cash flow statement presentation purposes, cash and cash equivalents includes cash on hand, deposits held at call with financial institutions, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. Bank overdrafts are shown within borrowings in current liabilities on the consolidated statement of financial position.

(h)         Trade receivables

All trade debtors are recognised at the amounts receivable as they are due for settlement by no more than 90 days, except where extended terms have been agreed.

Collectability of trade debtors is reviewed on an ongoing basis. Debts which are known to be uncollectible are written off. A provision for impairment of receivables is raised when some doubt as to collection exists.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

(i)            Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are stated at amortised cost using the effective interest rate method. The carrying amount of loans and receivables is reviewed annually to ensure it is not in excess of the recoverable amount from these assets. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount (refer note 1 (r)).

(j)            Inventories

Finished goods are stated at the lower of cost and net realisable value. Cost comprises purchase and delivery costs, net of rebates and discounts received or receivable. Costs of purchased inventory are determined after deducting rebates and discounts. Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

(k)        Derivative financial instruments

The Consolidated Entity has used derivative financial instruments to hedge its foreign currency exposures and interest rate exposures. Embedded derivatives are separated from the host contract and accounted for separately if the economic characteristics and risks of the host contract and the embedded derivative are not closely related, a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative, and the combined instrument is not measured at fair value through profit or loss. Derivatives are recognised initially at fair value. Attributable transaction costs are recognised in profit or loss when incurred. Subsequent to initial recognition, derivatives are measured at fair value and changes therein are accounted for as described below in sections (l) and (m).

(l)            Cash flow hedges

The portion of the gain or loss on a hedging instrument that is determined to be an effective hedge is recognised directly in equity through the consolidated statement of changes in equity. The ineffective portion is recognised in profit or loss. When the forecast transaction results in the recognition of a non-financial asset or a non-financial liability (or a firm commitment to acquire or assume such an asset or liability) the associated gains or losses are either:

•                  reclassified from equity during the period the asset is acquired or the liability assumed affects profit or loss.  Any portion not expected to be recovered in future periods is reclassified to profit or loss; or

•                  removed from equity and included in the carrying amount of the asset or liability.

(m)      Fair value hedges

The gain or loss from remeasuring the hedging instrument at fair value is recognised in profit or loss.  The gain or loss on the hedged item adjusts the carrying amount of the item and is also recognised in profit or loss.

(n)         Investments and other financial assets

Investments and other financial assets are stated at the lower of their carrying amount and fair value less costs to sell. The fair values of quoted investments are based on current bid prices. For unlisted investments, the Consolidated Entity establishes fair value by using valuation techniques. These include the use of recent arms length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis, and option pricing models. The carrying amount of investments and other financial assets is reviewed annually to ensure it is not in excess of the recoverable amount from these assets. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount (refer note 1 (r)).

(o)          Property, plant and equipment

Each class of property, plant and equipment is carried at cost or, if acquired through a business combination, at fair value less any accumulated depreciation. The carrying amount of property, plant and equipment is reviewed annually to ensure it is not in excess of the recoverable amount from these assets. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount (refer note 1 (r)).

Depreciation is calculated on either a straight line or diminishing value basis as considered appropriate to write off the net cost (or revalued) amount of each item of property, plant and equipment over its expected useful life to the Consolidated Entity. The expected useful life of buildings is 3 to 20 years and purchased plant and equipment is 2 to 12 years. Where items of plant and equipment have separately identifiable components which are subject to regular replacement, those components are assigned useful lives distinct from the item of plant and equipment to which they now relate.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

(p)          Leases

A distinction is made between finance leases which effectively transfer from the lessor to the lessee substantially all the risks and benefits incident to ownership of leased non-current assets, and operating leases under which the lessor effectively retains substantially all such risks and benefits.

Finance leases are capitalised.  A lease asset and liability are established at the present value of minimum lease payments.  Lease payments are allocated between the principal component of the lease liability and the finance costs. The leased asset is depreciated on a straight line basis over the term of the lease, or where it is likely that the Consolidated Entity will obtain ownership of the asset, the life of the asset.

Operating lease payments are charged to the consolidated income statement in the periods in which they are incurred, as this represents the pattern of benefits derived from the leased assets.

(q)          Intangible assets

(i)   Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the entity’s share of the net identifiable assets of the acquired subsidiary/associate at the date of acquisition. Goodwill on acquisitions of subsidiaries is included in intangible assets. Goodwill acquired in business combinations is not amortised. Instead, goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

(ii)   Capitalised development

Expenditure on research activities, undertaken with the prospect of obtaining new or scientific or technical knowledge and understanding, is recognised in the consolidated income statement as an expense when it is incurred.

Development activities involve the application of research findings or other knowledge to a plan or design for the production of new or substantially improved products or services before the start of commercial production or use. The bulk of the development activity of the Consolidated Entity relates to the development of software.

Development expenditure is capitalised only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Consolidated Entity intends to and has adequate resources to complete development and to use or sell the asset. The expenditure capitalised comprises all costs, including costs of materials, services and direct labour costs that are directly attributable to preparing the asset for its intended use. Other development expenditure is recognised in the consolidated income statement as expense incurred. Capitalised development expenditure stated at cost less accumulated amortisation and impairment. Amortisation is calculated using the straight line method to allocate cost over the period of the expected benefit, which varies from 4 to 7 years.

(iii)   Intellectual property

Intellectual property is recognised at the cost on acquisition and has a finite useful life. Intellectual property is carried at cost less any accumulated amortisation and impairment losses. Amortisation is charged on a straight line basis over its useful life ranging from 5 to 20 years.

(iv)   Customer contracts and relationships

Customer contracts and relationships are recognised at cost on acquisition and have a finite useful life. Customer contracts and relationships are carried at cost less any accumulated amortisation and impairment losses. Amortisation is charged on a straight line basis over their useful lives from 7 to 20 years.

(v)   Patents and trademarks

Patents and trademarks are recognised at cost on acquisition and have a finite useful life. Patents and trademarks are carried at cost less any accumulated amortisation and impairment losses. Amortisation is charged on a straight line basis over their useful lives of 5 years.

(r)          Impairment of assets

(i)   Non financial assets

The carrying amounts of the Consolidated Entity’s non financial assets and deferred tax assets are reviewed at each reporting date to determine whether there is any indication of impairment.  If any such indication exists then the asset’s recoverable amount is estimated.

Goodwill and intangible assets that have an indefinite useful life or that are not yet available for use are not subject to amortisation and are tested annually for impairment, or more frequently if events or changes in the circumstances indicate that they might be impaired. The recoverable amount is estimated each year at the same time.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell.  In assessing fair value less costs to sell, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.  For the purpose of impairment testing, assets are grouped together into the smallest group of assets that generate cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit”).  The goodwill acquired in a business combination, for the purpose of impairment testing, is allocated to cash-generating units that are expected to benefit from the synergies of the combination.

An impairment loss is recognised if the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount.  Impairment losses are recognised in profit or loss.  Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the units and then to reduce the carrying amount of the other assets in the unit (group of units) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed.  In respect of other assets, impairment losses recognised in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists.  An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount.  An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(ii)   Financial assets

A financial asset is assessed at each reporting date to determine whether there is any objective evidence that it is impaired.  A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flows of that asset.

An impairment loss in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount, and the present value of the estimated future cash flows discounted at the original effect interest rate.  An impairment loss in respect of an available-for-sale financial asset is calculated by reference to its fair value.

Individually significant financial assets are tested for impairment on an individual basis.  The remaining financial assets are assessed collectively in groups that share similar credit risk characteristics.

All impairment losses are recognised in profit or loss. An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognised.  For financial assets measured at amortised cost, the reversal is recognised in profit or loss.

(s)         Trade and other payables

These amounts represent liabilities for goods and services provided to the Consolidated Entity prior to the end of the financial year and which are unpaid. The amounts are unsecured and are usually paid within 30 days of recognition.

(t)            Borrowings

Borrowings are initially recognised at fair value, net of transaction costs incurred. Borrowings are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in the consolidated income statement over the period of the borrowings using effective interest method. Fees paid on establishment of loan facilities, which are not an incremental cost relating to the actual draw-down of the facility, are recognised as prepayments and amortised on a straight-line basis over the term of the facility. Borrowings are classified as current liabilities unless the Consolidated Entity has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

(u)         Compound financial instruments

Compound financial instruments issued by the Consolidated Entity comprise convertible notes that can be converted to share capital at the option of the holder, and the number of shares to be issued does not vary with changes in their fair value. The liability component of a compound financial instrument is recognised initially at the fair value of a similar liability that does not have an equity conversion option.  The equity component is recognised initially at the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component.  This is recognised and included in equity, net of income tax effects. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carry amounts.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortised cost using the effective interest method until extinguished on conversion or upon the instruments reaching maturity.  The equity component of a compound financial instrument is not remeasured subsequent to initial recognition. Distributions to the convertible note holders are recognised against equity, net of any tax benefit, as the distributions are discretionary in nature on the basis that these are payable only when a dividend is paid to ordinary shareholders. Convertible notes do not have a mandatory conversion feature.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

(v)           Finance costs

Finance costs are recognised as expenses in the period in which they are incurred, except where fees or charges are prepaid, in which case they are amortised over the period they relate to. Finance costs include interest on:

• short term and long term borrowings

• finance leases

• defined benefit superannuation obligations

(w)        Provisions

Provisions are recognised when the Consolidated Entity has a present obligation (legal or constructive) as a result of a past event, it is probable the Consolidated Entity will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation. The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation.

(i)     Warranties

A provision for warranties is recognised when the underlying products or services are sold.  The provision is based on historical warranty data and a weighting of all possible outcomes against their associated probabilities.

(ii)    Restructuring

A provision for restructuring is recognised when the Consolidated Entity has approved a detailed formal restructuring plan, and the restructuring either has commenced or has been announced publicly.  Future operating costs are not provided for.

(iii)   Onerous contracts

A provision for onerous contracts is recognised when the expected benefits to be derived by the Consolidated Entity from a contract are lower than the unavoidable costs of meeting its obligations under the contract.  The provision is measured at the present value of the lower of the expected cost of terminating the contract and the expected net cost of continuing with the contract.  Before a provision is established, the Consolidated Entity recognises any impairment loss on the assets associated with that contract.

(x)          Employee benefits

(i)    Wages and salaries, annual leave and sick leave

Liabilities for wages and salaries, including non-monetary benefits, expected to be settled within 12 months of the reporting date are recognised in other creditors in respect of employees’ services up to the reporting date and are measured at the amounts expected to be paid when the liabilities are settled. Liability for annual leave is included in other payables.

(ii)  Termination benefits

Termination benefits are recognised as an expense when the Consolidated Entity is demonstrably committed, without realistic possibility of withdrawal, to a formal detailed plan to either terminate employment before the normal retirement date, or to provide termination benefits as a result of an offer made to encourage voluntary redundancy.  Termination benefits for voluntary redundancies are recognised as an expense if the Consolidated Entity has made an offer encouraging voluntary redundancy, it is probable that the offer will be accepted, and the number of acceptances can be estimated reliably.

(iii)   Long service leave

The liability for long service leave expected to be settled within 12 months of the reporting date is recognised in the provision for employee benefits and is measured at the amounts expected to be paid when the liabilities are settled. The liability for long service leave expected to be settled more than 12 months from the reporting date is recognised in the long-term provision for employee benefits and measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using interest rates on national government guaranteed securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

(iv)   Retirement and post-employment benefit obligations

Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts.  Obligations for contributions to defined contribution plans are recognised as a personnel expense in profit or loss when they are due.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

Defined benefit plans

A defined benefit plan is a post-employment benefit plan other than a defined contribution plan.  The Consolidated Entity’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their services in the current and prior periods; that benefit is discounted to determine its present value.  Any unrecognised past service costs and the fair value of any plan assets are deducted.  The discount rate is the yield at the reporting date on AA credit-rated or government bond that have maturity dates approximating the terms of the Consolidated Entity’s obligations and that are denominated in the same currency in which the benefits are expected to be paid. The calculation is performed annually by a qualified actuary using the projected unit credit method.  When the calculation results in a benefit to the Consolidated Entity, the recognised asset is limited to the total of any unrecognised past service costs and the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan.  An economic benefit is available to the Consolidated Entity if it is realisable during the life of the plan, or on settlement of the plan liabilities.

Past service costs are recognised immediately in income, unless the changes to the pension fund are conditional on the employees remaining in service for a specified period of time (the vesting period). In this case, the past service costs are amortised on a straight-line basis over the vesting period.

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are recognised in the period in which they occur, outside profit or loss directly in the consolidated statement of comprehensive income.

The Consolidated Entity applies the pronouncement in accordance with IFRIC 14, AASB 119 — The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction. This interpretation sets out when refunds or reductions in future contributions to a defined benefit scheme should be regarded as available in accordance with AASB 119 Employee Benefits (IAS 19), how a minimum funding requirement might affect the availability of reductions in future contributions and when a minimum funding requirement might give rise to a liability. In accordance with the Consolidated Entity’s accounting policy for defined benefit plans under AASB 119 (IAS 19), the movement in the irrecoverable element of the minimum funding requirement is taken directly to the consolidated statement of comprehensive income.

(v)   Other post-employment defined benefit plans

The Consolidated Entity’s net obligation in respect of long-term post-employment employee benefits other than retirement defined benefit plans is the amount of future benefit that employees have earned in return for their service in the current and prior periods plus related on-costs; that benefit is discounted to determine its present value, and the fair value of any related assets is deducted.  The discount rate is the yield at the reporting date on AA credit-rated or government bonds that have maturity dates approximating the terms of the Consolidated Entity’s obligations.  The calculation is performed using the projected unit credit method.  Any actuarial gains or losses are recognised in the consolidated statement of recognised income and expense (refer Note 22).

(vi)   Share-based payments

Share-based compensation benefits are equity settled and are provided to employees via the iSOFT Group Employee Loan Plan and Employee Incentive Plan (refer note 38).

The fair value of shares and options granted is recognised as an employee benefit expense with a corresponding increase in equity. The fair value is measured at grant date and recognised over the period during which the employees become unconditionally entitled to the shares.

The fair value at grant date is independently determined using option pricing models that takes into account the exercise price, the term of the share, the vesting and performance criteria, the impact of dilution, the non-tradeable nature of the share, the share price at grant date and expected price volatility of the underlying share, the expected dividend yield and the risk-free interest rate for the term of the share.

At each reporting date, the Consolidated Entity revises its estimate of the number of equity instruments expected to vest. The impact of the revision of the original estimates, if any, is recognised in profit or loss over the remaining vesting period, with a corresponding adjustment to the options reserve.

(vii)   Bonus plans

The Consolidated Entity recognises a liability and expense for bonuses on a formula that takes into consideration the profit attributable to the Company’s shareholders after certain adjustments. Such obligations are measured on an undiscounted basis and are expensed as the related service is provided. The Consolidated Entity recognises a provision where contractually obliged or where there is a past practice that has created a constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

(y)          Contributed equity

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds. Incremental costs directly attributable to the acquisition of a business are included in the cost of the acquisition as part of the purchase consideration.

(z)          Treasury shares

Own equity instruments which are purchased and held by the iSOFT Group ELP Trust to meet future distributions to employees under the Consolidated Entity’s share option and share award schemes are deducted from contributed equity. In the Company’s financial report the transactions of the Company sponsored employee share plan trust are treated as being executed directly by the Trust.

When share capital recognised as equity is purchased by the employee share plan trust, the amount of the consideration paid, which includes directly attributable costs, is net of any tax effects, and is recognised as a deduction from equity.  Purchased shares are classified as treasury shares and are presented as a deduction from contributed equity.  When treasury shares are sold subsequently, the amount received is recognised as an increase in contributed equity, and the resulting surplus or deficit on the transaction is transferred to/from retained earnings. No gain or loss on the purchase, sale, issue or cancellation of the Consolidated Entity’s own equity instruments is recognised.

(aa)                           Dividends

Provision is made for the amount of any dividend declared, being appropriately authorised and no longer at the discretion of the company, on or before the end of the financial year but not distributed at balance date.

(bb)                           Business combinations

Subsequent to 1 July 2009

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition date fair values of the assets transferred by the acquirer, the liabilities assumed by the acquirer to former owners of the acquiree and the equity issued by the acquirer, and the amount of any non-controlling interest in the acquiree. For each business combination, the acquirer measures the non-controlling interest in the acquiree at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred.

When the Consolidated Entity acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic conditions, the Consolidated Entity’s operating or accounting policies and other pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts of the acquiree. If the business combination is achieved in stages, the acquisition date fair value of the acquirer’s previously held equity interest in the acquiree is remeasured at fair value as at the acquisition date through profit or loss.

Any contingent consideration to be transferred by the acquirer will be recognised at fair value at the acquisition date. Subsequent changes to the fair value of the contingent consideration, which is deemed to be a liability, will be recognised in accordance with AASB 139 (IAS 39) in the consolidated income statement. If the contingent consideration is classified as equity, it is not remeasured.

Acquisitions from entities under common control

Business combinations arising from transfers of interests in entities that are under the control of the shareholder that controls the Consolidated Entity were accounted for as if the acquisition had occurred at the beginning of the earliest comparative period presented or, if later, at the date that common control was established; for this purpose comparatives were restated.  The assets and liabilities acquired were recognised at the carrying amounts recognised previously in the Consolidated Entity’s controlling shareholder’s consolidated financial statements.  The components of equity of the acquired entities were added to the same components within Consolidated Entity equity. Any cash paid for the acquisition was recognised directly in equity.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

(cc)                           Goods and Services Tax (GST) and Value Added Tax (VAT)

Revenues, expenses and assets are recognised net of the amount of associated GST/VAT, unless the GST/VAT incurred is not recoverable from the taxation authorities. In this case it is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of GST/VAT receivable or payable. The net amount of GST/VAT recoverable from, or payable to, taxation authorities is included in other receivables or other payables in the consolidated statement of financial position.

Cash flows are presented on a gross basis. The GST/VAT components of cash flows arising from investing or financing activities which are recoverable from, or payable to taxation authorities, are presented as operating cash flows.

(dd)                           Determination of fair value

A number of the Consolidated Entity’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities.  Fair values have been determined for measurement and/or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair value is disclosed in the notes specific to that asset or liability.

(i)   Intangibles

The fair value of patents and trademarks acquired in a business combination is based on the discounted estimated royalty payments that have been avoided as a result of the patent or trademark being owned.  The fair value of customer relationships acquired in a business combination is determined using the multi-period excess earnings method, whereby the subject asset is valued after deducting a fair return on all other assets that are part of creating the related cash flows. The fair value of other intangible assets including goodwill is based on the discounted cash flows expected to be derived from the use or in rare occasion eventual sale of the assets.

(ii)   Inventories

The net realisable value of inventories is determined based on its estimated selling price in the ordinary course of business less the estimated costs of completion and sale, and a reasonable profit margin based on the effort required to complete and sell the inventories.

(iii)   Trade and other receivables

The fair value of trade and other receivables, excluding construction work in progress, but including service concession receivables, is estimated as the present value of future cash flows, discounted at the market rate of interest at the reporting date.

(iv)   Derivatives

The fair value of forward exchange contracts is based on their listed market price, if available.  If a listed market price is not available, then fair value is estimated by discounting the difference between the contractual forward price and the current forward price for the residual maturity of the contract using a risk-free interest rate (based on government bonds). The fair value of interest rate swaps is based on broker quotes.  Those quotes are tested for reasonableness by discounting estimated future cash flows based on the terms and maturity of each contract and using market interest rates of a similar instrument at the measurement date.

(v)   Non-derivative financial liabilities

Fair value, which is determined for disclosure purposes, is calculated based on the present value of future principal and interest cash flows, discounted at the market rate of interest at the reporting date.  In respect of the liability component of convertible notes, the market rate of interest is determined by reference to similar liabilities that do not have a conversion option.  For finance leases the market rate of interest is determined by reference to similar lease agreements.

(vi)   Share-based payment transactions

The fair value of employee share options is measured using a binomial lattice model for EPS hurdled options and using the Monte Carlo simulation model for SPG or TSR hurdled options (refer Note 38). The same valuation techniques have been used in determining grant date fair value of in substance options such as shares granted under the limited recourse loan plan.  Measurement inputs include share price on measurement date, exercise price of the instrument, expected volatility (based on weighted average historic volatility adjusted for changes expected due to publicly available information), weighted average expected life of the instruments (based on historical experience and general option holder behaviour), expected dividends, and the risk-free interest rate (based on government bonds).  Service and non-market performance conditions attached to the transactions are not taken into account in determining fair value.

(vii)   Financial guarantees

For financial guarantee contract liabilities, the fair value at initial recognition is determined using a probability weighted discounted cash flow approach.  This method takes into account the probability of default by the guaranteed party over the term of the contract, the loss given default (being the proportion of the exposure that is not expected to be recovered in the event of default) and exposure at default (being the maximum loss at the time of default).

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

(ee)                           New accounting standards and interpretation in issue not yet adopted

The following standards, amendments to standards and interpretations have been identified as those which may impact the Consolidated Entity in the period of initial application. They are accounting standards issued but yet effective as at 30 June 2011.

AASB standards and interpretations	IFRS equivalent
• AASB 9 Financial Instruments, AASB 2009-11 & AASB 2010-7 Amendments to Australian Accounting Standards arising from AASB 9 (effective from 1 January 2013)	• IFRS 9 Financial Instruments

AASB 9 Financial Instruments and related amendments address the classification and measurement of financial assets and are likely to affect the Consolidated Entity’s accounting for its financial assets. The standard is not applicable until 1 January 2013 but is available for early adoption. The Consolidated Entity is yet to assess its full impact, however initial indications are that it is unlikely to materially affect the Consolidated Entity’s accounting for its financial assets. The Consolidated Entity will adopt AASB 9 when it becomes mandatory.

• Revised AASB 124 Related Party Disclosures and AASB 2009-12 Amendments to Australian Accounting Standards (effective from 1 January 2011)	• IAS 24 Related Party Disclosures

In December 2009, the AASB issued a revised AASB 124 Related Party Disclosures to be applied retrospectively. The amendment removes the requirement for government-related entities to disclose details of all transactions with the government and other government-related entities and clarifies and simplifies the definition of a related party. The Consolidated Entity will apply the amended standard from 1 July 2011. When the amendments are applied, the Consolidated Entity will need to disclose any transactions between its subsidiaries and its jointly controlled entities, however it has yet to put systems into place to capture the necessary information. The amendment will have no financial impact on the Consolidated Entity, as it is purely a revised disclosure requirement.

• Revised AASB 8 Operating Segments and AASB 2009-12 Amendments to Australian Accounting Standards (effective from 1 January 2011)	• IFRS 8 Operating Segments

In December 2009, the AASB issued a revised AASB 8 Operating Segments. The amendment makes numerous editorial changes to a range of Australian Accounting Standards and Interpretations. In particular, it amends AASB 8 Operating Segments to require an entity to exercise judgement in assessing whether a government and entities known to be under the control of that government are considered a single customer for the purposes of certain operating segment disclosures. The Consolidated Entity is yet to assess its full impact, but initial indications are that it is unlikely to materially affect the Consolidated Entity. The Consolidated Entity will adopt this from 1 July 2011.

• AASB 2009-14 Amendments to Australian Interpretation — Prepayments of a Minimum Funding Requirement (effective from 1 January 2011)	• Amendments to IFRIC 14 Prepayments of a Minimum Funding Requirement

In December 2009, the AASB made an amendment to Interpretation 14 The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction. The amendment removes an unintended consequence of the interpretation related to voluntary prepayments when there is a minimum funding requirement in regard to the Consolidated Entity’s defined benefit scheme. It permits entities to recognise an asset for aprepayment of contributions made to cover minimum funding requirements. The Consolidated Entity does not make any such prepayments. The amendment is therefore not expected to have any impact on the Consolidated Entity’s financial statements. The Consolidated Entity intends to apply the amendment from 1 July 2011.

•                  AASB 2010-4 Further Amendments to Australian Accounting Standards arising from the Annual Improvements Project [AASB 1, AASB 7, AASB 101, AASB 134 and Interpretation 13 Customer Loyalty Programmes] (effective 1 January 2011)

• Improvements to IFRSs (May 2010)

Summarised as follows;

•                  AASB 1 (IFRS 1) covers accounting policy changes in the year of adoption, revaluation basis as deemed cost, and use of deemed cost for operations subject to rate regulation.

•                  Emphasises the interaction between quantitative and qualitative AASB 7 (IFRS 7) disclosures and the nature and extent of risks associated with financial instruments.

•                  AASB 101 (IAS 1) clarifies the statement of changes in equity.

•                  Provides guidance to illustrate how to apply disclosure principles in AASB 134 (IAS 34) for significant events and transactions.

•                  Interpretation 13 covers the fair value of award credits.

The Consolidated Entity has not yet determined the potential effect of the amendment, but initial indications are that it is unlikely to materially affect the Consolidated Entity.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 1.  Summary of significant accounting policies — continued

(ee) New accounting standards and interpretation in issue not yet adopted - continued

AASB standards and interpretations	IFRS equivalent
• AASB 1054 Australian Additional Disclosures, AASB 2011-2 & AASB 2011-2 Amendments to Australian Accounting Standards arising from the Trans-Tasman Convergence Project (effective 1 July 2011)	• No IFRS equivalent

These standards and amendments remove many of the additional domestic disclosures previously required under standards to align the requirements of accounting standards for publically accountable for-profit entities in Australia and New Zealand and should be applied retrospectively. The Consolidated Entity has not yet determined the potential effect of the amendment.

• AASB 2010-6 Further Amendments to Australian Accounting Standards arising from the Annual Improvements Project (effective 1 July 2011)	• Amendments to IFRS 7 Disclosures — Transfers of Financial Assets

The amendments introduce new disclosure requirements about transfers of financial assets including disclosures for financial assets that are not derecognised in their entirety; and financial assets that are derecognised in their entirety but for which the entity retains continuing involvement. The Consolidated Entity has not yet determined the potential effect of the amendment, but initial indications are that it is unlikely to materially affect the Consolidated Entity.

• AASB 10 Consolidated Financial Statements (effective 1 January 2013)	• IFRS 10 Consolidated Financial Statements

AASB 10 introduces a new approach to determining which investees should be consolidated. An investor controls an investee when the investor is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Early adoption is permitted but only available if AASB 11 and AASB 12 are applied at the same time. If there is a change in the control conclusion between AASB 127/SIC 12 and AASB 10 this should be applied retrospectively. There are specific requirements when retrospective application is impracticable. The Consolidated Entity has not yet decided when to adopt AASB 10. The Consolidated Entity is currently assessing the impact of the standard on its results, financial position and cash flows.

• AASB 11 Joint Arrangements (effective 1 January 2013)	• IFRS 11 Joint Arrangements

AASB 11 changes the rules surrounding the recognition of joint arrangements. If parties have rights and obligations for underlying assets and liabilities, the joint arrangement is considered a joint operation and partial consolidation is applied. Otherwise joint arrangements are considered a joint venture and they must use the equity method to account for their interest. Early adoption is permitted but only available if AASB 10 and AASB 12 are applied at the same time. This should be applied retrospectively with specific restatement requirements for certain transitions to simplify the adoption. The Consolidated Entity has not yet decided when to adopt AASB 11. The Consolidated Entity currently accounts for jointly controlled entities using the proportional consolidation method. Before the impact of AASB 11 can be quantified, an assessment of whether the Consolidated Entity’s joint arrangements should be classified as joint operations or joint ventures will be required. Whilst the Consolidated Entity has not yet carried out this assessment, any impact on the statement of financial position or consolidated income statement is unlikely to be material.

• AASB 12 Disclosures of Interests in Other Entities (effective 1 January 2013)	• IFRS 12 Disclosures of Interests in Other Entities

AASB 12 contains the disclosure requirements for entities that have interests in subsidiaries, joint arrangements, associates and/or unconsolidated structure entities. Early adoption is permitted but only available if AASB 10 and AASB 11 are applied at the same time. Entities are encouraged to provide information required by AASB 12 before the effective date, but this would not compel the Consolidated Entity to formally early adopt AASB 12. The Consolidated Entity has not yet decided when to adopt AASB 12. Early indications are that significant additional disclosures will be required to explain its interests in other entities.

• AASB 13 Fair Value Measurement (effective 1 January 2013)	• IFRS 13 Fair Value Measurement

AASB 13 explains how to measure fair value when required to by other Australian accounting standards. It does not introduce new fair value measurements, nor does it eliminate the practicability exceptions to fair value that currently exist in certain standards. This requires only prospective application, and the disclosure requirements in AASB 13 need not be applied in comparative information for periods before initial application. The Consolidated Entity has not yet decided when to adopt AASB 13. The Consolidated Entity has not yet determined the potential effect of the amendment.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 2.  Critical accounting estimates and judgements

The preparation of the financial report in conformity with Australian Accounting Standards and IFRS requires Management to make judgements, estimates and assumptions that affect the application of accounting policies and reported amounts of assets, liabilities, income and expenses.  The estimates and associated assumptions are based on historical experience and various other factors, including expectations of future events that may have a financial impact on the Consolidated Entity and that are believed to be reasonable under the circumstances, the results of which form the basis of making judgements about carrying values of assets and liabilities that are not readily apparent from other sources.

The Consolidated Entity makes estimates and assumptions concerning the future.  The resulting accounting estimates will, by definition, seldom equal the related actual results.  In preparing the consolidated financial report of the Consolidated Entity, the significant judgements made by Management in applying accounting policies were the same as those that applied to the financial report for the comparative period.

Impairment

The Consolidated Entity assesses impairment at each reporting date by evaluating conditions specific to the Consolidated Entity that may lead to impairment of assets.  Where an impairment trigger exists, the recoverable amount of the asset is determined.

Fair value less cost to sell calculations performed in assessing recoverable amounts incorporate a number of key estimates.  Should the projected turnover figures differ significantly from the budgeted figures incorporated in the fair value less cost to sell calculations then an impairment loss would be recognised, up to the maximum carrying value of goodwill and intangibles at 30 June 2011.

Revenue recognition

Accrued revenue represents earned revenue which has been calculated on a percentage of completion basis and which has not yet been invoiced.  The calculation of revenue recognised on a percentage of completion basis over the period of installation, implementation and provision of services requires accurate forecasts of costs to completion which are generally difficult to ascertain and are therefore subject to judgement.

The Consolidated Entity’s largest customer contract is with Computer Sciences Corporation (“CSC”) in relation to the deployment of the National Programme for IT (NPfIT) for the National Health Service (NHS) in England. The contract with CSC consists of a product development contract with additional development services, implementation and maintenance services.  Revenue for product development is booked as earned and on a percentage of completion basis, as licence revenue.  Revenue for additional development services and implementation is booked as earned. Maintenance services will be booked on a straight line basis over the life of the maintenance and support component of the contract. Refer accounting policy Note 1 (d). The CSC Contract contributed approximately 12.0% (2010: 16.8%) to the Consolidated Entity’s total revenue in the year to 30 June 2011. The CSC Contract is primarily a time and materials contract with a set of arrangements regarding the timing and delivery of Lorenzo modules. The revenue recognised is based on estimation of future cost to expected completion and inflation rates have been assumed for the relevant period. If CSC were to terminate the CSC Contract for failure of the Consolidated Entity to meet material obligations under the CSC Contract or if there were material disputes regarding obligations, including scope of delivery or payments, these could have an adverse effect on the Consolidated Entity’s operating and financial performance (refer Note 42).

Recoverability of Receivables

Apart from CSC, its largest customer, the Consolidated Entity does not have significant credit risk exposure to any single counterparty or any group of counterparties having similar characteristics. The Consolidated Entity defines counterparties as having similar characteristics if they are related entities. Concentration of credit risk related to CSC did not exceed 20% of gross monetary assets at any time during the year. Concentration of credit risk to any other counterparty did not exceed 5% of gross monetary assets at any time during the year.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 3.  Revenue

	2011	Unaudited 2010
	$’000	$’000

Sales revenue
Licenses	122,386	131,809
Implementation	51,935	80,299
Maintenance and support	149,178	168,124
Third party hardware	7,015	8,777
Third party software	9,552	7,808
Other	2,819	2,030
	342,885	398,847

Gain on sale of land and buildings	—	1,200

Other revenue
Interest income	2,094	3,192
	2,094	3,192
Total revenue	344,979	403,239

Note 4.  Expenses

	2011	Unaudited 2010
	$’000	$’000

Expenses excluding finance costs, amortisation, depreciation and impairment comprise:
Consultancy, insurance and professional fees	29,096	22,104
Consumables	44,440	53,260
Doubtful debts	1,787	4,026
Employee benefits expense	196,435	226,748
Marketing	2,925	12,659
Occupancy	18,359	19,377
Telecommunications	5,637	7,858
Travel	8,614	18,085
Other	12,351	15,031
Loss on disposal of a business(1)	1,007	—
Restructuring costs	16,984	4,880
	337,635	384,028
Employee benefit expense
Salaries and bonuses	174,747	207,223
Termination benefits	2,224	—
Associated personnel expenses	8,368	9,122
Defined contribution superannuation contributions	5,685	7,219
Defined benefit superannuation contributions (refer Note 22)	667	533
Share-based payments expense (refer Note 38)	4,744	2,651
	196,435	226,748

Rental expense relating to operating leases
Minimum lease payments	12,879	13,561

(1)  The loss on disposal of a business arose on the sale of two subsidiaries in China for a total consideration of $455,000.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 5.  Finance Costs

	2011	Unaudited 2010
	$’000	$’000

Finance costs
Interest and finance charges paid/payable
Senior secured borrowings(1)	43,266	11,732
Convertible notes(2)	7,232	2,767
Contract Funding	1,239	1,759
Finance lease interest	82	29
Derecognition of deferred loan fees(3)	8,460	—
Other(4)	2,783	4,469
	63,062	20,756

Net foreign exchange (gains)/losses - realised	(60)	(751)
Net foreign exchange (gains)/losses - unrealised	4,228	927
	67,230	20,932

(1)   Includes both the amortisation of the bank facility loan fees on an accelerated yield due to the anticipated early repayment of the facility (refer Notes 18 & 21), and deal fees incurred due to the timing of the repayment of the facility.

(2)   This has increased significantly from the comparative period due to the accelerated yield as a result of the anticipated early repayment of the convertible notes (refer Note 21).

(3)   Refer Note 18.

(4)   Includes the interest cost of defined benefit obligations (refer Note 22).

Note 6.  EBITDA calculation

	2011	Unaudited 2010
	$’000	$’000

Loss before income tax expense	(159,863)	(372,608)
Amortisation of intangible assets	22,287	34,816
Impairment of intangible assets	72,395	330,392
Depreciation	5,295	5,679
Finance costs	67,230	20,932
EBITDA as per consolidated income statement	7,344	19,211

Restructuring costs (refer Note 4)	16,984	4,880
Loss on disposal of business (refer Note 4)	1,007	—
Advisors fees associated with refinancing	8,030	—
Advisors fees associated with restructuring	4,373	—
Exceptional employment costs (retentions, contractors etc)	3,460	—
Exceptional bad debt expense	1,738	—
Share-based payments expense (refer Note 38)	1,800	—

EBITDA before non-recurring items	44,736	24,091

EBITDA is earnings before income tax, finance costs, depreciation, amortisation and impairment expense.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 7.  Income tax expense

		Unaudited
	2011	2010
	$’000	$’000

a) Income tax expense recognised in the income statement
Current tax	6,921	9,133
Deferred tax	(4,296)	(3,709)
Under/(over) provision in prior years	(4,104)	1,095
Aggregate income tax expense	(1,479)	6,519

Aggregate income tax expense is attributable to:
Continuing operations (as disclosed on the face of the consolidated income statement)	(1,479)	8,577
Discontinued operations (Note 36)	—	(2,058)
	(1,479)	6,519

Deferred income tax expense included in income tax expense companies:
Decrease/(increase) in deferred tax assets (Note 15)	3,221	13,632
(Decrease)/increase in deferred tax liabilities (Note 15)	(7,517)	(17,341)
	(4,296)	(3,709)

b) Numerical reconciliation of income tax expense to prima facie tax payable
Profit/(loss) before income tax expense	(159,863)	(372,608)
Tax at the Australian tax rate of 30%	(47,959)	(111,783)

Tax effect amounts which are not deductible/(taxable) in calculating taxable income:
Non-deductible depreciation and amortisation	(536)	(2,717)
Non-deductible entertainment and legal	654	513
Enhanced R&D tax relief	(1,168)	—
Other non-deductible/(non-assessable) items	28,026	91,195
	(20,983)	(22,792)

Under/(over) provision in prior years	(4,103)	3,250
Current year tax losses not recognised	27,296	13,761
Prior year tax losses not recognised now recouped	—	7,782
Prior year temporary differences not recognised now recognised	810	9,055
Difference in overseas tax rates	(9,201)	(5,171)
Temporary differences not brought to account	3,524	1,948
Irrecoverable withholding tax	1,178	744
Income tax expense	(1,479)	8,577

c) Amounts recognised directly in equity
The aggregate current and deferred tax arising in the period and not recognised in net profit or loss but directly debited or credited to equity is as follows:
Current tax	913	(4,549)
Deferred tax	(493)	1,359
	420	(3,190)

d) Tax losses not recognised
Unused tax losses for which no deferred tax asset has been recognised	518,656	431,036
Potential tax benefit at regional rates between 12.5% and 39%	141,741	120,986

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 8.  Cash and cash equivalents

	2011	Unaudited 2010
	$’000	$’000

Cash at bank	34,398	30,979
Cash on deposit	1,014	598
	35,412	31,577

Included in cash is an amount of $1.6 million (2010: $2.1 million) which serves as collateral for bank guarantees.

Note 9.  Trade and other receivables — current

	2011	Unaudited 2010
	$’000	$’000

Trade receivables	80,508	85,514
Less: Provision for doubtful debts	(11,683)	(13,565)
	68,825	71,949

Bad and doubtful trade receivables

The Consolidated Entity has recognised a loss of $1.8 million (2010: $4.0 million) in respect of bad and doubtful trade receivables during the year ended 30 June 2011.  The loss has been included in “expenses” in the income statement.  The Consolidated Entity utilised $4.7 million of provisions (2010: $1.6 million).

The majority of customers are government related entities and therefore management considers that the overall credit risk is low.  For all customers, management have in place credit terms and conditions and procedures to monitor outstanding balances, on a regular basis, to identify credit risks. The decrease in provisions is a result of changes in the collectability assessments with respect of a number of customers.

Note 10.  Inventories

	2011	Unaudited 2010
	$’000	$’000

Finished goods - carried at cost	404	564
Total finished goods	404	564

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 11.  Accrued Revenue — current

	2011	Unaudited 2010
	$’000	$’000

Accrued revenue	51,137	56,120
	51,137	56,120

Accrued revenue represents the current portion of revenue recognised but not yet invoiced (refer Notes 1 (d), 2 and 42).

Note 12.  Other assets — current

	2011	Unaudited 2010
	$’000	$’000

Prepayments and sundry debtors	12,843	16,316
	12,843	16,316

Prepayments and other debtors represent the aggregate of prepaid expenses including insurance premiums, hardware and software support contracts, rent, rates and utilities.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 13.  Property, plant and equipment

				Leased
	Land &	Leasehold	Plant &	Plant &
	Buildings	Improvements	Equipment	Equipment	Total
2010 information unaudited	$’000	$’000	$’000	$’000	$’000

Opening balance at 1 July 2009
Cost	2,969	13,778	32,215	1,869	50,831
Accumulated depreciation	(471)	(1,261)	(23,843)	(1,157)	(26,732)
Accumulated currency translation adjustments	(2)	(874)	1,224	14	362
Net carrying amount	2,496	11,643	9,596	726	24,461

Movement during the year ended 30 June 2010
Additions	—	1,705	4,885	1,939	8,529
Fair value recognised from business combinations	980	—	151	—	1,131
Depreciation(1)	(34)	(1,444)	(5,067)	(349)	(6,894)
Disposals — cost	(378)	—	(1,512)	—	(1,890)
Disposals - accumulated depreciation	154	—	1,373	—	1,527
Effect of foreign exchange movements	(372)	(646)	(664)	(36)	(1,718)
	350	(385)	(834)	1,554	685

Balance at 30 June 2010
Cost	3,571	15,483	34,332	3,701	57,087
Accumulated depreciation	(351)	(2,705)	(26,026)	(1,323)	(30,405)
Accumulated currency translation adjustments	(374)	(1,520)	456	(98)	(1,536)
Net carrying amount	2,846	11,258	8,762	2,280	25,146

Movement during the year ended 30 June 2011
Additions	—	3,051	2,211	31	5,293
Depreciation(1)	(29)	(1,390)	(4,230)	(437)	(6,086)
Disposal of subsidiary - cost	—	(32)	(12,035)	(3,025)	(15,092)
Disposal of subsidiary - accumulated depreciation	—	19	10,617	1,422	12,058
Disposal of subsidiary - currency translation adjustments	—	2	83	155	240
Disposals - cost	—	(248)	(3,464)	—	(3,712)
Disposals - accumulated depreciation	—	172	3,429	—	3,601
Effect of foreign exchange movements	(299)	(717)	(872)	(102)	(1,990)
	(328)	857	(4,261)	(1,956)	(5,688)

Balance at 30 June 2011
Cost	3,571	18,254	21,044	707	43,576
Accumulated depreciation	(380)	(3,904)	(16,210)	(338)	(20,832)
Accumulated currency translation adjustments	(673)	(2,235)	(333)	(45)	(3,286)
Net carrying amount	2,518	12,115	4,501	324	19,458

The reconciliation between additions and the cash outflow in respect of property, plant and equipment is set out below:

	2011	2010
	$’000	$’000

Property, plant and equipment additions	5,293	8,529
Non-cash additions: Leased assets	(31)	(1,939)
Paid in respect of prior year accrued amounts	735	1,711
Acquired but not yet paid for at the reporting date	(174)	(735)
Cash outflow in respect of property plant and equipment	5,823	7,566

(1)          $791,000 (2010: $1,215,000) of depreciation relates to discontinued operations which has been excluded from the amounts disclosed as depreciation in the consolidated income statement. These balances have been reclassified into amounts recognised on the disposal of discontinued operations in the current and comparative periods respectively.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 14.  Intangible assets

Intangible assets include goodwill, capitalised software development, intellectual property (including in process R&D acquired), customer contracts and patents and trademarks. Goodwill and intangibles are recognised in the different functional currencies of the Consolidated Entity’s subsidiaries and cash generating units (CGUs) to which they have been allocated. The movement in these currencies against the Australian Dollar can be significant and is recognised in the Foreign Currency Translation Reserve in equity.

Intangible assets other than goodwill have finite useful lives. The current amortisation charge in respect of intangible assets is included under amortisation expense in the consolidated income statements. There is impairment during the reporting period. Information on impairment testing for CGUs containing goodwill is contained further in this note.

		Capitalised	Intellectual	Customer	Patents &
	Goodwill	Development	Property	Contracts	Trademarks	Total
2010 information unaudited	$’000	$’000	$’000	$’000	$’000	$’000

Opening balance at 1 July 2009
Cost	531,869	54,283	222,187	154,577	54,495	1,017,411
Accumulated amortisation and impairment	—	(24,534)	(28,311)	(38,857)	(4,815)	(96,517)
Accumulated currency translation adjustments	(126)	11	(152)	(98)	(45)	(410)
Net carrying amount	531,743	29,760	193,724	115,622	49,635	920,484

Movement during the year ended 30 June 2010
Additions	—	22,380	—	—	—	22,380
Fair value recognised from business combinations	23,280	—	8,018	—	—	31,298
Amortisation	—	(4,090)	(11,782)	(19,202)	(2,079)	(37,153)
Impairment(1)	(286,672)	(16,867)	(22,249)	(14,533)	(71)	(340,392)
Effect of foreign exchange movements	(63,054)	(4,431)	(20,397)	(18,039)	(10,009)	(115,930)
	(326,446)	(3,008)	(46,410)	(51,774)	(12,159)	(439,797)

Balance at 30 June 2010
Cost	556,109	76,663	229,434	140,319	54,637	1,057,162
Accumulated amortisation and impairment	(286,672)	(45,491)	(62,342)	(58,059)	(6,894)	(459,458)
Accumulated currency translation adjustments	(64,140)	(4,420)	(19,778)	(18,412)	(10,267)	(117,017)
Net carrying amount	205,297	26,752	147,314	63,848	37,476	480,687

Movement during the year ended 30 June 2011
Additions	—	13,731	—	—	—	13,731
Disposals — NBV(2)	(9,295)	(3,046)	(982)	(14,412)	(1,714)	(29,449)
Amortisation(3)	—	(3,441)	(10,827)	(6,949)	(1,988)	(23,205)
Impairment	(54,068)	—	(15,700)	(2,627)	—	(72,395)
Effect of foreign exchange movements	(14,591)	(2,455)	(9,806)	(5,706)	(4,590)	(37,148)
	(77,954)	4,789	(37,315)	(29,694)	(8,292)	(148,466)

Balance at 30 June 2011
Cost	529,507	87,361	227,534	114,019	51,337	1,009,758
Accumulated amortisation and impairment	(330,084)	(48,301)	(88,402)	(62,176)	(8,082)	(537,045)
Accumulated currency translation adjustments	(72,080)	(7,519)	(29,133)	(17,689)	(14,071)	(140,492)
Net carrying amount	127,343	31,541	109,999	34,154	29,184	332,221

(1)          An additional $667,000 of impairment to deferred tax assets was recognised in 2010 which is not shown in this note. In total $341,059,000 was charged to the income statement.

(2)          Refer Note 36.

(3)          The amortisation charge in the year of $23.2 million includes $0.9 million in respect of discontinued operations not shown on the face of consolidated income statement (2010: $2.3 million).

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 14.  Intangible assets — continued

On 11 August 2009, the Consolidated Entity acquired BridgeForward, Inc., a company that is domiciled in Boston, Massachusetts in United States. The purchase consideration was settled in US$4.5 million cash. A further cash settled earn-out which is capped at US$10 million may be payable over five years, if pre-determined sales revenue is achieved by the subsidiary.  As at 30 June 2011, a contingent consideration fair value of approximately US$3.9 million has been recognised. The fair value estimates are based on a discount rate of 13.5%. The acquisition resulted in goodwill of US$8.4 million (refer Note 31).

On 26 November 2009, the Consolidated Entity acquired Patient Safety International Pty Ltd (PSI), a company domiciled in Australia. The initial purchase consideration was settled in 1.4 million shares of the Company’s equity at a fair value of $0.78 per share at the closing bid price, amounting to $1.1 million, which resulted in goodwill of $1.1 million. Further earn-out, capped at $5 million may be paid over three years and payable in cash or shares at the Consolidated Entity’s election upon achievement of minimum revenue target as specified in the purchase agreement. As at 30 June 2011, a contingent consideration of approximately $3.9 million has been recognised. The fair value estimates are based on a discount rate of 13.5% (refer Note 31).

On 19 February 2010, the Consolidated Entity acquired Ultragenda NV (“Ultragenda”), a company domiciled in Belgium. The initial purchase consideration was settled in cash of EUR11.5 million, a further cash settled earn-out which is capped at EUR 2.5 million may be payable over two years if pre-determined sales revenue is achieved by the subsidiary as defined in the purchase agreement. As at 30 June 2011, a contingent consideration of approximately EUR 0.35 million has been recognised. The total purchase consideration of EUR11.9 million has resulted in goodwill of approximately EUR5.7 million. Refer Note 31 for more detail of this acquisition.

On 13 December 2010, the Consolidated Entity disposed of IBS (refer Note 36). As a result intangible assets of $29.4m were disposed of.

Purchase price allocation is final for all of the above acquisitions.

Impairment testing for cash-generated units containing goodwill:

For the purposes of impairment testing, goodwill is allocated to the Consolidated Entity’s operating divisions which represent the lowest level within the Consolidated Entity at which the goodwill is monitored for internal management purposes. The aggregate carrying amounts of goodwill allocated to each unit are as follows:

	30 June 2011	Unaudited 30 June 2010
Goodwill is allocated to the following cash generating units:	$’000	$’000

Asia, Middle East and Africa	—	—
Australia and New Zealand	25,766	25,926
United Kingdom and Ireland	37,297	43,396
IBS (iSOFT Business Solutions)	—	10,120
Southern Europe and Latin America	—	58,324
Central Europe	64,280	67,531
	127,343	205,297

The recoverable amount of each cash-generating unit above is determined based on a fair value less cost to sell calculation in the functional currency of the respective CGU. In the absence of observable market price for each CGU, fair value less cost to sell is calculated based on the present value of cash flow projections over a five year period using a p.a. estimated growth rate applicable to each CGU. These are based on management’s estimates taking into account past historical performance and expected long-term operational conditions. Terminal growth rates applicable to each CGU beyond the five year average are extrapolated using the estimated long term inflation rates and are between 1% to 2%. The cash flows are discounted using the weighted average cost of capital calculated for each CGU, being in the range of 11.6% to 14.8%. Details are set out in the table on key assumptions below.  The cash flows are based on budgets and forecasts for each CGU for a five year period.  A five year period was justified due to uncertainty associated with forecasting for longer periods.  These budgets use estimated growth rates to project revenue. Costs are calculated taking into account historical gross margins as well as estimated weighted average inflation rates over the periods which are consistent with inflation rates applicable to the locations in which the CGU’s operate. Discount rates are pre-tax and are adjusted to reflect management’s estimate of the time value of money for the CGU using the Capital Asset Pricing Model approach.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 14.  Intangible assets - continued

A summary of key assumptions used to value the carrying value of each CGU:

	Discount rates		Per annum growth rates		Terminal value growth rates
2010 information unaudited	2011	2010	2011	2010	2011	2010

Asia, Middle East and Africa	14.80%	15.40%	64.90%	25.40%	1.80%	3.00%
Australia and New Zealand	13.20%	13.80%	7.30%	7.10%	2.00%	2.50%
United Kingdom and Ireland	11.70%	11.90%	(0.90)%	0.60%	1.00%	2.00%
Southern Europe and Latin America	14.40%	12.80%	25.60%	30.00%	2.00%	2.00%
Central Europe	11.60%	11.20%	6.10%	5.40%	1.90%	2.00%

Average per annum growth rates have not been determined on a compound basis.

The carrying value of goodwill is most sensitive to the following assumptions and the potential impact has been determined when both sensitivities are applied simultaneously:

Sensitivity assumption Increase/decrease	Discount rates	Terminal value growth rates	$’000

Low
Asia, Middle East and Africa	1%	-0.50%	—
Australia and New Zealand	1%	-0.50%	—
United Kingdom and Ireland	1%	-0.50%	—
Southern Europe and Latin America	1%	-0.50%	(4,317)
Central Europe	1%	-0.50%	(1,424)

High
Asia, Middle East and Africa	-1%	0.50%	—
Australia and New Zealand	-1%	0.50%	—
United Kingdom and Ireland	-1%	0.50%	—
Southern Europe and Latin America	-1%	0.50%	2,627
Central Europe	-1%	0.50%	—

The zero balances in the above table in the high case scenario reflect that there would be no change to the value of goodwill in these regions from such sensitivities applied as goodwill impairment from previous periods cannot be reversed subsequently.

Due to both the reduced revenue projections in the Southern Europe and Latin America CGU, where iSOFT’s capital constraints restrict its ability to grow, and also to refinements in R&D allocations, an impairment is required to be recognised. In addition, an increase in the country risk premium for Spain has resulted in a higher CGU discount rate at the reporting date. This impairment of $56.7 million has been allocated initially against the carrying value of goodwill of $54.1 million leading to a closing carrying value of goodwill of nil. The residual impairment of $2.6 million was allocated to customer contracts. The Consolidated Entity is only required to impair a CGU’s assets where the recoverable amount is lower than carrying value. No further impairment within other regions is required to be recognised within the period.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 14.  Intangible assets - continued

CGU	Carrying value of goodwill 2011	Carrying value of other intangibles 2011	CGU impairment 2011	Impairment allocated against goodwill	Impairment allocated against other intangibles

Asia, Middle East and Africa	—	—	—	—	—
Australia and New Zealand	25,766	39,079	—	—	—
United Kingdom and Ireland	37,297	100,877	—	—	—
Southern Europe and Latin America	54,068	16,657	(56,695)	(54,068)	(2,627)
Central Europe	64,280	66,592	(15,700)	—	(15,700)

	181,411	223,205	(72,395)	(54,068)	(18,327)

Note 15.  Tax assets and liabilities

	2011	Unaudited 2010
	$’000	$’000

a) Income tax receivable
Income tax receivable	7,119	1,590
Income tax payable	(5,858)	(3,374)

b) Deferred tax assets
Amounts recognised in profit or loss:
Tax losses	9,116	16,960
Retirement benefit obligations	395	323
Provisions	2,202	6,236
Creditors and accruals	7,989	9,819
Property, plant and equipment	1,151	658
Intangible assets	20,415	20,303
Other	1,238	(1,073)

Recognised in equity
Retirement benefit obligations	—	224
Deferred tax asset	42,506	53,450

Deferred tax asset to be recovered within 12 months	4,548	6,266
Deferred tax asset to be recovered after more than 12 months	37,958	47,184
	42,506	53,450

Movements:
Opening balance	53,450	91,282
Credited/(charged) to the income statement (Note 7)	(3,221)	(13,632)
Disposal of a business	(4,801)	—
Amount charged to impairment	—	(667)
Effect of foreign currency movements	(163)	(22,284)
Amounts recognised in equity	(2,759)	(1,249)
Closing balance	42,506	53,450

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 15.  Tax assets and liabilities - continued

	2011	Unaudited 2010
	$’000	$’000
c) Deferred tax liability
Amounts recognised in profit or loss:
Accrued revenue	(1,248)	(3,805)
Capitalised development	(1,155)	(867)
Intangibles	(46,515)	(63,232)
Interest on convertible notes	2,170	763
Other	(8,767)	1,080
	(55,514)	(66,061)

Amounts recognised in equity:
Convertible notes	—	(3,082)
Retirement benefit obligations	—	(2,252)
Other	—	144
	—	5,190

Deferred tax liability	(55,514)	(71,251)

Deferred tax liability to be settled within 12 months	(4,548)	(11,573)
Deferred tax liability to be settled after more than 12 months	(50,967)	(59,678)
	(55,514)	(71,251)

Movements:
Opening balance	(71,251)	(100,439)
Credited/(charged) to the income statement (Note 7)	7,517	17,341
Amounts recognised in equity	3,252	(110)
Disposal of a business	4,801	—
Effect of foreign currency movements	167	14,696
Acquired in business combinations (Note 31)	—	(2,739)
Closing balance	(55,514)	(71,251)

d) Net deferred tax (liabilities)	(13,008)	(17,801)

The group has substantial unrecognised temporary differences, other than losses, which have not been recognised on the grounds that, based on the circumstances at the balance sheet date, it is not likely that the reversal of those temporary differences will shelter future tax liabilities.  On 29 July 2011, iSOFT Group Ltd was acquired by CSC Computer Sciences Australia Holdings Pty Ltd, which is a member of a substantial group with profitable subsidiaries in many of the countries in which iSOFT has operations.  Following that acquisition, it is likely that future value will be derived from all or some of these unrecognised temporary differences other than losses.  However, the future benefit has not yet been reliably quantified.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 16.  Accrued Revenue — non-current

	2011	Unaudited 2010
	$’000	$’000

Accrued Revenue	19,390	20,127
	19,390	20,127

Accrued revenue represents the non-current portion of revenue recognised but not yet invoiced (refer Note 1 (d) and 2). The non-current position is recognised initially at fair value, with any subsequent discount unwind recognised in interest income in the consolidated income statement.

Note 17.  Trade and other payables — current

	2011	Unaudited 2010
	$’000	$’000

Trade payables	11,473	22,999
Contingent consideration(1)	5,904	2,521
Employee related payables	21,653	16,256
Cost of sales accruals	4,479	7,422
Purchase/Sales taxes	5,413	8,755
Other payables	10,985	31,888
	59,907	89,841

(1) Refer Note 31 for details of contingent consideration.

Note 18.  Borrowings - current

	2011	Unaudited 2010
	$’000	$’000

Senior secured borrowings	217,844	22,456
Contract funding	8,996	11,157
Convertible notes payable	39,435	—
Other borrowings	72	157
Finance lease liability	17	1,208
	266,364	34,978

Senior secured borrowings:

Bank funding amounting to $221.7 million is provided by a syndicate of banks, consisting of Barclays, Clydesdale/Yorkshire banks (wholly owned by National Australia Bank), Westpac, Bank of Ireland, KfW Group, and Banco Santander. The amount of $221.7 million (or GBP146.7 million) is presented net of the unamortised loan setup fees amounting to $3.9 million, equalling the net figure of $217.8 million above.

At 20 October 2010 the Consolidated Entity restructured the senior debt facilities with its bank syndicate by way of an amendment to the existing banking arrangements dated 23 December 2009. This resulted in the senior lenders agreeing to extend the Consolidated Entity’s existing senior debt facilities and advance a new senior debt facility of GBP 40.0m.  As these arrangements constituted a new facility, loan fees of $8.5 million relating to the previous facility were derecognised (refer Note 5). The principal features of these facilities are as follows:

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 18.  Borrowings — current - continued

(1)

Term loan of GBP 52.5m amortising at GBP 3.75m per quarter over the facility term, with a bullet at maturity. The facility allows for this amortisation to be deferred to a Deferred Repayment Facility (Tranche B). All repayments from the start of the new facility have been deferred under this mechanism. GBP 3.75m of the Deferred Repayment Facility falls due 31 December 2011. The remainder of the facility is repayable on 15 March 2012 (accelerated from 23 June 2013). The original loan (Tranche A) attracts UK LIBOR plus a margin of 500bps plus PIK of 6.0%. Tranche B attracts UK LIBOR plus a margin of 550bps plus PIK of 6.0%. The PIK increases by 125bps per quarter from 1 January 2011.

(2)	Term loan of GBP 30.0m. The repayment date is 15 March 2012, with a bullet at maturity. The loan attracts UK LIBOR plus a margin of 450bps plus PIK of 5.0%.
(3)	A Revolving Credit Facility (RCF) of GBP 30.0m. The repayment date is 15 March 2012 (accelerated from 23 June 2013). The facility attracts UK LIBOR plus a margin of 450bps and PIK of 5.0%.
(4)

A Bridge Facility of GBP 40.0m. Following the disposal of IBS and subsequent repayment of a component of this bridge facility, the facility limit at 30 June 2011 is £24.4 million ($37.1 million). The repayment date is 31 December 2011. The facility attracts UK LIBOR plus a margin of 550bps and PIK of 16.5%. The PIK increases by 1.25% per quarter from 1 January 2011.

As part of the acquisition of the Consolidated Entity by CSC, 100% of the senior secured borrowings were repaid on 29 July 2011.

Contract funding:

Prior to the acquisition at 31 October 2007, iSOFT Group plc borrowed from third party lenders against expected future cash flows from Maintenance and Support and other contracts.  This practice ceased after the acquisition of iSOFT Group Plc by IBA Health Group Limited (now iSOFT Group Limited).  The majority of contract funding is denominated in Euros and GBP.  During the year, the Consolidated Entity repaid $9.9 million (2010: $14.6 million) of contract funding.

Finance lease liability:

Finance lease liabilities are secured over specific equipment owned and capitalised by the Consolidated Entity.

Mortgage on property:

The Consolidated Entity has a $0.2 million (2010: $0.3 million) facility secured by a mortgage over land and buildings in Belgium. The short-term component of the facility amounted to $0.07 (2010: $0.07 million).  These land and buildings have a fair value of $0.93 million (2010 - $0.98 million) and a net book value of $ 0.92 million (2010: $0.94 million) as at 30 June 2011.  The facility has a fixed 4.0% interest rate and expires on 1 February 2014.

Convertible notes:

On 31 October 2007, Oceania Healthcare Technology Investments Pty Limited (OCP) subscribed for 121.9 million convertible notes in the Company at an issue price of 86.4 cents each, for a total subscription amount of $105.3 million.  On 19 November 2007, OCP received 2.8 million convertible notes in the Company at an issue price of 86.4 cents each, for a value of $2.4 million in lieu of payment for ‘non-usage fees’. On 13 December 2007, 78.7 million convertible notes were converted into ordinary shares. On 15 April 2009, OCP subscribed for 13.1 million convertible notes in the Company at an issue price of 55 cents each taking up its non-renounceable pro-rata entitlement, which were subsequently converted on 14 June 2009.  There were no movements in the reporting period or the comparative period.

2010 information unaudited		Number of	Issue Price	Amount
Date	Details	Notes	$	$’000

1/07/2009	Opening balance at the beginning of the year	45,969,469		39,718

30/06/2010	Closing balance at the end of the year	45,969,469		39,718

		—		—

30/06/2011	Closing balance at the end of the year	45,969,469		39,718

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 18.  Borrowings — current - continued

Significant terms and conditions:

The significant terms and conditions of these convertible notes are as follows:

Subscription dates	31 October 2007, 19 November 2007
Subscription price (face value)	86.4 cents
Maturity date	5 years after the date of their issue (31 October 2012 and 19 November 2012)
Coupon	equal to a dividend payment
Security	unsecured
Ranking	equally with unsecured debt provider
Conversion	at any time, at the holder’s option
Conversion price	none
Conversion ratio	one note entitles the holder to convert into one ordinary share in the Company
Selling restrictions	none
Anti-dilution clause	included

The terms attached to the convertible notes were amended to include early conversion and repayment in the event of a change of control. As a result of the acquisition of the Consolidated Entity by CSC, the convertible notes were repaid on 29 July 2011. The convertible note liability has therefore been classified within current borrowing at 30 June 2011.

Movements in carrying values of convertible notes

	2011	Unaudited 2010
	$’000	$’000

Carrying amount of liability at the beginning of the year	32,205	29,445
Accreted interest	7,230	2,760
Carrying amount of liability at the end of the year	39,435	32,205

Interest represents the discount unwind to maturity at an interest rate comparable to a debt instrument without a conversion option.

Note 19.  Provisions — current and non-current

	Lease			Long
	make good	Onerous contracts	Restructuring	service leave	Other	Total
2010 information unaudited	$’000	$’000	$’000	$’000	$’000	$’000

Current	513	2,328	1,666	—	3,370	7,877
Non-current	—	—	—	832	—	832
Carrying amount at 1 July 2010	513	2,328	1,666	832	3,370	8,709

Movement during period
Additional provisions recognised	1,160	1,050	4,670	28	—	6,908
Disposals	—	(69)	—	—	—	(69)
Utilisation	—	(1,302)	(1,666)	(274)	(3,370)	(6,612)
Reclassification	—	—	—	1,635	—	1,635
Foreign exchange	(43)	(260)	(166)	—	—	(469)
Carrying amount at 30 June 2011	1,630	1,747	4,504	2,221	—	10,102

Current	1,630	1,747	4,504	—	—	7,881
Non-current	—	—	—	2,221	—	2,221
Total carrying amount at end of period	1,630	1,747	4,504	2,221	—	10,102

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 19.  Provisions — current and non-current — continued

Lease make good

This provision represents likely expenses to make good the premises leased by the Consolidated Entity.  These claims are expected to be settled within 12 months.

Onerous contracts

This provision represents the accumulated losses on certain contracts not completed at reporting date.  Management estimates provisions based on historical claim information and any recent trends that may suggest future claims could differ from historical.

Restructuring

This provision represents the unavoidable cost of restructuring within the business.  These are expected to be settled within 12 months.

Long service leave

This provision includes the estimated cost of additional holiday for staff payable after long periods of service within Australia and New Zealand. These are expected to be settled after 12 months.

Other

This represents one off claim settlements, which the Consolidated Entity is expecting to settle within one year.

Reclassification

The Consolidated Entity has reclassified provisions for Long Service Leave of $1.6 million which were included in Trade and Other Payables (current) as at 1 July 2010. This has had a nil impact on the income statement.

Note 20.  Deferred income - current

		Unaudited
	2011	2010
	$’000	$’000

Deferred income	57,068	58,938
	57,068	58,938

Deferred income represents revenue invoiced to customers in accordance with contractual agreements.  The amounts will be released to revenue as the contracts are fulfilled.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 21.  Borrowings - non-current

	2011	Unaudited 2010
	$’000	$’000

Senior secured borrowings	—	146,721
Contract funding	—	9,819
Convertible notes payable	—	32,205
Other borrowings	126	522
Finance lease liability	163	1,998
	289	191,265

Senior secured borrowings, convertible notes payable and contract funding refer Note 18.

Assets pledged as security

The bank loans are secured by a fixed and floating charge over the assets and undertakings of the Consolidated Entity. Contract funding is secured only to the revenue streams on the contracts that are funded. Land and buildings with a book value of $0.92 million (2010 - $0.94 million) are mortgaged with an amount outstanding of $0.2 million (2010 - $0.3 million) (refer Note 18).

The lease liabilities are effectively secured as the rights to the leased assets recognised in the consolidated statement of financial position (refer Note 13) revert to the lessor in the event of default.

Financing arrangements

Unrestricted access was available at the reporting date to the following lines of credit, until 29 July 2011 when the facilities were repaid:

	2011	Unaudited 2010	2011	Unaudited 2010
	GBP’000	GBP’000	$’000	$’000

Total facilities
Senior secured term loan	82,500	52,500	124,698	92,332
Senior secured revolver	54,400	60,000	105,804	105,522
	136,900	112,500	230,502	197,854

Used at balance date
Senior secured term loan	82,500	52,500	124,698	92,332
Senior secured revolver	47,694	54,312	85,054	95,519
	130,194	106,812	209,752	187,851

Unused at balance date
Senior secured term loan	—	—	—	—
Senior secured revolver	6,706	5,688	20,750	10,003
	6,706	5,688	20,750	10,003

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 22.  Retirement and post-employment benefit obligations — non-current

(i) Defined contribution plans

The Consolidated Entity operates many defined contribution schemes. Pension costs in respect of defined contribution schemes represented contributions payable in the year and amounted to $6.1 million (2010: $7.2 million). At 30 June 2011, there were no outstanding contributions included in payables (2010: $0.3 million).

The Consolidated Entity provides in Australia statutory 9% superannuation contributions to defined contribution superannuation funds, which employees in Australia are free to choose. Pension costs in respect of these superannuation funds represented contributions payable in the year and amounted to $2.8 million (2010: $3.1 million). At 30 June 2011, there were no outstanding contributions included in payables (2010: Nil).

The pension scheme operating in the Netherlands is a multi-employer funded defined benefit scheme (PGGM) which has been accounted for as a defined contribution plan in accordance with AASB 119 (IAS 19) on the basis that proportionate plan assets and defined benefit obligation cannot be determined and iSOFT cannot be held accountable for and be requested to fund a deficit if this would exist. The pension scheme is a contractual scheme pursuant to the Collective Labour Agreement with PGGM (pension fund for Care & Welfare), which is the pension fund for the Dutch healthcare industry and is based on the principle of average salary and pensionable service and provides old-age pension, labour disability pension as well as widow/widowers pension. The pension fund is governed by the Dutch Pension and Savings law, which monitors the solvency of public pension funds. As of 31 May 2011, the Dutch pension scheme had a 108% statutory funding level cover, where legally a 105% minimum funding level is required. Contributions are paid by both employer and employees and remain unchanged.

(ii) Defined benefit plans - general

The Consolidated Entity operates funded and unfunded defined benefit plans. Contributions to the defined benefit schemes are made in accordance with the recommendation of the independent actuary of the relevant scheme. The defined benefit plans receive fixed contributions from subsidiaries of the Consolidated Entity and the Consolidated Entity’s legal or constructive obligation is limited to these contributions.

There are four funded schemes: SMS Staff Benefits Plan in the United Kingdom (UK) and three iSOFT Employee Group Gratuity Schemes in India. The assets of these schemes are held separately from those of the Consolidated Entity.  These assets are managed by trustees, who are required to act in the best interests of the schemes’ beneficiaries.

The SMS Staff Benefits Plan provides retirement benefits and is governed by the UK Pensions Act 2004. The Board of Trustees comprises four trustees, two nominated by the Consolidated Entity and two by the members. The Trustees nominate the Chairman of the Trustee Committee.  The last full actuarial valuation of the Scheme for funding purposes was carried out with a valuation date of 1 January 2008 by independent actuaries using the projected unit credit method for valuing the liabilities. This latest valuation has not made a significant change to the Scheme’s funding plan for the next three years.  The next statutory valuation date is due as at 1 January 2011 and must be completed within 15 months of that date, being 31 March 2012. As this funding valuation is incomplete, the funding disclosures in this financial report are based on the 1 January 2008 valuation. An actuarial valuation in accordance with IAS 19 has been carried out as at 30 June 2011. The assumptions that have the most effect on the results of valuation for funding purposes are those relating to discount rates, inflation rates and mortality rates.

The three Employee Gratuity Schemes in India provide post-employment benefits or gratuity benefits on retirement, superannuation, termination or resignation of an employee after 5 years of uninterrupted service as well as gratuity benefit on death. The schemes are governed by the Payments of Gratuity Act 1972 and also governed by the terms of employment of each individual. As per the Act, an actuarial valuation is done on an annual basis with the latest valuation date of 30 June 2011 by independent actuaries using the projected unit credit method for valuing the liabilities. This latest valuation has not made a significant change to the scheme’s funding plan for the next three years. The Gratuity trustees Board is made up of three trustees, nominated by the employees. At the meeting of the trustees, the Chairman is appointed by mutual consent of the trustees present in the meeting.

The pension scheme operated in Germany is an unfunded defined benefit scheme providing post retirement benefits, invalidity pensions, widows/widowers pension and orphanage pension. The scheme is governed by an agreement between the Consolidated Entity and the workers council and as stipulated by the German law (Gesetz zur Verbesserung der betrieblichen Altersversorgung) the company is required to pay contributions to the Pension-Sicherungsverein, which is a public body. The levels of contributions to the Pension-Sicherungsverein are determined in accordance with the above mentioned law and are invoiced to the Consolidated Entity. As per German law, an actuarial valuation is done on an annual basis with the latest valuation date of 30 June 2011 by independent actuaries using the projected unit credit method for valuing the liabilities. This latest valuation has not made a significant change to the scheme’s funding plan for the next three years.

A defined benefit pension scheme is operated in the Netherlands (Article 10.6 Pension Plan 2010 of Pensioenfonds Zorg & Welzijn) and is a Conditional Career Average pension scheme. This is an unfunded scheme and there are no assets available.  iSOFT does not have to pay any additional premiums for the Plan. Pension rights are vested in Pensioenfonds Zorg & Welzijn in case the participants become 55 years old before 1 January 2021 or at 1 January 2021 for all other participants. If iSOFT decides to terminate the contract with Pensioenfonds Zorg & Welzijn the active participants lose the pension rights covered in the scheme.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 22.  Retirement and post-employment benefit obligations — non-current — continued

However, iSOFT would be required to compensate the active members left in the plan for the loss of those pension rights. The plan is closed to new entrants.

The SMS Staff Benefits Scheme operated in the UK is disclosed separately, with the plans operated in Germany, Netherlands and India being aggregated. This presentation is considered more meaningful than providing a split of funded and unfunded schemes on the basis that each of the plans is individually insignificant.

The last full valuations of all schemes on an AASB 119 (IAS 19) basis have been updated to 30 June 2011 to reflect market conditions and material events in the plans.

The Company does not operate a defined benefit plan.

(iii) Defined benefit plans — major assumptions

The major assumptions made when valuing the liabilities of defined benefit schemes under AASB 119 (IAS 19) are as follows:

	UK plan		Indian plans		Dutch and German plans
2010 information unaudited	2011	2010	2011	2010	2011	2010

Discount rate for scheme liabilities	5.75%	5.55%	8.50%	8.10%	4.95%	4.60%
Expected return on plan assets	6.75%	6.29%	7.50%	7.50%	N/A	N/A
Rate of increase in salaries	N/A	N/A	10.00%	10.00%	2.50%	2.50%
Rate of increase to pension in payment	3.90%	3.55%	N/A	N/A	2.00%	2.00%

The expected rate of return on plan assets has been determined following advice from the plans’ independent actuaries and is based on the expected return on each asset class together with consideration of the long term asset strategy.

SMS Staff Benefits Scheme — mortality

Standard actuarial mortality tables PN00 were adopted using year of birth and medium cohort projections. Future improvements in life expectancy have been allowed for in line with medium cohort improvements subject to a floor of 1.00% for males and females.

By way of illustration the impact of the application of these mortality tables on the expected longevity of pensioners is shown below:

		UK plan
2010 information unaudited		2011	2010

Retiring today at age 65:	Male	N/A	N/A
	Female	N/A	N/A
Retiring in 20 years at age 65:	Male	24.4	24.3
	Female	26.8	26.7

SMS Staff Benefits Scheme — Sensitivities

The SMS Staff Benefits Scheme is the largest scheme within the Group, representing 91% (2010: 91%) of gross liabilities of all defined benefits schemes operated by the Consolidated Entity. The principal sensitivities, with all other variables held constant, are illustrated below:

	Defined Benefit Obligation
2010 information unaudited	2011	2010
Increase/(decrease)	$’000	$’000

A 0.1% p.a. increase in the assumed discount rate would have the following effect:	(1,058)	(1,407)
A 0.1% p.a. increase in the assumed inflation rate would have the following effect:	756	879
Change in the mortality assumption to: “Long Cohort” allowance for future improvements	1,965	2,286

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 22.  Retirement and post-employment benefit obligations — non-current — continued

(iv)  IFRIC 14

The table below shows the position at each of the statements of financial position dates:

	UK plan		Other plans
	2011	2010	2011	2010
2010 information unaudited	$’000	$’000	$’000	$’000

Movement in irrecoverable element of potential future pension surplus before tax	—	(3,979)	—	—

The net pension liability at 30 June 2009 included the liability arising on the irrecoverable element of the potential pension surplus. During the previous financial year, the Trustee of the SMS staff benefit plan amended the funding agreement with the Consolidated Entity which resulted in the removal of this irrecoverable element of the minimum funding requirement. As a result, in accordance with IFRIC 14, the provision for the irrecoverable element of the potential pension surplus was removed and taken directly to the consolidated statement of comprehensive income.

(v) Defined benefit schemes — income and expenses

The amounts that have been recognised in the consolidated income statement and consolidated statement of comprehensive income for the years ended 30 June 2011 and 30 June 2010 are set out below:

Amounts recognised in the consolidated income statement

	UK plan		Other plans		Total
	2011	2010	2011	2010	2011	2010
2010 information unaudited	$’000	$’000	$’000	$’000	$’000	$’000

Current service cost	—	—	773	1,029	773	1,029
Interest cost	2,599	3,067	294	317	2,893	3,384
Expected return on plan assets	(1,907)	(1,975)	(84)	(90)	(1,991)	(2,065)

Total	692	1,092	983	1,256	1,675	2,348

Actual return on plan assets	3,907	4,432	84	70	3,991	4,502

Amounts recognised in the consolidated statement of comprehensive income

	UK plan		Other plans		Total
	2011	2010	2011	2010	2011	2010
2010 information unaudited	$’000	$’000	$’000	$’000	$’000	$’000

Actuarial gain/(loss) recognised in the year	5,120	(3,954)	857	394	5,977	(3,560)

Cumulative actuarial gains recognised	5,338	218	1,709	852	7,047	1,070

Movement in irrecoverable amount of potential future pension surplus (Note 22 (iv))	—	(3,979)	—	—	—	(3,979)

Interest cost is included in other finance cost in the consolidated income statement.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 22.  Retirement and post-employment benefit obligations — non-current - continued

(vi) Defined benefit schemes — changes in present value of defined benefit obligations and fair value of plan assets

Changes in the present value of defined benefit obligations and the fair value of plan assets for the year to 30 June 2011 were as follows:

	UK plan		Other plans		Total
	2011	2010	2011	2010	2011	2010
2010 information unaudited	$’000	$’000	$’000	$’000	$’000	$’000

Reconciliation of the present value of defined benefit obligations:
Balance at the beginning of the year	55,280	55,436	5,360	5,023	60,640	60,459
Exchange adjustments	(7,758)	(8,061)	(544)	(550)	(8,302)	(8,611)
Current service cost	—	—	773	1,029	773	1,029
Interest cost	2,599	3,067	294	317	2,893	3,384
Actuarial (gains)/losses	(3,120)	6,411	(857)	(414)	(3,977)	5,997
Benefits paid	(1,875)	(1,573)	(822)	(45)	(2,697)	(1,618)

Balance at the end of the year	45,126	55,280	4,204	5,360	49,330	60,640

Reconciliation of the fair value of plan assets:
Balance at the beginning of the year	34,414	32,772	1,230	956	35,644	33,728
Exchange adjustments	(4,865)	(4,795)	(212)	47	(5,077)	(4,748)
Expected return on plan assets	1,907	1,975	84	90	1,991	2,065
Actuarial gains/(losses)	2,000	2,457	—	(20)	2,000	2,437
Benefits paid	(1,875)	(1,573)	(350)	(29)	(2,225)	(1,602)
Employer contributions	3,065	3,578	249	186	3,314	3,764

Balance at the end of the year	34,646	34,414	1,001	1,230	35,647	35,644

(vii) Defined benefit plans — reconciliation of consolidated statement of financial position amounts

Reconciliation of assets and liabilities recognised in the consolidated statement of financial position at each of the balance dates:

	UK plan		Other plans		Total
	2011	2010	2011	2010	2011	2010
2010 information unaudited	$’000	$’000	$’000	$’000	$’000	$’000

Present value of the defined benefit obligations	45,126	55,280	4,204	5,360	49,330	60,640

Fair value of the defined benefit plan assets	(34,646)	(34,414)	(1,001)	(1,230)	(35,647)	(35,644)

Net liability	10,480	20,866	3,203	4,130	13,683	24,996

The net liability is presented on the balance sheet as follows:
Non-current retirement benefit obligations	10,480	20,866	3,203	4,130	13,683	24,996
Net liability	10,480	20,866	3,203	4,130	13,683	24,996

As required by AASB 119 (IAS 19) liabilities for each scheme are determined using the projected unit credit valuation method. This is an accrued benefits valuation method that discounts the best estimate of future cash flows and makes allowance for projected earnings. The Consolidated Entity has no legal obligation to settle this liability with an immediate contribution or additional one-off contributions. The Consolidated Entity intends to continue to contribute to the defined benefit section of the plan at a rate of $3.0 million (GBP 2.0 million) per annum in line with the actuary’s latest recommendations.

If the SMS Staff Benefits Plan were to be wound up, the relevant employers would be responsible, under section 75 of the Pensions Act 1995 to fund the scheme up to the levels of cost of buying out the benefits for all scheme members with an insurer. This cost would be considerably more than the value placed on the ongoing liabilities for accounting purposes. The deficit in the SMS Staff Benefits Plan calculated on a winding up basis (solvency valuation basis) was approximately $41.4 million (GBP 27.4 million) as at 1 January 2008, the date of the latest actuarial valuation. This will be reviewed and updated upon completion of the next valuation (1 January 2011), which is currently being undertaken.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 22.  Retirement and post-employment benefit obligations — non-current - continued

(viii) Defined benefit plans — expected rate of return on plan assets

The expected long-term rate of return and market value of funded defined benefit schemes as at 30 June 2011 are:

	UK plan		Indian plans		Total
	2011	2010	2011	2010	2011	2010
2010 information unaudited	$’000	$’000	$’000	$’000	$’000	$’000

Equities	25,292	20,725	—	—	25,292	20,725
Bonds	4,850	4,175	—	—	4,850	4,175
Other assets	4,504	9,514	1,001	1,230	5,505	10,744

	34,646	34,414	1,001	1,230	35,647	35,644

Equities	7.25%	7.15%	N/A	N/A
Bonds	5.75%	4.93%	N/A	N/A
Other assets	5.00%	5.00%	8.50%	5.70%

The Dutch early retirement plan and the German pension plan are unfunded defined benefit plans.

(ix) Defined benefit schemes — history of experience adjustments

All schemes were acquired iSOFT defined benefit plans. The disclosures provide the history of experience adjustments since acquisition on 31 October 2007.

	Funded schemes		Unfunded schemes
	UK plan	Indian plans	Dutch and German plans	Total
2010 and prior information unaudited	$’000	$’000	$’000	$’000

Year ended 30 June 2011
Present value of defined benefit obligation	45,126	1,698	2,506	49,330
Fair value of plan assets	(34,646)	(1,001)	—	(35,647)
Deficits in the plan	10,480	697	2,506	13,683
Experience adjustments on plan liabilities	(529)	(481)	(30)	(1,040)
Experience adjustments on plan assets	2,000	—	—	2,000

Year ended 30 June 2010
Present value of defined benefit obligation	55,280	2,339	3,021	60,640
Fair value of plan assets	(34,414)	(1,230)	—	(35,644)
Deficits in the plan	20,866	1,109	3,021	24,996
Experience adjustments on plan liabilities	1,894	42	24	1,960
Experience adjustments on plan assets	2,457	(20)	—	2,437

Year ended 30 June 2009
Present value of defined benefit obligation	55,436	1,776	3,247	60,459
Fair value of plan assets	(32,772)	(956)	—	(33,728)
Deficits in the plan	22,664	820	3,247	26,731
Experience adjustments on plan liabilities	(349)	21	14	(314)
Experience adjustments on plan assets	(4,447)	(8)	—	(4,455)

Year ended 30 June 2008
Present value of defined benefit obligation	59,701	1,217	2,708	63,626
Fair value of plan assets	(32,095)	(627)	—	(32,722)
Deficits in the plan	27,606	590	2,708	30,904
Experience adjustments on plan liabilities	303	—	—	303
Experience adjustments on plan assets	(2,949)	1	—	(2,948)

Cumulative actuarial gains and losses

The cumulative amounts of actuarial gains and losses recognised since 31 October 2007, which is the date of acquisition of iSOFT Group, in the consolidated statement of comprehensive income is a loss of $4.9 million (2010: loss $10.9 million).

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 23.  Trade and other payables — non-current

	2011	Unaudited 2010
	$’000	$’000

Trade and other payables	5,373	1,161
Contingent consideration(1)	2,869	7,181
	8,242	8,342

(1) Refer Note 31 for details of contingent consideration.

Note 24.  Contributed equity

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up the Company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have no par value. Movements in contributed equity are as follows:

2010 information unaudited Date	Details	Number of shares	Issue price $	Amount $’000

1/07/2009	Opening balance at the beginning of the financial year	1,013,757,888		728,960

3/07/2009	Issued to Share Plan Managers for employee quarterly share allocation	140,775	0.6400	90
6/10/2009	Issued under Dividend Reinvestment Plan to shareholders	1,887,026	0.8300	1,566
15/10/2009	Issued under Share Purchase Plan to shareholders	16,705,644	0.7700	12,863
11/11/2009	Issued on exercise of options from Employee Incentive Plan	100,000	0.7200	72
23/11/2009	Issued under iSoft Group Employee Loan Plan	4,036,500	0.7900	3,189
26/11/2009	Issue in consideration for acquisition of Patient Safety International Pty Limited	1,366,190	0.7800	1,066

	Less: transaction costs arising on issue, net of tax			(365)

1/07/2010	Opening balance at the beginning of the financial year	1,037,994,023		747,441

19/07/2010	Share issue in accordance with the equity line of credit agreement with YA Global	4,473,070	0.1863	833
19/07/2010	Share issue in lieu of payment of activation fee in relation to equity line of credit agreement with YA Global	801,282	0.1863	149
28/07/2010	Share issue in accordance with the equity line of credit agreement with YA Global	7,228,916	0.1660	1,200
17/08/2010	Share issue in accordance with the equity line of credit agreement with YA Global	10,190,217	0.1478	1,506
17/09/2010	Share issue in accordance with the equity line of credit agreement with YA Global	3,912,363	0.1278	500
31/05/2011	Share issued to Oceania Healthcare Technology Investments Pty Limited on receipt of notice of exercise of warrants	319,799	0.1640	52
30/06/2011	Share issued to Oceania Healthcare Technology Investments Pty Limited on receipt of notice of exercise of warrants	320,599	0.1640	52

	Less: transaction costs arising on issue, net of tax			(429)

30/06/2011	Balance at the end of the financial year	1,065,240,269		751,304

The above number of shares does not include 5,996,003 shares that have been issued to YA Global on 23 August 2010 at a subscription price of $0.1455 amounting to $0.9 million which have not been fully paid.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 25.  Reconciliation of movement in capital, reserves, retained earnings and non-controlling interest

			Cash Flow	Options /	Share-based	Foreign	Option	Retirement				Non-	Consolidated
	Contributed	Treasury	hedging	warrants	payments	currency	premium	benefits	Total	Retained	Parent	controlling	Total
	equity	shares	reserve	reserve	reserve	translation	reserve	reserve	reserves	Earnings	interest	interest	equity
2010 information unaudited	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

Balance at 1 July 2009	728,960	(13,196)	—	6,430	5,357	(2,858)	10,273	(10,484)	(4,478)	17,061	741,543	(5)	741,538
Equity issued during the year	18,846	—	—	—	—	—	—	—	—	—	18,846	—	18,846
Costs of raising capital	(365)	—	—	—	—	—	—	—	—	—	(365)	—	(365)
Net movement in treasury shares	—	(3,168)	—	—	—	—	—	—	(3,168)	—	(3,168)	—	(3,168)
Foreign currency translation	—	—	—	—	—	(103,623)	—	—	(103,623)	—	(103,623)	—	(103,623)
Changes in fair value	—	—	(1,374)	—	—	—	—	—	(1,374)	—	(1,374)	—	(1,374)
Actuarial losses	—	—	—	—	—	—	—	(3,560)	(3,560)	—	(3,560)	—	(3,560)
Irrecoverable element of minimum funding requirement	—	—	—	—	—	—	—	3,979	3,979	—	3,979	—	3,979
Share-based payments	—	—	—	—	2,507	—	—	—	2,507	—	2,507	—	2,507
Tax effects	—	—	—	—	—	3,444	—	(254)	3,190	—	3,190	—	3,190
Dividends paid - ordinary shares	—	—	—	—	—	—	—	—	—	(10,138)	(10,138)	—	(10,138)
Dividends paid - convertible notes	—	—	—	—	—	—	—	—	—	(460)	(460)	—	(460)
Profit / (loss) for the year	—	—	—	—	—	—	—	—	—	(381,870)	(381,870)	(1,044)	(382,914)

At 30 June 2010	747,441	(16,364)	(1,374)	6,430	7,864	(103,037)	10,273	(10,319)	(106,527)	(375,407)	265,507	(1,049)	264,458

Equity issued during the year	4,292	—	—	—	—	—	—	—	—	—	4,292	—	4,292
Costs of raising capital	(429)	—	—	—	—	—	—	—		—	(429)	—	(429)
Expiry of warrants	—	—	—	(640)	—	—	—	—	(640)	640	—	—	—
Net movement in treasury shares	—	72	—	—	—	—	—	—	72	—	72	—	72
Foreign currency translation	—	—	—	—	—	(7,995)	—	—	(7,995)	—	(7,995)	—	(7,995)
Changes in fair value, net of amounts recycled to the income statement	—	—	1,183	—	—	—	—	—	1,183	—	1,183	—	1,183
Actuarial gains	—	—	—	—	—	—	—	5,977	5,977	—	5,977	—	5,977
Share-based payments	—	—	—	—	4,744	—	—	—	4,744	—	4,744	—	4,744
Tax effects	—	—	—	—	—	(360)	—	(60)	(420)	—	(420)	—	(420)
Disposal of as business	—	—	—	—	—	—	—	—	—	—	—	1,049	1,049
Profit / (loss) for the year	—	—	—	—	—	—	—	—	—	(161,363)	(161,363)	—	(161,363)

At 30 June 2011	751,304	(16,292)	(191)	5,790	12,608	(111,392)	10,273	(4,402)	(103,606)	(536,130)	111,568	—	111,568

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 25.  Reconciliation of movement in capital, reserves, retained earnings and non-controlling interest - continued

Description of components of equity is set out below:

Contributed equity, refer Note 24.

Treasury shares reserve

The treasury shares reserve for the Company’s own shares represents the cost of shares held by the trustee of an equity compensation plan that the Consolidated Entity is required to include in the consolidated financial statements (refer to Note 1 (z) and (b) (ii)). At 30 June 2011, the Consolidated Entity held 17.3 million of the Company’s shares (2010: 23.0 million). This reserve will be reversed with any surplus or deficit on sale shown as an adjustment to retained earnings when the underlying shares are exercised under share options and in-substance share options (loan shares) (refer to Note 38). No gain or loss is recognised in profit or loss on the purchase, sale, issue or cancellation of the Company’s own equity instruments.

Options and warrants reserve

The options and warrants reserve comprises the fair value of options and warrants issued over ordinary shares of the Company. In total 5.6 million options are outstanding over ordinary shares in the Company that were issued in previous years in consideration of acquisitions (2010: 5.6 million). On 31 July 2006, 5.0 million options were issued with an exercise price of $0.85 and expire on 31 July 2011. On 20 February 2007, two equal amounts of 300,000 options were issued which have an exercise price of $1.00 each and an expiry date of 9 November 2010 and 9 November 2011 respectively. Each option entitles the holder to one ordinary share in the Company on conversion. Warrants were issued in relation to the subordinated secured borrowings provided by Oceania Healthcare Technology Investments Pty Limited (OCP) (refer Note 39).

Share-based payments reserve

The share-based payments reserve comprises the amortised portion of grant date fair value of share-based payment grants made to employees under equity compensation plans (refer Note 38).

Foreign currency translation reserve

The foreign currency translation reserve in the Consolidated Entity comprises all foreign currency differences arising from the translation of the financial statements of foreign operations as well as from the translation of liabilities that hedge the Company’s net investment in foreign subsidiaries, net of tax.

Option premium reserve

The option premium reserve comprises the equity portion of convertible notes issued but not yet converted, net of any distributions paid (refer Note 1 (u)).

Retirement benefits reserve

The retirement benefits reserve comprises the cumulative amount of actuarial gains and losses as well as unrecoverable element of minimum funding requirements of defined benefit plans (refer Note 22), net of income tax.

Retained earnings

Retained earnings comprise the cumulative undistributed amount of profits and losses of prior years and the current year.

Non-controlling interests

Non controlling interest is that portion of profit or loss and net assets of a subsidiary attributable to equity interests that are not owned, directly or indirectly through subsidiaries, by the Consolidated Entity.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 26.  Dividends

	2011	Unaudited 2010
	$’000	$’000

Dividends paid
Dividends paid - ordinary shares	—	8,520
Dividends paid - convertible notes	—	460
		8,980

Dividends reinvested in the reporting period - ordinary shares	—	1,617
	—	10,597
Dividends proposed
Dividends (including convertible notes distributions) not recognised at the end of the year	—	—

Franking credits
Franking credits available for subsequent financial years based on a tax rate of 30%	183	193

Exempting credits available for subsequent financial years based on a tax rate of 30%	13,498	13,584

Note 27.  Financial instruments

Financial risk management objectives

The Consolidated Entity’s activities expose it to a variety of financial risks: market risk (including foreign currency risk and interest rate risk), credit risk and liquidity risk. The Consolidated Entity’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the financial performance of the Consolidated Entity. The Consolidated Entity employed derivative financial instruments such as interest rate swaps over GBP term debt.

Financial risk management is carried out by senior finance executives (Group Finance) under policies approved by the Board of Directors. Group Finance identifies and evaluates financial risks within the Consolidated Entity’s subsidiaries. Those findings are reported to the Audit and Compliance Committee who authorises the appropriate action to be taken.

The Consolidated Entity’s principal financial instruments comprise bank and other loans, cash and cash equivalents, other financial assets, trade and other receivables and trade and other payables. The Consolidated Entity also enters into derivative transactions, primarily interest rate swaps. This note explains the nature and extent of the risks arising from financial instruments; how those risks arise; the objectives, policies and processes used by the Consolidated Entity for managing the risks; and the methods used to measure the risks.

Overview of treasury policy

The Consolidated Entity manages its exposure to risks arising from its use of financial instruments by the application of its treasury policy. The Consolidated Entity’s treasury policy is approved by the Board and seeks to ensure that:

•                  appropriate financial resources are available for the maintenance and development of the Consolidated Entity’s businesses;

•                  the financial risk of currency, interest rate and counterparty credit exposure is understood, measured and managed appropriately; and

•                  no speculative transactions are undertaken.

There have been no significant changes in the Consolidated Entity’s exposures to risk, and its approach to managing those exposures, in the year ended 30 June 2011 compared to the year ended 30 June 2010.

Policy in respect of the major areas of treasury management is set out below.

Liquidity risk

Liquidity risk is the risk that the Consolidated Entity will encounter difficulty in meeting its financial obligations as they fall due.

Operating within the strict controls of the Consolidated Entity’s treasury policy, the Treasury Function manages this risk, ensuring that sufficient funding and liquidity is available to meet the expected needs of the Consolidated Entity. In addition to the free cash flow of the Consolidated Entity, iSOFT Group Limited adopts a prudent approach to liquidity management using a mixture of long-term debt facilities and short-term cash deposits. Core funding and guarantee issuance is provided by a syndicated bank facility which matures on 15 March 2012. This facility is described further in Note 18 and Note 21, including the amount of undrawn committed facilities available which is a key measure of the Consolidated Entity’s liquidity.  The facility was replaced by parent/ intercompany funding upon the acquisition of the Consolidated Entity by CSC (refer Note 42).

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 27.  Financial instruments - continued

Liquidity management is centralised through inter-company funding structures, under the control of the Treasury Function. Cash balances are monitored to ensure that surplus amounts are repatriated and deficits adequately funded. The Treasury Function maintains sufficient back-up liquidity in the form of available cash balances and committed facilities.

Standard business practices include the strict application of credit control procedures to ensure the collection of cash from customers in accordance with agreed credit periods and terms that result in positive cash flows over the life of a development or long-term service provision contract whenever possible. The following table summarises the maturity profile of the Consolidated Entity’s financial liabilities at 30 June 2011 and 30 June 2010 based on contractual undiscounted payments:

	Carrying amount	Contractual cash flows	Up to 1 year	1 - 2 years	2 - 5 years	More than 5 years
2011	$’000	$’000	$’000	$’000	$’000	$’000

Trade & other payables(1)	68,149	62,901	59,506	3,395	—	—
Other borrowings	198	211	80	79	52	—
Bank loans	217,844	223,667	223,667	—	—	—
Contract funding	8,996	9,028	9,028	—	—	—
Convertible notes	39,435	39,718	39,718	—	—	—
Derivative financial instruments	720	1,029	1,029	—	—	—
Lease liability	180	182	19	163	—	—
Unrecognised loan commitments:
Letters of credit	—	4,157	4,157	—	—	—
Total	335,522	340,893	337,204	3,637	52	—

2010 Unaudited
Trade & other payables(2)	98,183	94,268	88,599	2,901	2,768	—
Other borrowings	679	1,190	667	90	224	209
Bank loans	169,177	200,202	34,793	33,324	132,085	—
Contract funding	20,976	22,263	11,431	9,759	1,073	—
Convertible notes	32,205	39,718	—	—	39,718	—
Derivative financial instruments	1,374	1,390	681	463	246	—
Lease liability	3,206	3,449	893	1,198	1,358	—
Unrecognised loan commitments:
Letters of credit	—	8,050	8,050	—	—	—
Total	325,800	370,530	145,114	47,735	177,472	209

(1) Carrying amount includes non-cash deferred income from lease incentives of $5.2 million which is not reflected in the expected cash flows.

(2) Carrying amount includes an equity settled contingent consideration of $3.9 million which is not reflected in the expected cash flows. This liability is still outstanding at 30 June 2011, but is no longer expected to be equity settled.

Interest rate risk

The Consolidated Entity is exposed to risk arising from the effect of changes in floating interest rates on the level of interest it pays on its borrowings and receives on its cash deposits.

The Consolidated Entity’s policy is to set the proportion of fixed rate and floating rate debt, taking into account factors including:

• the financial leverage of the Consolidated Entity;

• the profitability of the Consolidated Entity in relation to the business cycle; and

• the absolute levels of interest rates.

To implement this policy the Consolidated Entity may use fixed rate borrowings, interest rate swaps, forward rate agreements and currency swaps to manage its interest rate exposure.

As at 30 June 2011 and 30 June 2010, iSOFT Group Limited had no significant fixed rate borrowings. From 1 July 2010 to the end of the Facility, GBP interest on term loan principal is hedged against movements in LIBOR with interest rate swaps.

The interest rate profiles of the Consolidated Entity’s cash and cash equivalents and short and long-term borrowings are set out in Notes 8, 18 and 21 respectively. All other financial assets and liabilities of the Consolidated Entity are non-interest bearing and a statement has been made to that effect in the relevant consolidated statement of financial position notes.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 27.  Financial instruments — continued

Interest rate risk sensitivity analysis

The following table demonstrates the sensitivity to a reasonably possible change in the LIBOR rate, with all other variables held constant, of the Consolidated Entity’s profit before tax (through the impact on floating rate cash and borrowings). There is no impact on the Consolidated Entity’s equity. The same assumptions have been used for the years ended 30 June 2011 and 2010.

		Effect on profit before tax increase / (decrease)	Effect on profit before tax increase / (decrease)
	Increase /	2011	2010
2010 information unaudited	decrease	$’000	$’000

Borrowings	- 1%	723	874

Borrowings	+ 1%	(723)	(874)

Currency risk

Transaction exposure

Currency transaction exposure arises when the Consolidated Entity’s businesses face revenues or costs in a currency other than their own. The incidence of this risk varies across the Group and is subject to change. Usually however, the majority of revenues and costs will be in the functional currency of the business unit undertaking the transaction. Where this is not the case and the exposure is significant, it is the Consolidated Entity’s policy for businesses to hedge their exposure.

The Consolidated Entity is also subject to exchange risk in making bids, particularly on major contracts. The assumption of a specific exchange rate within a bid would lead to a change in the anticipated margin on the contract should a bid be successful; this risk is hedged if significant.

The Consolidated Entity predominantly uses forward currency contracts to manage transaction exposure.

Translation exposure

The majority of the Consolidated Entity’s operating capital is employed in overseas locations and is denominated in foreign currencies, particularly Pound Sterling. As a consequence, changes in exchange rates affect both net asset values and reported results. This risk is not hedged directly, but to the extent that the Consolidated Entity has debt, any that is held in foreign currency would reduce the level of net assets exposed to currency fluctuations. The interest expense of any such debt would then also reduce the level of earnings exposed to exchange rate movements.

The Consolidated Entity and the parent entity undertake certain transactions denominated in foreign currency and are exposed to foreign currency risk through foreign exchange rate fluctuations.

The Consolidated Entity’s exposure to foreign currency risk is as follows:

	GBP	Euro	Malaysia Ringgit	Other (excl AUD)	GBP	Euro	Malaysia Ringgit	Other (excl AUD)
	2011	2011	2011	2011	2010	2010	2010	2010
2010 information unaudited	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

Net financial assets on non-AUD functional currency entities	(203,226)	10,393	4,156	(2,603)	(166,305)	5,395	6,490	11,493

Net unhedged monetary assets not held in entities’ functional currencies	118	(1,813)	—	989	289	(7,654)	—	8,003

Gross exposure	(203,108)	8,580	4,156	(1,614)	(166,016)	(2,259)	6,490	19,496

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 27.  Financial instruments — continued

The exchange rates of significant revenue generating countries of the Consolidated Entity that applied during the year are set out in Note 40.

Currency risk sensitivity analysis

The following table demonstrates the sensitivity to a reasonably possible change in the Pound Sterling, Euro and Malaysian Ringgit exchange rate, with all other variables held constant, of:

•                  the Consolidated Entity’s profit before tax due to changes in the value of monetary assets and liabilities not held in entities’ functional currencies (assuming year end levels of such items are held constant); and

•                  the Consolidated Entity’s equity due to changes in the value of year end net assets held by non-AUD functional currency entities.

	Strengthening / weakening	Effect on equity: increase / (decrease)	Effect on profit before tax: increase / (decrease)	Effect on equity: increase / (decrease)	Effect on profit before tax: increase / (decrease)
	of currency	2011	2011	2010	2010
2010 information unaudited	rate	$’000	$’000	$’000	$’000

Pound Sterling	+10%	(20,323)	12	(16,630)	29
Pound Sterling	-10%	18,475	(11)	15,119	(26)
Euro	+10%	1,039	(181)	625	(765)
Euro	-10%	(945)	165	(568)	696
Malaysian Ringgit	+10%	416	—	649	—
Malaysian Ringgit	-10%	(378)	—	(590)	—

The effect on profit is derived by applying the assumed strengthening/weakening percentage to the net amount of unhedged monetary assets held in a currency that is not the functional currency of the controlled entity holding those assets. The effect on equity is derived by applying the assumed strengthening/weakening percentage to the net assets of the Consolidated Entity’s entities whose functional currency is other than Australian Dollar.

Price risk

The Consolidated Entity is not exposed to equity price risk.

Credit risk

The Consolidated Entity is exposed to risk if the counterparty to a financial instrument fails to meet its contractual obligations. Such a risk arises principally in relation to receivables due from customers and cash deposited with banks or other financial institutions.

The Consolidated Entity monitors the identity of the counterparties with whom it deposits cash and transacts other financial instruments so as to control exposure to any territory or institution. As far as it is both feasible and practical to do so, cash is held centrally by treasury. Risk is assessed using ratings from major credit rating agencies.

The maximum credit risk exposure relating to financial assets is represented by their respective carrying values as at the consolidated statement of financial position date.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 27.  Financial instruments — continued

The following table summarises the aging profile of the Consolidated Entity’s financial assets at 30 June 2011 and 2010:

			Neither	Past due but not impaired
	Total	Total	past due		30 -	60 -	90 -
	gross	carrying	nor	< 30	60	90	120	> 120	Collectively	Individually
	amount	value	impaired	days	days	days	days	days	impaired	impaired
Consolidated	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

2011
Cash and cash equivalents	35,412	35,412	35,412	—	—	—	—	—	—	—
Receivables	80,508	68,825	29,031	9,174	5,764	5,536	3,286	16,034	1,690	9,993

Total	115,920	104,237	64,443	9,174	5,764	5,536	3,286	16,034	1,690	9,993

2010 Unaudited
Cash and cash equivalents	31,577	31,577	31,577	—	—	—	—	—	—	—
Receivables	85,514	71,949	25,203	24,124	8,292	3,796	2,590	7,944	106	13,459

Total	117,091	103,526	56,780	24,124	8,292	3,796	2,590	7,944	106	13,459

Based on past experience, the Group believes that no further impairment is required for financial assets that are neither past due nor impaired.

Derivatives

The Consolidated Entity from time to time uses derivative financial instruments in the normal course of business in order to hedge exposure to fluctuations in interest and foreign exchange rates in accordance with the Group’s financial risk management policies.

Capital management

The credit facility in place at 30 June 2011 provided liquidity for the Consolidated Entity until the acquisition of the Consolidated Entity by CSC which completed on 29 July 2011. This facility is described further in Notes 18 and 21. After the acquisition, the Consolidated Entity will be reliant upon CSC for continuing financial support.

There were no significant changes in the Consolidated Entity’s approach to capital management during the years ended 30 June 2011 and 2010.

The Consolidated Entity’s capital structure is as follows:

	2011	Unaudited 2010
	$’000	$’000

Capital employed	342,809	459,124

Cash and cash equivalents	35,412	31,577
Borrowings	(266,653)	(226,243)
Net borrowings	(231,241)	(194,666)
Total equity - funds	111,568	264,458

The Consolidated Entity’s objectives when managing capital is to safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders and to maintain an optimum capital structure to reduce the cost of capital. During the prior year, the Company raised $16.7 million under a Share Purchase Plan and during the reporting period raised $3.2 million in accordance with the equity line of credit agreement with YA Global.

The Consolidated Entity has a process of monitoring overall cash balances on a strategic long term basis and at an operational level on a weekly basis. This is to ensure ongoing liquidity, prompt decision making and allow proactive communication with its funders.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 27.  Financial instruments — continued

The Consolidated Entity’s overall capital risk management strategy remains unchanged from the previous financial year.

The Consolidated Entity entered into an Agreement on 14 May 2010 for a $30 million equity line of credit facility with US-Based Investment fund YA Global Master SPV Ltd (YA Global). The Consolidated Entity used the facility in order to provide flexibility in cash management. Under the terms of the facility, the Consolidated Entity could, as its discretion, issue shares to YA Global at any time over the 60 months duration of the Agreement up to a total of $30 million and draw down these in tranches of up to $2.5 million, although this could be varied by agreement with YA Global.

Shares issued to YA Global were priced based on a formula that took the lowest daily VWAP over the pricing period and applied a discount of 3% to the price. The Company was able to set a minimum acceptable price. The shares issued were ordinary shares and were entitled to dividends.

(i) Classification and fair values of financial assets and liabilities

The carrying value of financial instruments reflects their fair value.

(ii) Derivative financial instruments

The Consolidated Entity’s derivative financial instruments as at 30 June 2011 are as follows:

Interest rate swaps

Bank loans of the Consolidated Entity currently bear an average variable interest rate of 5.7% over the year ended 2011. It is policy to protect part of the loans from exposure to fluctuations in interest rates. Accordingly, the Consolidated Entity has entered into interest rate swap contracts under which it receives interest at variable rates and pays interest at fixed rates.

As a result of the proposed acquisition of the Consolidated Entity by CSC, it is anticipated that the loans underlying the hedged item will be repaid at the end of July 2011, and therefore the hedging instrument will no longer be effective from that date.

Swaps in place at 30 June 2011 covered 45% (2010: 100%) of the variable GBP term loan principal outstanding and were timed to expire as each loan repayment fell due. The fixed interest rates were set at 5.6% and the variable rates were 3.75% above the one month LIBOR rate which at the end of the reporting period was 0.57%.

The contract required settlement of net interest receivable or payable monthly. The settlement dates coincided with the dates on which interest was payable on the underlying debt. The contracts were settled on a net basis.

The gain or loss from remeasuring the hedging instruments at fair value is recognised in other comprehensive income and deferred in equity in the hedging reserve, to the extent that the hedge is effective.  It is reclassified into profit or loss when the hedged interest expense is recognised. In the year ended 30 June 2011, $2.3 million (2010: $1.4 million) was recognised in other comprehensive income. In the year ended 30 June 2011 $3.0 million was reclassified into profit or loss (2010: Nil) and included in finance costs, and a further $0.5 million was recognised in finance costs as hedge ineffectiveness. There was no hedge ineffectiveness in the previous year.

Foreign exchange swaps and forwards used to hedge transaction exposure

The Consolidated Entity has used foreign exchange swaps and forwards to hedge currency exposure arising from sales and purchases made by the Consolidated Entity’s businesses in currencies other than their own functional currency.

During the prior year the Consolidated Entity held INR/GBP forward contracts to hedge intercompany purchases of software development services from its Indian subsidiaries.  This policy finished in the previous year and no forward contracts were in place at the end of the current or previous financial years.

(iii) Ineffectiveness recognised in the income statement

$0.5 million was recognised in finance costs as hedge ineffectiveness. There was no hedge ineffectiveness in the previous year.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 28.  Remuneration of auditors

During the year the following fees were paid or payable for services provided by PKF, the auditors of the Company, and its related practices:

	2011	Unaudited 2010
	$	$

Audit services - PKF
Audit or review of the financial report	1,045,161	1,004,963
	1,045,161	1,004,963
Other services - PKF
Taxation	303,734	375,572
	303,734	375,572
	1,348,895	1,380,535

Audit services - related practices
Audit or review of the financial report	1,515,516	1,457,227
	1,515,516	1,457,227

Audit services - other than PKF
Audit or review of the financial report	13,102	10,025

Other services - other than PKF
Advisory services	16,706	77,561
	29,808	87,586

It is the Consolidated Entity’s policy to employ PKF on assignments additional to their statutory audit duties where PKF’s expertise and experience with the Consolidated Entity are important. These assignments are principally tax compliance advice, or financial due diligence in respect of possible corporate acquisitions.

Note 29.  Contingent liabilities

Contingent liabilities in respect of claims and potential claims:

The following material claim has been raised against the Consolidated Entity:

a)              The proceedings under case number CIV-2006-404-004502 filed in the High Court at Auckland, New Zealand, between I-Health Limited (as plaintiff) and iSOFT NZ Limited and iSOFT Australia Pty Limited (as first and second respondents respectively). The proceedings arose out of a business and asset sale agreement entered into by iSOFT NZ Limited (as purchaser), iSOFT Australia Pty Limited (as the purchaser’s guarantor) and I-Health Limited (as vendor), whereby iSOFT NZ Limited acquired the business and assets of I-Health Limited (including I-Health Limited’s software known as “healthviews”). Payment for the business included payments based on revenue earned by iSOFT NZ Limited from the healthviews software over a five-year period following settlement of the sale. I-Health Limited claims that iSOFT NZ Limited has breached its obligations under the business and asset sale agreement to, inter alia, promote and develop the healthviews software thus negatively impacting on the earn-out payments due to I-Health Limited. The maximum amount payable for breaching these obligations under the earn-out agreement is $5.0 million, although the issue of whether this includes interest or not is to be reviewed by an appeals court in New Zealand. In the view of the Directors, the outcome is unknown and they cannot estimate the likelihood of an unfavourable decision. As a result, no provision has been made as at 30 June 2011.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 29.  Contingent liabilities — continued

Contingencies arising from contractual obligations:

The Consolidated Entity from time to time incurs delays in delivery of project implementations. Such delays may trigger penalty clauses under contracts. The contingent liability from such contractual obligations has been estimated at $0.6 million as at 30 June 2011. In the view of the Directors, the likelihood of a payment is remote and as a result, no provision has been made as at 30 June 2011.

Contingent consideration

Acquisition of Hatrix Pty Limited: the total maximum earn out is $13 million over three years commencing from the date of acquisition on 24 April 2009.

Contingent liabilities arising from its debt obligations

The Consolidated Entity is bound by certain contractual commitments as part of its debt facility. Although not mandatory, should full repayment not be made by certain key dates prior to 15 March 2012, additional participation fees up to the value of GBP 6.0 million ($9.1 million) may be payable at 15 March 2012. As at 30 June 2011 the Consolidated Entity was not contractually liable to pay these fees as they are contingent upon a future event (refer Note 22).  These contingent fees to debt holders lapsed upon repayment of the facility on 29 July 2011.

Contingent fees payable to advisors

The Consolidated Entity is bound by contractual agreements with its advisors to pay an amount of $9.6 million upon completion of the sale of the Company to CSC. These fees were paid after the year end (refer Note 42).

Contingent remuneration arrangements with members of Key Management Personnel and senior executives

The Consolidated Entity is bound by remuneration agreements with certain members of Key Management Personnel and senior executives to pay an amount of $1.3 million, following the completion of a six months service condition post the completion of the sale of the Company to CSC. This contingent remuneration is payable in February 2012 if individual service conditions are met.

Note 30.  Commitments

	2011	Unaudited 2010
	$’000	$’000

Lease commitments — operating
Committed at reporting date but not recognised as liabilities, payable:
Within one year	11,108	13,952
One to five years	27,855	30,314
More than five years	28,421	35,225
	67,384	79,491
Lease commitments — finance
Committed at reporting date and recognised as liabilities, payable:
Within one year	19	1,213
One to five years	163	2,004
More than five years	—	—
Total commitment	182	3,217
Less: Future finance charges	(2)	(11)
Net commitment recognised as liabilities	180	3,206

Representing:
Lease liability - current (refer Note 18)	17	1,208
Lease liability - non-current (refer Note 21)	163	1,998
	180	3,206

Lease commitments are operating leases on plant and equipment. Property leases are non-cancellable with rent payable monthly in advance. Contingent rental provisions within lease agreements generally require minimum lease payments be increased by CPI or a percentage factor. Certain agreements have option arrangements to renew the lease for an additional term.

During the previous reporting period, the Consolidated Entity entered into a new lease in Leiden, the Netherlands, with a lease term of 10 years expiring on 31 December 2020. The Consolidated Entity received a lease incentive of $3.8 million (€2.7 million) worth of leasehold improvements during the current period.

In the year ended 30 June 2009, the Company entered into a lease in Sydney with a lease term of 10 years expiring in February 2019. The Consolidated Entity received a lease incentive of $3.2 million worth of leasehold improvements (refer Note 13).

Jointly controlled entities do not have commitments as at 30 June 2011 and 30 June 2010.

The Consolidated Entity has no capital commitments as at 30 June 2011 and 30 June 2010.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 31.  Business combinations

Prior year acquisitions

BridgeForward, Inc.

On 11 August 2009, the Consolidated Entity acquired 100% of the issued share capital and voting rights of BridgeForward, Inc., a company domiciled in Boston, Massachusetts. This company develops and sells interoperability software for the global health industry. The acquisition is expected to provide the Consolidated Entity with the ability to integrate health information from all sources through access to the acquiree’s newly developed SOA compliant technology and a first step into the United States market. The Consolidated Entity also expects to reduce internal development and maintenance service costs through economies of scale that will be achieved by a modern and standardised approach to the growing market demands for interoperability. BridgeForward, Inc. has been renamed iSOFT Integration Systems, Inc. subsequent to acquisition.

The purchase consideration was settled in US$4.5 million cash, with a further cash settled earn-out which is capped at US$10 million may be payable over five years, if pre-determined sales revenue are achieved by the subsidiary in the next 5 years.  As at 30 June 2011, contingent consideration of approximately US$3.9 million has been recognised, the fair value estimates being based on a discount rate of 13.5%. The acquisition resulted in goodwill of US$8.4 million, and is attributable to an embryonic presence in United States and expected cost savings in development function in the integration product area as a result of acquisition.

Patient Safety International Pty Ltd

On 26 November 2009, the Consolidated Entity acquired 100% of the issued share capital and voting rights of Patient Safety International Pty Ltd (PSI), a company domiciled in Australia. PSI is a leading provider of incident management software and provides the Consolidated Entity with state-of-the-art patient safety software that will enable it to record, monitor and take relevant management action to minimise future adverse medical events. PSI’s AIMS solution software captures adverse event and near miss information across acute care, community care, disability care, mental health and residential aged care (nursing homes).  Unlike other systems, AIMS includes a standardised classification (ontology) that is recognized by the World Health Organization and the US Institute of Medicine. In addition to facilitating benchmarking, the AIMS Classification enables use of business intelligence and decision support tools for a truly strategic approach to patient safety and quality improvement. Currently used in Australia, South Africa and the United States, the AIMS solution can be applied in most markets including the emerging Patient Safety Organizations in the United States. PSI has been renamed iSOFT Solutions (International) Pty Ltd subsequent to acquisition.

The initial purchase consideration was settled in 1.4 million of the Company’s equity at a fair value of $0.78 per share at the closing bid price, amounting to $1.1 million, which resulted in goodwill of $1.1 million. Further earn-out, capped at $5 million may be payable over three years in cash or shares at the Consolidated Entity’s election upon achievement of minimum revenue targets as specified in the purchase agreement. As at 30 June 2011, contingent consideration of approximately $3.9 million has been recognised, the fair value estimates being based on a discount rate of 13.5%. Goodwill is attributable to the workforce and synergies acquired. No detailed disclosures are made in this Note because of the relatively insignificant size of the acquisition.

UltraGenda NV

On 19 February 2010, the Consolidated Entity acquired 100% of the issued share capital and voting rights of Ultragenda NV (“Ultragenda”), a company domiciled in Belgium. Ultragenda provides a software solution that enables health care organisations to schedule resources on an enterprise wide basis and therefore improve operational efficiency within operational provider organisations. The software is an enterprise-wide scheduling solution which is highly configurable and therefore meets the requirements of all departments and clinics. It acts as the primary planning layer in the healthcare organisation and is web native. Via the softwares developed by Ultragenda, family doctors (or other authorised personnel) can make an online referral to a hospital in accordance with all the specific referral rules of the clinic (or even individual physician) involved. The patient can make his appointment either by phone (the hospital picks up the referral and converts it) or online. Certain patients (dialysis patients, for example) or patient groups can even be granted the right to book a specific appointment online without prior referral. All the bookings take into consideration the specific rules of the clinic.

The initial purchase consideration was settled in €11.5 million cash, a further cash settled earn-out which is capped at €2.5 million may be payable over two years if pre-determined sales revenue is achieved by the subsidiary as defined in the purchase agreement. As at 30 June 2011, contingent consideration fair value of approximately €0.35 million has been recognised. The total purchase consideration of €11.9 million has resulted in goodwill of approximately €5.7 million, which is attributable to workforce and synergies in cost saving as a result of this acquisition.

Details of the final purchase price allocation for all acquisitions during the previous year are as follows:

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 31.  Business combinations — continued

	UltraGenda		BridgeForward		Other		Total
	Carrying amount $’000	Fair value $’000	Carrying amount $’000	Fair value $’000	Carrying amount $’000	Fair value $’000	Carrying amount $’000	Fair value $’000

Current Assets
Cash and cash equivalents	4,169	4,169	15	15	137	137	4,321	4,321
Trade receivables	2,632	2,632	673	673	87	87	3,392	3,392
Investments	608	619	—	—	—	—	608	619
Income tax receivable	—	—	—	—	13	13	13	13
Accrued revenue	—	—	182	182	6	6	188	188
Other current assets	43	27	212	346	—	—	255	373
Total Current Assets	7,452	7,447	1,082	1,216	243	243	8,777	8,906

Non-Current Assets
Property, plant and equipment	1,098	1,098	10	10	64	64	1,172	1,172
Organisational Cost	—	—	32	—	—	—	32	—
Intangible assets - capitalised development	—	—	—	—	1,551	—	1,551	—
Intangible assets - Intellectual Property	12	5,322	—	1,626	—	1,070	12	8,018
Deferred tax assets	—	—	—	—	957	—	957	—
Total Non-Current Assets	1,110	6,420	42	1,636	2,572	1,134	3,724	9,190
Total Assets	8,562	13,867	1,124	2,852	2,815	1,377	12,501	18,096
							—	—
Current Liabilities							—	—
Trade payables	(97)	(97)	(309)	(309)	(5)	(5)	(411)	(411)
Other payables	(603)	(734)	(1,077)	(1,324)	(194)	(194)	(1,874)	(2,252)
Borrowings	(328)	(328)	—	—	—	—	(328)	(328)
Deferred income	(1,615)	(1,615)	(465)	(466)	(175)	(175)	(2,255)	(2,256)
Total Current Liabilities	(2,643)	(2,774)	(1,851)	(2,099)	(374)	(374)	(4,868)	(5,247)
							—	—
Non-Current Liabilities							—	—
Deferred tax liabilities	—	(1,795)	—	(623)	—	(321)	—	(2,739)
Total Non-Current Liabilities	—	(1,795)	—	(623)	—	(321)	—	(2,739)
Total Liabilities	(2,643)	(4,569)	(1,851)	(2,722)	(374)	(695)	(4,868)	(7,986)
Net Assets	5,919	9,298	(727)	130	2,441	682	7,633	10,110
								—
Provisional fair value of identifiable net assets		9,298		130		682		10,110
Goodwill arising on acquisition		8,717		9,938		4,621		23,276
		18,015		10,068		5,303		33,386

Acquisition date fair value of consideration transferred:
Shares issued, at fair value		—		—		1,066		1,066
Cash paid		17,482		5,398		323		23,203
Contingent consideration transferred		533		4,670		3,914		9,117
Consideration transferred		18,015		10,068		5,303		33,386

Direct cost relating to acquisition		163		221		—		384

Total cash outflow on acquisition is as follow:
Net cash acquired with the subsidiary		4,169		15		137		4,321
Cash paid		(17,482)		(5,398)		(323)		(23,203)
Net consolidated cash inflow		(13,313)		(5,383)		(186)		(18,882)

Undiscounted potential future payment		533		5,611		3,930		10,074

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 32.  Subsidiaries

The consolidated financial statements incorporate the assets, liabilities and results of the following subsidiaries in accordance with the accounting policy described in note 1 (b) (i):

		Ownership interest Unaudited
		2011	2010
Name	Country of incorporation	%	%
Dawriver Pty Limited	Australia	100	100
Eclipsys Australia Pty Ltd	Australia	100	100
HAS Solutions Pty Ltd	Australia	100	100
IBA (Australia) Limited Partnership	Australia	100	100
iSOFT Group Limited	Australia	100	100
iSOFT (Primary Care) Pty Ltd	Australia	100	100
iSOFT Australia Pty Limited	Australia	100	100
iSOFT eHealth Pty Ltd	Australia	100	100
iSOFT Health Pty Ltd(1)	Australia	—	100
iSOFT Healthcare Systems Pty Limited	Australia	100	100
iSOFT Holdings Pty Limited	Australia	100	100
iSOFT Solutions Pty Ltd	Australia	100	100
iSOFT Systems Pty Ltd	Australia	100	100
Paramedical Pty Ltd	Australia	100	100
iSOFT Solutions (International) Pty Ltd	Australia	100	100
TravelBlitz Pty Ltd	Australia	100	100
UltraGenda NV	Belgium	100	100
HAS Solutions Canada Inc.	Canada	100	100
Shanghai People’s Health Information Technology Co. Ltd(1)	China	—	51
Ying Shen Infocomm System (Shanghai) Co. Ltd(1)	China	—	100
iSOFT Sanidad Dominicana, S.R.L.	Dominican Republic	99	99
iSOFT GmbH & Co KG	Germany	100	100
iSOFT Health GmbH	Germany	100	100
iSOFT Health Verwaltungs-GmbH	Germany	100	100
iSOFT Business Solutions (HK) Limited(2)	Hong Kong	—	100
iSOFT Health Management Private Limited	India	100	100
iSOFT Health Services (India) Private Limited	India	100	100
i SOFT R&D Private Limited	India	100	100
G.C. McKeown Systems Limited	Ireland	100	100
iSOFT Business Solutions (Ireland) Limited(2)	Ireland	—	100
iSOFT Health (Ireland) Limited	Ireland	100	100
iSOFT Limited	Ireland	100	100
McKeown Software Limited	Ireland	100	100
IBA Health (Asia) Sdn. Bhd.	Malaysia	100	100
iSOFT Health Logic (Malaysia) Sdn. Bhd.	Malaysia	100	100
iSOFT Health Systems (Malaysia) Sdn.Bhd.	Malaysia	100	100
Jana Java Sdn. Bhd	Malaysia	100	100
iSOFT Malta Limited	Malta	100	100
Implementaciones Soft Sanidad, S.A. de C.V.	Mexico	100	100
iSOFT Nederland BV	Netherlands	100	100
G.C. McKeown & Co (N.I.) Ltd	Northern Ireland	100	100
iSOFT Scandinavia AS	Norway	100	100
IBA Health (NZ) Operations Limited	New Zealand	100	100
iSOFT (New Zealand & Pacific Islands) Limited	New Zealand	100	100
iSOFT NZ Limited	New Zealand	100	100
IBA Health (Middle East) LLC	Oman	100	100
Implementaciones Soft Sanidad Peru, S.A.C.	Peru	100	100
Clinical and Pharmacy Systems Pte Ltd	Singapore	100	100
IBA Health (Asia) Holdings Pte Ltd	Singapore	100	100
IBA Health (Singapore) Pte Limited	Singapore	100	100
iSOFT Health (Asia) Pte Ltd	Singapore	100	100
iSOFT Holdings (Singapore) Pte Ltd	Singapore	100	100
Ying Shen Pte Ltd	Singapore	100	100

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 32.  Subsidiaries — continued

		Ownership interest Unaudited
		2011	2010
Name	Country of incorporation	%	%
iSOFT (South Africa) (Proprietary) Limited	South Africa	100	100
iSOFT Sanidad SA	Spain	100	100
iSOFT Solutions (Thailand) Limited	Thailand	100	100
ACT Medisys Limited	United Kingdom	100	100
BIT (Holdings) Limited	United Kingdom	100	100
Eclipsys Limited	United Kingdom	100	100
HAS Solutions (UK) Limited	United Kingdom	100	100
Hollowbrook Computer Services Limited	United Kingdom	100	100
iSOFT Limited(3)	United Kingdom	100	100
IBA Health (Europe) Holdings Limited	United Kingdom	100	100
IBA Health (UK) Holdings Limited	United Kingdom	100	100
IBA Health (UK) Limited	United Kingdom	100	100
IBA Health (UK) Maintenance Limited	United Kingdom	100	100
iSOFT Applications Limited	United Kingdom	100	100
iSOFT Business Solutions (UK) Ltd(2)	United Kingdom	—	100
iSOFT Europe (Holdings) Limited	United Kingdom	100	100
iSOFT Europe Limited	United Kingdom	100	100
iSOFT Group (UK) Limited(4)	United Kingdom	100	100
iSOFT Health (Germany) Limited	United Kingdom	100	100
iSOFT Health (Holdings) Limited	United Kingdom	100	100
iSOFT Health Limited	United Kingdom	100	100
iSOFT Laboratory Systems Ltd.	United Kingdom	100	100
iSOFT Medical Systems Limited	United Kingdom	100	100
iSOFT Netherlands (Holdings) Limited	United Kingdom	100	100
iSOFT Operations Limited	United Kingdom	100	100
iSOFT Overseas Holdings Limited	United Kingdom	100	100
iSOFT Protos Limited	United Kingdom	100	100
iSOFT Radiology Systems Limited	United Kingdom	100	100
iSOFT Solutions Limited	United Kingdom	100	100
iSOFT Technology Limited	United Kingdom	100	100
Oxhealth.com Limited	United Kingdom	100	100
Revive Group Limited	United Kingdom	100	100
Revive Health Limited	United Kingdom	100	100
Smart Terminals Limited	United Kingdom	100	100
SMS Datacare Limited	United Kingdom	100	100
Terranova Pacific Services Limited	United Kingdom	100	100
The Warwick Bepos Group Limited	United Kingdom	100	100
iSOFT Integration Systems, Inc.	USA	100	100
iHealthcare Information Systems Corporation	USA	100	100
iSOFT Inc.	USA	100	100

(1) Disposed of during the year (no detailed disclosures are made in this financial report due to the relative insignificance of these subsidiaries to the Group).

(2) Discontinued operations disposed of during the year (refer Note 36).

(3) Formerly iSOFT plc.

(4) Formerly iSOFT Group plc.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 33.  Jointly controlled entities (JCE’s)

The Consolidated Entity operates several projects in Spain with joint venture partners and consolidates JCE’s on a proportional basis (refer Note 1 (b) (iii)). The proportional interest in results, cash flows, assets, liabilities and net assets is insignificant to the Consolidated Entity and is summarised below:

			Share of JCE’s net results recognised		Consolidated ownership interest		Consolidated amount of net assets
2010 information unaudited Name	Principal activities	Country of incorporation	2011 $’000	2010 $’000	2011%	2010%	2011 $’000	2010 $’000

UTE Indra sistemas, Everis, Isoft y Telvent Interactiva	Maintenance, development and implementation of Diraya project for Sevicio Andaluz de Salud	Spain	—	—	22%	22%	—	—

STERIA	Implementation of Electronic Prescription for Conselleria de Sanitat Valenciana	Spain	201.2	(99.3)	50%	50%	(94.2)	(98.8)

Isoft Sanidad SA e Informatica El Corte Inglés SA UTE	Implementation of Electronic Prescription for Servicio Navarro de Salud	Spain	12.1	(137.9)	60%	60%	(151.8)	(159.2)

UTE iSOFT Sanidad- Consultants in Business Engineering Research	Project implementation for Hospital Transfronterizo de la Cerdanya	Spain	572.0	—	70%	—	—	—

Novasoft Sanidad y Selective Outsourcing Information Technologies SA UTE	Maintenance services for Information system for Tortosa Hospital.	Spain	—	—	50%	50%	(12.9)	(13.5)

Guadaltel- Novasoft Sanidad SA UTE- Project 7577	System control development for waste management for Consejeria de Medio Ambiente de la Junta de Andalucia.	Spain	(19.5)	13.5	45%	45%	(0.1)	(0.1)

Guadaltel- Novasoft Sanidad SA UTE- Project 7578	Project Wonda development for Consejeria de Justicia y Admon Publica de la Junta de Andalucia	Spain	0.7	—	40%	40%	(4.5)	(4.7)

Novasoft Servicios Inforamticos SA- Indra Sistemas UTE	Consultancy for design, installation and go live for Public health system for Andalucia (CEIS).	Spain	(98.5)	—	50%	50%	14.5	15.2

Novasoft Sanidad e Infinity Systems UTE	Equipment installation, maintenance, repair and systems as well as staff for Servicio de Salud de Castilla La Mancha	Spain	0.1	(27.7)	50%	50%	(264.8)	(277.8)

UTE Indra- Novasoft-Sadiel	Professional services for Information centre and for the province.	Spain	0.1	—	33%	33%	(13.2)	(13.8)

Novasoft Sanidad SA-Servinform SA UTE	Service of Management and Digital archive	Spain	(0.1)	—	50%	50%	(28.3)	(29.7)
			668.1	(251.4)			(555.3)	(582.4)

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 34.  Reconciliation of loss after income tax to net cash flows from operating activities

		2011	Unaudited 2010
	Notes	$’000	$’000

Continuing operations
Loss after income tax expense		(158,384)	(381,185)

Adjustments for:
Depreciation and amortisation		27,582	40,495
Impairment of intangibles		72,395	330,392
Net loss/(profit) on sale of non-current assets		161	(1,119)
Non cash employee benefits expense - share based payments	4,38	4,744	2,507
Income tax expense	7	(1,479)	8,577
Finance costs	5	67,230	20,932
Reserve movements		(1,287)	(1,754)
Operating profit before changes in working capital and provisions		10,962	18,845

Change in operating assets and liabilities:
(Increase)/decrease in trade and other receivables		(6,122)	(3,808)
(Increase)/decrease in inventories		137	(439)
(Increase)/decrease in accrued income		(8,244)	605
(Increase)/decrease in other operating assets		(896)	1,629
Increase/(decrease) in trade and other payables		(6,358)	(9,261)
Increase/(decrease) in deferred income		9,245	(3,127)
Increase/(decrease) in other provisions		(2,401)	1,977
Increase/(decrease) in other operating liabilities		(16,023)	(7,331)
		(30,662)	(19,755)

Income taxes paid		(5,442)	(9,326)

Net cash outflow from continuing operations		(25,142)	(10,236)
Net cash inflow from discontinued operations		383	9,542
Net cash outflow from operating activities		(24,759)	(694)

In the reporting period, the Consolidated Entity incurred and paid $30.8 million of restructuring and exceptional or non-recurring costs.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 35.  Non-cash investing and financing activities

	2011	Unaudited 2010
	$’000	$’000

Shares issued in part consideration for business combinations	—	1,066
Shares issued under employee loan plan	—	3,279
	—	4,345

Note 36.  Discontinued operations

On 13 December 2010, the Consolidated Entity disposed of iSOFT Business Solutions (IBS) and its subsidiaries for consideration of $31.5 million. As a result the entire assets and liabilities were derecognised.  IBS operated predominantly in the UK and Ireland but also traded in Hong Kong via a separate subsidiary.

IBS has been treated as a discontinued operation within this financial report, meaning that its operating results have been separately presented from those of continuing activities in the consolidated income statement for the current and comparative periods.

Financial performance and cash flow information

		Unaudited
	2011	2010
	$’000	$’000

Revenue	11,265	31,666
Expenses	(11,067)	(35,453)
Profit/(loss) before income tax expense from discontinued operations	198	(3,787)

Income tax credit	—	2,058
Profit/(loss) after income tax from discontinued operations	198	(1,729)

Loss on disposal before income tax	(3,177)	—
Income tax expense	—	—
Loss on disposal after income tax	(3,177)	—

Loss from discontinued operations	(2,979)	(1,729)

The loss from discontinued operations of $2,979,000 is attributable entirely to the owners of the Company.

Loss on disposal
Consideration received	31,545
Net assets disposed of	(31,116)
Disposal costs	(3,606)

Loss on disposal	(3,177)

Cash flows from discontinued operations
Net cash flow from ordinary activities	383	9,542
Net cash flow from investing activities	(457)	(2,740)
Net cash flow from financing activities	(634)	(2,220)

Net increase in cash generated by the division	(708)	4,582

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 36.  Discontinued operations - continued

Effect of disposal on the financial position of the Consolidated Entity

The carrying values of assets and liabilities as at 13 December 2010 were:

$’000

Property, plant and equipment	2,578
Intangible assets	28,821
Trade receivables	4,679
Earned income	5,822
Other assets	1,975
Total assets	43,875

Trade payables	(505)
Deferred income	(5,265)
Other payables	(4,024)
Finance leases	(2,107)
Other liabilities	(858)
Total liabilities	(12,759)

Net assets	31,116

Consideration received, satisfied in cash	31,545
Cash and cash equivalents disposed of	(359)
Disposal costs paid in the year	(3,606)

Proceeds on sale, net of cash disposed of	27,580

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 37.  Key management personnel disclosures

(i)  Key Management Personnel

Key Management Personnel (KMP) of the Consolidated Entity are defined as those persons having authority and management responsibility for planning, directing, and controlling the major activities of the Company and the Consolidated Entity, directly or indirectly, including any Director (whether executive or otherwise) of the Company. The following persons were KMP during the year or have been appointed after 30 June 2011:

Non-Executive Directors:
Robert Moran	Chairman to 28 February 2011	Resigned 29 July 2011
Ian Tsicalas		Resigned 29 July 2011
Peter Housden	Independent	Appointed 30 November 2010 Resigned 29 July 2011
Robert Ellis	Chairman	Appointed 1 March 2011 Resigned 29 July 2011

Executive Directors:
Ronald Series	Appointed 24 September 2010	Resigned 29 July 2011
Andrea Fiumicelli (1)	Chief Executive Officer	Appointed 30 November 2010
Guy Hains	Chairman from 30 September 2011	Appointed 29 July 2011
Gavin Larkings		Appointed 29 July 2011
Andrew Sherri		Appointed 29 July 2011
Andrew Thomson		Appointed 29 July 2011

Other Key Management Personnel (Group Executives):
Brian Cohen	Chief Technology Officer
Mike Jackman	Executive Vice President, Operations
Viki Bhatia	Interim Group Chief Financial Officer	Appointed 21 February 2011 Resigned 30 September 2011

(ii)  Former Key Management Personnel

The following executives ceased to be members of key management personnel during the financial year ended 30 June 2011:

Executive Director:
Gary Cohen (1)	Chief Executive Officer	Resigned 30 September 2010

Non-Executive Directors:
Anthony Sherlock	Independent	Resigned 28 February 2011
Claire Jackson	Independent	Resigned 31 December 2010
Peter Wise	Independent	Resigned 31 December 2010
Lachlan MacGregor	Alternate Director	Resigned 12 November 2010

Other Key Management Personnel (Group Executives):
Martin Deda	Group Finance Director	Resigned 30 June 2011
Stephen Garrington	Director, Business Development	Resigned 4 March 2011

Where applicable, where these individuals had balances in relation to shares or loans as at 30 June 2010, their balances have been included in the opening balances of the current financial year. Other than noted in this section, there have been no changes in KMP during the reporting period and in the period after the reporting date and prior to the date when the financial report was authorised for issue. KMP for the Company and the Consolidated Entity are the same. Hence there are no separate parent disclosures.

(1) From 31 August 2010, Gary Cohen stepped down as Chief Executive Officer.  Andrea Fiumicelli assumed responsibility as acting Chief Executive Officer.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 37.  Key management personnel disclosures - continued

(iii)                            Compensation

The aggregate compensation of Directors and other Key Management Personnel of the Consolidated Entity is set out below:

				Share-based
	Short-term			payments (equity settled)	Post-employment
	Base Salary and fees	Cash bonus	Non- monetary benefits	Shares & options	Super- annuation	Severance payments	Total
	$	$	$	$	$	$	$

2011	3,774,020	590,000	238,642	2,795,347	81,690	2,224,450	9,704,149
2010 unaudited	3,118,634	—	800,598	1,081,388	77,648	—	5,078,268

(iv)                              Remuneration commitments to Key Management Personnel

Remuneration commitments have been entered into by the Consolidated Entity in respect of payments to retain the services of certain key management personnel for defined periods after the year end. The aggregate amount of these commitments, which is all payable within one year, is $525,000.  There were no such commitments at 30 June 2010.

(v)                                  Equity instrument disclosures relating to Key Management Personnel

Shareholding

The movement during the reporting period in the number of ordinary securities in the Company held directly, indirectly or beneficially, by each Key Management Person, including their personally related parties, is as follows:

For the year ended 30 June 2011	Balance at the start of the year (A)	Issued under DRP	Acquired during the year	Disposed during the year	Transferred out during the year	Balance at the end of the year	Balance at 13-Oct-11
Executive Directors
Gary Cohen (1),(B)	52,639,027	—	—	—	(52,639,027)	—	—
Ronald Series(2)	—	—	400,000	—	—	400,000	—
Andrea Fiumicelli(3)	62,780	—	—	—	—	62,780	—
Non-executive Directors
Anthony Sherlock(4)	60,000	—	—	—	(60,000)	—	—
Peter Wise(5)	11,266,913	—	—	—	(11,266,913)	—	—
Claire Jackson(6)	39,620	—	—	—	(39,620)	—	—
Robert Moran	580,937	—	—	—	—	580,937	—
Ian Tsicalas	—	—	—	—	—	—	—
Peter Housden(7)	—	—	125,000	—	—	125,000	—
Robert Ellis(8)	—	—	—	—	—	—	—
Alternate director
Lachlan MacGregor(9)	—	—	—	—	—	—	—
Key management personnel during the year
Brian Cohen (B)	47,868,500	—	—	—	—	47,868,500	—
Martin Deda(10)	1,027,273	—	—	—	(1,027,273)	—	—
Mike Jackman	40,000	—	—	—	—	40,000	—
Stephen Garrington(11)	5,890,848	—	—	—	(5,890,848)	—	—
Viki Bhatia	—	—	—	—	—	—	—

(1) Gary Cohen resigned as a Director on 30 September 2010.

(2) Ronald Series was appointed as an Executive Director on 24 September 2010.

(3) Andrea Fiumicelli was appointed as an Executive Director on 30 November 2010.

(4) Anthony Sherlock resigned as a Director on 28 February 2011.

(5) Peter Wise resigned as a Director on 31 December 2010.

(6) Claire Jackson resigned as a Director on 31 December 2010.

(7) Peter Housden was appointed as a Director on 30 November 2010.

(8) Robert Ellis was appointed as a Director on 1 March 2011.

(9) Lachlan MacGregor resigned as a Director on 12 November 2010.

(10) Martin Deda resigned on 30 June 2011.

(11) Stephen Garrington resigned on 4 March 2011.

(A) All the shares are inclusive of vested and unvested shares under the iSOFT Employee Loan Plan where applicable.  The balances of vested and unvested shares are disclosed in the Employee Loan Plan section of this Report.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 37.  Key management personnel disclosures - continued

(B) Amounts include the relevant interest in securities of the RJL Investments Pty Ltd group of Companies, of which Brian Cohen and Gary Cohen each have a 50% stake of 30,375,042 shares.  They also include the relevant interest in vested and unvested shares under the share award plans for Gary Cohen and Brian Cohen. These amounts exclude the relevant interests under a Pre-emption Deed whereby RJL Investments Pty Ltd and Oceania Healthcare Technology Investments Pty Ltd each grant pre-emptive rights over their shares in the Company in favour of the other. Pre-emptive rights are limited to the number of shares which, when added to the person’s existing voting power, equals 19.9%.

The movement during the 2010 financial year in the number of ordinary securities in the Company held directly, indirectly or beneficially, by each Key Management Person, including their personally related parties, is as follows:

For the year ended 30 June 2010 Unaudited	Balance at the start of the year (A)	Issued under DRP	Acquired during the year	Disposed during the year	Transferred out during the year	Balance at the end of the year	Balance at 30-Sept-10
Executive Director
Gary Cohen (B)	69,483,502	577,270	45,173,156	(61,148,788)	(1,446,113)	52,639,027	52,639,027
Non-executive Directors
Anthony Sherlock	10,000	—	100,000	(50,000)	—	60,000	60,000
Peter Wise	11,516,913	—	—	(250,000)	—	11,266,913	11,266,913
Claire Jackson	39,620	—	—	—	—	39,620	39,620
Robert Moran	580,937	—	—	—	—	580,937	580,937
Ian Tsicalas	—	—	—	—	—	—	—
James Fox (1)	—	—	100,000	—	(100,000)	—	—
Alternate director
Lachlan MacGregor	—	—	—	—	—	—	—
Key management personnel during the year
Brian Cohen (B)	67,074,676	577,270	35,044,242	(53,453,015)	(1,374,673)	47,868,500	47,868,500
Martin Deda	527,273	—	500,000	—	—	1,027,273	1,027,273
Andrea Fiumicelli	62,780	—	—	—	—	62,780	62,780
Mike Jackman (2)	—	—	40,000	—	—	40,000	40,000
Stephen Garrington (3)	5,841,542	—	750,000	—	(700,694)	5,890,848	5,890,848

Ronald Series, appointed 24 September 2010 as an Executive Director, held no equity in the Company.

(1) Dr James Fox resigned as a director on 15 June 2010.

(2) Mike Jackman commenced with iSOFT on 22 February 2010, as a Key Management Person.

(3) Stephen Garrington resigned as director on 15 June 2010 and was a Key Management Person from that date.

(A) All the shares are inclusive of vested and unvested shares under the iSOFT Employee Loan Plan where applicable.  The balance of vested and unvested shares held by an individual is disclosed in the Employee Loan plan section of this Report

(B)  This amount includes the relevant interest in securities of the RJL Investments Pty Limited group of Companies, of which Brian Cohen and Gary Cohen each have a 50% stake of 30,375,042 shares.  This amount also includes the relevant interest in vested and unvested shares under the share award plans for Gary Cohen and Brian Cohen.  This amount does not include the relevant interests pursuant to a Pre-emption Deed under which RJL Investments Pty Ltd and Oceania Healthcare Technology Investments Pty Limited each grant pre-emptive rights over their shares in the Company in favour of the other.  Pre-emptive rights do not attach to more shares than the number which, when added to the person’s existing voting power, equals 19.9%.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 37.  Key management personnel disclosures - continued

Vested and unvested shareholding under the Employee Loan Plan (ELP)

The number of vested, but not yet exercised and unvested ELP shares in the Company held during the financial year by each Director and other members of Key Management Personnel of the Consolidated Entity, held directly, indirectly or beneficially, by each Key Management Person, including their personally related parties, is set out below:

For the year ended 30 June 2011

	Plan type (1)	Hurdle type (2)	Weighted grant date fair value(3) per option ($)	Weighted option exercise price ($)(4)	Balance of vested and unvested options at the start of the year	Granted during the year	Lapsed or forfeited during the year	Transferred out during the year(5)	Balance of vested and unvested options at the end of the year

Former Executive Director
Gary Cohen	ELP	EPS	0.4145	0.9611	2,179,674	—	(902,174)	(1,277,500)	—
		SPG	0.3645	1.0699	1,375,000	—	—	(1,375,000)	—
		Other	0.2974	0.6686	1,000,000	—	—	(1,000,000)	—
		TSR	0.1938	0.7874	1,000,000	—	—	(1,000,000)	—

Group Executives
Brian Cohen	ELP	EPS	0.2939	0.7730	1,000,000	—	—	—	1,000,000
		SPG	0.2703	0.7297	250,000	—	—	—	250,000
		Other	0.1810	0.3885	777,110	—	—	—	777,110
		TSR	0.1938	0.7874	750,000	—	—		750,000
	ELP 15m	n/a	0.1460	0.4295	575,152	—	—	—	575,152

Martin Deda	ELP	EPS	0.2965	0.7586	500,000	—	(500,000)	—	—
		SPG	0.2703	0.7297	250,000	—	(250,000)	—	—
		TSR	0.1938	0.7874	250,000	—	(250,000)	—	—

Stephen Garrington	ELP	EPS	0.5273	1.1436	820,694	—	(635,694)	(185,000)	—
		SPG	0.3541	0.6996	1,250,000	—	—	(1,250,000)	—
		Other	0.4301	0.3500	3,000,000	—	—	(3,000,000)	—
		TSR	0.1938	0.7874	250,000	—	(250,000)	—	—
	ELP 15m	n/a	0.2343	0.6840	191,889	—	—	(191,889)	—

Total					15,419,519	—	(2,787,868)	(9,279,389)	3,352,262

(1) For plan types, structure and details of Long-Term Incentive plans, refer Note 38. The ELP Shares are granted with a limited recourse loan of which the outstanding amount can be determined by multiplying the number of (un)vested shares with the ELP exercise price. As such, ELP Shares are in substance options.

(2) For performance hurdles, structure and details of ELP options, refer Note 38.

(3) Weighted grant date fair value. For details of individual ELP option fair values, refer Note 38.

(4) Weighted ELP exercise price reflects the amount payable in relation to the limited recourse loan attached to the ELP Share grant. For details of individual ELP Share exercise prices refer Note 38.

(5) Shares sold or transferred out of the ELP Plan. Transferred out does not mean that the individual has left the Group.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 37.  Key management personnel disclosures - continued

For the year ended 30 June 2010

Unaudited

	Plan type (1)	Hurdle type (2)	Weighted grant date fair value(3) per option ($)	Weighted option exercise price ($)(4)	Balance of vested and unvested options at the start of the year	Granted during the year	Lapsed or forfeited during the year	Transferred out during the year(5)	Balance of vested and unvested options at the end of the year

Executive Director
Gary Cohen	ELP	EPS	0.4145	0.9611	1,652,174	1,000,000	(472,500)	—	2,179,674
		SPG	0.3645	1.0699	2,277,173	—	(902,173)	—	1,375,000
		Other	0.2974	0.6686	1,000,000	—	—	—	1,000,000
		TSR	0.1938	0.7874	—	1,000,000	—	—	1,000,000

Group Executives
Brian Cohen	ELP	EPS	0.2939	0.7730	250,000	750,000	—	—	1,000,000
		SPG	0.2703	0.7297	250,000	—	—	—	250,000
		Other	0.1810	0.3885	777,110	—	—	—	777,110
		TSR	0.1938	0.7874	—	750,000	—		750,000
	ELP 15m	n/a	0.1460	0.4295	575,152	—	—	—	575,152

Martin Deda	ELP	EPS	0.2965	0.7586	250,000	250,000	—	—	500,000
		SPG	0.2703	0.7297	250,000	—	—	—	250,000
		TSR	0.1938	0.7874	—	250,000	—	—	250,000

Stephen Garrington	ELP	EPS	0.5273	1.1436	885,694	250,000	(315,000)	—	820,694
		SPG	0.3541	0.6996	1,635,694	—	(385,694)	—	1,250,000
		Other	0.4301	0.3500	3,000,000	—	—	—	3,000,000
		TSR	0.1938	0.7874	—	250,000	—	—	250,000
	ELP 15m	n/a	0.2343	0.6840	191,889	—	—	—	191,889

Total					12,994,886	4,500,000	(2,075,367)	—	15,419,519

(1) For plan types, structure and details of Long-Term Incentive plans, refer Note 38. The ELP Shares are granted with a limited recourse loan of which the outstanding amount can be determined by multiplying the number of (un)vested shares with the ELP exercise price. As such, ELP Shares are in substance options.

(2) For performance hurdles, structure and details of ELP options, refer Note 38.

(3) Weighted grant date fair value. For details of individual ELP option fair values, refer Note 38.

(4) Weighted ELP exercise price reflects the amount payable in relation to the limited recourse loan attached to the ELP Share grant. For details of individual ELP Share exercise prices refer Note 38.

(5) Shares sold or transferred out of the ELP Plan. Transferred out does not mean that the individual has left the Group.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 37.  Key management personnel disclosures - continued

Option holding

The number of options over ordinary shares in the Company held during the financial year by each Director and other members of Key Management Personnel of the Consolidated Entity, held directly, indirectly or beneficially, by each Key Management Person, including their personally related parties, is set out below:

EIP Option Holdings

For the year ended 30 June 2011

	Plan type (1)	Hurdle type (2)	Weighted grant date fair value(3) per option ($)	Weighted option exercise price ($)(4)	Balance of vested and unvested options at the start of the year	Granted during the year	Balance of vested and unvested options at the end of the year

Group Executives

Andrea Fiumicelli	EIP	EPS	0.2776	0.7553	1,500,000	—	1,500,000
		SPG	0.2703	0.6911	500,000	—	500,000
		TSR	0.1953	0.7874	1,000,000	—	1,000,000

Mike Jackman	EIP	EPS	0.1999	0.5780	200,000	—	200,000
		TSR	0.1593	0.5780	200,000	—	200,000
Total					3,400,000	—	3,400,000

(1) For plan types, structure and details of Long-Term incentive plans, refer Note 38.

(2) For performance hurdles, structure and details of EIP options, refer Note 38.

(3) Weighted grant date fair value. For details of EIP option fair values, refer Note 38.

(4) Weighted option exercise price. For details of individual option exercise prices, refer Note 38.

EIP Performance Rights Holdings

For the year ended 30 June 2011

	Plan type (1)	Hurdle type (2)	Weighted grant date fair value (3) per option	Options at exercise price ($) (4),(5)	Options balance at the start of the year	Lapsed or forfeited during the year	Balance of unvested options at the end of the year

Executive Director
Gary Cohen	EIP Performance	EPS	0.7509	—	1,500,000	—	1,500,000
	Rights	TSR	0.3804	—	1,500,000	—	1,500,000
Group Executives
Andrea Fiumicelli	EIP Performance	EPS	0.7509	—	500,000	—	500,000
	Rights	TSR	0.3804	—	500,000	—	500,000
Brian Cohen	EIP Performance	EPS	0.7509	—	375,000	—	375,000
	Rights	TSR	0.3804	—	375,000	—	375,000
Stephen Garrington	EIP Performance	EPS	0.7509	—	125,000	(125,000)	—
	Rights	TSR	0.3804	—	125,000	(125,000)	—
Mike Jackman	EIP Performance	EPS	0.5517	—	200,000	—	200,000
	Rights	TSR	0.3139	—	200,000	—	200,000
Total					5,400,000	(250,000)	5,150,000

(1) For plan types, structure and details of Long-Term incentive plans refer Note 38.

(2) For performance hurdles, structure and details of EIP performance rights refer Note 38.

(3) Weighted grant date fair value. For details of EIP option remuneration fair values, refer Note 38.

(4) Weighted option exercise price. For details ref Note 38.

(5) Options with a zero exercise price are shown with a dash (-).

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 37.  Key management personnel disclosures - continued

EIP Option Holdings

For the year ended 30 June 2010

Unaudited

	Plan type (1)	Hurdle type (2)	Weighted grant date fair value(3) per option ($)	Weighted option exercise price ($)(4)	Balance of vested and unvested options at the start of the year	Granted during the year	Balance of vested and unvested options at the end of the year

Group Executives

Andrea Fiumicelli	EIP	EPS	0.2776	0.7553	500,000	1,000,000	1,500,000
		SPG	0.2703	0.6911	500,000	—	500,000
		TSR	0.1953	0.7874	—	1,000,000	1,000,000

Mike Jackman	EIP	EPS	0.1999	0.5780	—	200,000	200,000
		TSR	0.1593	0.5780	—	200,000	200,000
Total					1,000,000	2,400,000	3,400,000

(1) For plan types, structure and details of Long-Term incentive plans, refer Note 38.

(2) For performance hurdles, structure and details of EIP options, refer Note 38.

(3) Weighted grant date fair value. For details of EIP option fair values, refer Note 38.

(4) Weighted option exercise price. For details of individual option exercise prices, refer Note 38.

Anthony Sherlock held 100,000 options under the Employee Incentive Plan. These options with an exercise price of $0.72 and an expiry date of 4 November 2009 had all vested and were exercised on 4 November 2009.

EIP Performance Rights Holdings

For the year ended 30 June 2010

Unaudited

	Plan type (1)	Hurdle type (2)	Weighted grant date fair value (3) per option ($)	Options at exercise price ($) (4),(5)	Options balance at the start of the year	Granted during the year	Balance of unvested options at the end of the year

Executive Director
Gary Cohen	EIP Performance	EPS	0.7509	—	—	1,500,000	1,500,000
	Rights	TSR	0.3804	—	—	1,500,000	1,500,000
Group Executives
Andrea Fiumicelli	EIP Performance	EPS	0.7509	—	—	500,000	500,000
	Rights	TSR	0.3804	—	—	500,000	500,000
Brian Cohen	EIP Performance	EPS	0.7509	—	—	375,000	375,000
	Rights	TSR	0.3804	—	—	375,000	375,000
Stephen Garrington	EIP Performance	EPS	0.7509	—	—	125,000	125,000
	Rights	TSR	0.3804	—	—	125,000	125,000
Mike Jackman	EIP Performance	EPS	0.5517	—	—	200,000	200,000
	Rights	TSR	0.3139	—	—	200,000	200,000
Total					—	5,400,000	5,400,000

(1) For plan types, structure and details of Long-Term incentive plans, refer Note 38.

(2) For performance hurdles, structure and details of Long-Term incentive plans, refer Note 38.

(3) Weighted grant date fair value. For details of EIP option remuneration fair values, refer Note 38.

(4) Weighted option exercise price. For details of individual option exercise prices, refer Note 38.

(5) Options with a zero exercise price are shown with a dash (-).

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 38.  Share-based payments

Selected employees are eligible to participate in the iSOFT employee share schemes, comprising the iSOFT Employee Loan Plan, iSOFT Employee Incentive Plan, the iSOFT Employee Deferred Incentive Plan and the iSOFT Exempt Employee Share Plan. These plans are equity settled share-based payments plans.

The anticipated acquisition of the Consolidated Entity by CSC had the effect of triggering change of control clauses within the terms of the share-based payment plans.  These terms override any performance-related hurdles that would otherwise have applied to the vesting of the shares and have also resulted in accelerated recognition of the expense of the plans.  The performance-related hurdles and other conditions relating to the plans are detailed below for reference.

Employee Loan Plan (ELP)

The ELP was last approved by shareholders on 6 November 2008 for the purpose of providing incentives and is a limited recourse loan share plan. The ELP is managed by iSOFT Group ESP Managers Pty Limited, as trustee of the iSOFT Group ELP Trust under which employees of the Consolidated Entity may acquire an interest in the Company’s shares.

It was established to provide equity incentives to selected employees including Executive Directors and is used as an LTI. Non-executive Directors are not eligible to participate in the ELP. The Remuneration Committee determines the maximum amount of equity under the program to be issued with the allocation to individual executives broadly in line with their past contribution and potential.

Limited recourse loans are provided interest free under the ELP to employees selected by the Remuneration Committee to enable them to acquire the shares. Subject to satisfying any relevant performance or vesting conditions specified by the Remuneration Committee, the employee, after repaying the loan, may direct that the trustee sell the shares or that the shares be transferred to them.

The Trustee will either subscribe for a new issue of shares or purchase shares on the ASX. Shares will be held on trust until the participant withdraws from the ELP. Shares will either be purchased on-market at the prevailing market value or issued by the Company at the weighted average price at which the shares were traded on the ASX during the one week period up to and including the date of issue or such other basis as the Remuneration Committee determines.

Shares issued under the ELP carry full shareholder rights in relation to rights and bonus issues, voting and dividends, but will not participate in any dividend reinvestment plan. From November 2009, rights to dividends are split; 40% cash to employees and 60% applied to the ELP loan.

Participants in the ELP must not enter into transactions or arrangements, including by way of derivatives or similar financial products, which limit the economic risk of holding unvested awards.

In financial year 2010 Relative Total Shareholder Return was introduced as a performance hurdle given that it is widely recognised as one of the best indicators of shareholder value creation.  Additionally, the continued use of the combined performance hurdles weighted equally, motivates executives with a clear line of sight to a shareholder focussed result. A comparator group of 15 ASX listed companies was adopted and the vesting of shares is based on iSOFT’s performance compared to the comparator group, in relation to the TSR hurdle.

The performance hurdles of the ELP 3 year share plan were changed as outlined below.

Performance Hurdles

Grants prior to 1 July 2009		Grants after 1 July 2009
1.	50% Earnings Per Share (EPS); and	1.	50% Earnings Per Share (EPS) hurdle; and
2.	50% Share Price Growth (SPG)	2.	50% Relative Total Shareholder Return (TSR)

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 38.  Share-based payments - continued

The structure and details of shares or options issued to employees under the ELP are summarised in the following tables:

ELP 3 Year Share Options

Nature	Each ELP share option entitles the participant to one share in the Company upon vesting, subject to payment of the limited recourse note.

Grant frequency	Annual grant and ad-hoc on commencement of employment and employee promotion.

Eligibility criteria	Selected executives, in line with past contribution and future potential.

Exercise price	5-day VWAP preceding grant date

Performance hurdles (Grants prior to 1 July 2009)

Earnings Per Share (EPS) - 50% of ELP Share grant

Based on the average annual compound EPS growth over a three year measurement period against a comparator group (15 comparable ASX 200 organisations):

•      Below Median (50th percentile) of comparator group — 0% of shares vest;

•      Median of comparator group — 25% of share options vest

•      62.5nd percentile of comparator group — 50% of share options vest;

•      75th percentile of comparator group — 75% of share options vest;

•      80th percentile of comparator group — 100% of share options vest; and

•      Share option vesting levels are interpolated between each percentile above.

Share Price Growth (SPG) - 50% of ELP Share grant

Based on relative SPG performance over a three year measurement period against a comparator group (15 comparable ASX 200 organisations):

•      Below Median (50th percentile) of comparator group — 0% of share options vest;

•      Median of comparator group — 25% of share options vest

•      62.5nd percentile of comparator group — 50% of share options vest;

•      75th percentile of comparator group — 75% of share options vest;

•      80th percentile of comparator group — 100% of share options vest; and

Share option vesting levels are interpolated between each percentile above.

Performance hurdles (Grants after 1 July 2009)

Earnings Per Share (EPS) - 50% of ELP Share grant

Based on achieving 15% or more EPS compound growth over a 3 year period.

•      Less than 15% EPS compound growth — 0% of shares vest; and

•      15% or greater EPS compound growth — 100% of shares vest

Relative Total Shareholder Return (TSR) - 50% of ELP Share grant

Based on relative TSR performance over a three year measurement period against a comparator group (15 comparable ASX 200 organisation):

•      Below Median (50th percentile) of comparator group — 0% of shares vest;

•      Median of comparator group — 25% of shares vest

•      62.5nd percentile of comparator group — 50% of shares vest;

•      75th percentile of comparator group — 75% of shares vest;

•      80th percentile of comparator group — 100% of shares vest; and

•      Share vesting levels are interpolated between each percentile above.

Vesting period	Three years from grant date. No retesting.

Exercise period and expiry	Exercisable upon vesting with no lapse restriction.

Right to Dividends	Right to dividends are split 40% cash to employees and 60% applied to ELP loan.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 38.  Share-based payments - continued

ELP 15 Month Share Options

Nature	Each ELP share option entitles the participant to one share in the Company upon vesting, subject to payment of the limited recourse note.
Grant frequency	Quarterly/Annual grant based upon contractual obligations and performance of employees. This is not currently being offered
Eligibility criteria	Selected executives, broadly in line with performance and future potential.
Exercise price	5-day VWAP preceding grant date
Performance hurdles	Time based vesting.
Vesting period	Fifteen months
Exercise period and expiry	Exercisable upon vesting with no lapse restriction.
Right to Dividends	Right to dividends are split 40% cash to employees and 60% applied to ELP loan.

Shares held in trust are acquired on-market on or around the grant date or are newly issued. The trust issues a loan with limited recourse to the granted shares to the individual executives. The trust has been consolidated in accordance with Note 1 (b) (ii). The on-market purchase price or closing bid price on date of issue of the shares held by the trust and not yet issued to the employees at the reporting date are shown as treasury shares in equity (see note 25).

Loan shares are in substance options. Similarly to EIP grants, fair value of loan shares granted with an EPS hurdle are independently determined using binomial option pricing model; those with a SPG or TSR hurdle using a Monte Carlo simulation model that takes into account the market condition, expected volatility of the shares in the peer group and correlation of the underlying share price movements and those of the shares in the peer group. Both valuation models take into account term of loan shares (for grants without an expiry date, 12 months exercise period has been assumed), the impact of dilution and the model inputs detailed below:

Option model inputs for Loan Shares granted in the ELP during the year ended 30 June 2010

Unaudited

Grant date	Plan type	Hurdle type	Share price at Grant date ($)	Expected Volatility (%)	Expected dividend yield (%)	Risk free rate (%)	Option exercise price ($)
18-Nov-09	ELP	EPS	0.7800	42.07	1.495	4.909	0.7874
18-Nov-09	ELP	TSR	0.7800	42.07	1.495	4.909	0.7874
18-Dec-09	ELP	EPS	0.7300	39.94	1.495	4.489	0.7083
18-Dec-09	ELP	TSR	0.7300	39.94	1.495	4.489	0.7083
18-Dec-09	ELP	EPS	0.7300	39.94	1.495	4.489	0.7083
18-Dec-09	ELP	TSR	0.7300	39.94	1.495	4.489	0.7083

No ELP grants were made during the year ended 30 June 2011.

Expected volatility is based on the implied volatility of publicly traded options over the Company’s share, the historic volatility of the market price of the Company’s share and the mean reversion tendency of volatilities. Expected volatility of each company in the peer group is determined on the historic volatility of the companies’ share prices. Each of these assumptions has been based on two years’ historic volatility data.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 38.  Share-based payments - continued

The weighted average fair value of the loan shares granted during the year was nil (2010: $0.2357). The weighted average exercise price is nil (2010: $0.7793). The weighted average remaining contractual life of the loan shares was unlimited as ELP grants had no expiry once vested, but all grants were expected to crystallise at 29 July 2011, the expected date of completion of the acquisition of the Consolidated Entity by CSC.  The following table provides additional information of 2011 and 2010 grants by hurdle type:

ELP Grants during the year ended 30 June 2011

Hurdle type	Grant date weighted average fair value per ELP share	Weighted Average exercise price	Unvested ELP shares at the start of the year	Granted as compensation during the year	Lapsed or forfeited during the year	Vested during the year	Unvested ELP shares at the end of the year

EPS	0.2954	0.7595	6,073,771	—	(2,973,771)	—	3,100,000
Service only	—	—	114,698	—	(29,861)	(84,837)	—
SPG	0.2712	0.7232	2,125,000	—	(775,000)	—	1,350,000
TSR	0.1938	0.7874	2,506,625	—	(756,625)	—	1,750,000
			10,820,094	—	(4,535,257)	(84,837)	6,200,000

ELP Grants during the year ended 30 June 2010

Unaudited

Hurdle type	Grant date weighted average fair value per ELP share	Weighted Average exercise price	Unvested ELP shares at the start of the year	Granted as compensation during the year	Lapsed or forfeited during the year	Vested during the year	Unvested ELP shares at the end of the year

EPS	0.3268	0.7696	5,367,146	2,506,625	(1,263,500)	(536,500)	6,073,771
Service only	0.2140	0.6427	581,017	—	—	(466,319)	114,698
SPG	0.2262	0.6714	3,917,144	—	(1,792,144)	—	2,125,000
TSR	0.1836	0.7793	—	2,506,625	—	—	2,506,625
			9,865,307	5,013,250	(3,055,644)	(1,002,819)	10,820,094

The following tables summarised information about loan shares held by employees as at 30 June 2011 and 30 June 2010:

Unvested ELP Grants for the year ended 30 June 2011

Grant date	Vesting date	Hurdle type	Grant Date fair value per ELP share ($)	Exercise Price	Unvested ELP shares at the start of the year	Granted as compensation during the year	Lapsed or forfeited during the year	Vested during the year	Unvested ELP shares at the end of the year

03-Mar-08	30-Sep-10	EPS	0.2232	0.6027	1,442,146	—	(1,442,146)	—	—
24-Sep-08	30-Sep-11	EPS	0.3016	0.7297	1,850,000	—	(600,000)	—	1,250,000
24-Sep-08	04-Sep-11	SPG	0.2703	0.7297	1,850,000	—	(600,000)	—	1,250,000
10-Dec-08	04-Sep-11	EPS	0.2278	0.5593	100,000	—	(100,000)	—	—
10-Dec-08	04-Sep-11	SPG	0.1970	0.5593	100,000	—	(100,000)	—	—
30-Jun-09	30-Sep-10	Service only	0.2199	0.6461	114,698	—	(29,861)	(84,837)	—
30-Jun-09	30-Jun-12	EPS	0.2909	0.6424	175,000	—	(75,000)	—	100,000
30-Jun-09	30-Jun-12	SPG	0.2824	0.6424	175,000	—	(75,000)	—	100,000
18-Nov-09	30-Jun-12	EPS	0.2913	0.7874	2,250,000	—	(500,000)	—	1,750,000
18-Nov-09	30-Jun-12	TSR	0.1938	0.7874	2,250,000	—	(500,000)	—	1,750,000
18-Dec-09	01-Mar-12	EPS	0.2570	0.7083	231,625	—	(231,625)	—	—
18-Dec-09	01-Mar-12	TSR	0.0867	0.7083	231,625	—	(231,625)	—	—
18-Dec-09	30-Jun-12	EPS	0.2671	0.7083	25,000	—	(25,000)	—	—
18-Dec-09	30-Jun-12	TSR	0.1614	0.7083	25,000	—	(25,000)	—	—
					10,820,094	—	(4,535,257)	(84,837)	6,200,000

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 38.  Share-based payments - continued

As at 30 June 2011, the following ELP shares are outstanding and are held by the trust: 24,879,895 ELP shares in the Company (2010: 23,034,947), of which 6,200,000 are unvested (2010: 10,820,094), with the balance amounting to 18,679,895 shares vested and currently exercisable (2010: 12,214,853). No ELP shares expire as the life is unlimited.

Unvested ELP Grants for the year ended 30 June 2010

Unaudited

Grant date	Vesting date	Hurdle type	Grant Date fair value per ELP share ($)	Exercise Price	Unvested ELP shares at the start of the year	Granted as compensation during the year	Lapsed or forfeited during the year	Vested during the year	Unvested ELP shares at the end of the year

09-Nov-06	30-Sep-09	EPS	0.5477	1.0184	1,450,000	—	(913,500)	(536,500)	—
03-Mar-08	30-Sep-10	EPS	0.2232	0.6027	1,442,146	—	—	—	1,442,146
03-Mar-08	30-Jun-10	SPG	0.1529	0.6027	1,442,144	—	(1,442,144)	—	—
16-Jul-08	30-Sep-09	Service only	0.1936	0.5900	123,582	—	—	(123,582)	—
24-Sep-08	30-Sep-11	EPS	0.3016	0.7297	2,050,000	—	(200,000)	—	1,850,000
24-Sep-08	04-Sep-11	SPG	0.2703	0.7297	2,050,000	—	(200,000)	—	1,850,000
08-Oct-08	31-Dec-09	Service only	0.2732	0.7250	104,297	—	—	(104,297)	—
10-Dec-08	04-Sep-11	EPS	0.2278	0.5593	100,000	—	—	—	100,000
10-Dec-08	04-Sep-11	SPG	0.1970	0.5593	100,000	—	—	—	100,000
12-Jan-09	31-Mar-10	Service only	0.1936	0.6400	117,733	—	—	(117,733)	—
02-Apr-09	30-Jun-10	Service only	0.1980	0.6250	120,707	—	—	(120,707)	—
30-Jun-09	30-Sep-10	Service only	0.2199	0.6461	114,698	—	—	—	114,698
30-Jun-09	30-Jun-12	EPS	0.2909	0.6424	325,000	—	(150,000)	—	175,000
30-Jun-09	30-Jun-12	SPG	0.2824	0.6424	325,000	—	(150,000)	—	175,000
18-Nov-09	30-Jun-12	EPS	0.2913	0.7874	—	2,250,000	—	—	2,250,000
18-Nov-09	30-Jun-12	TSR	0.1938	0.7874	—	2,250,000	—	—	2,250,000
18-Dec-09	01-Mar-12	EPS	0.2570	0.7083	—	231,625	—	—	231,625
18-Dec-09	01-Mar-12	TSR	0.0867	0.7083	—	231,625	—	—	231,625
18-Dec-09	30-Jun-12	EPS	0.2671	0.7083	—	25,000	—	—	25,000
18-Dec-09	30-Jun-12	TSR	0.1614	0.7083	—	25,000	—	—	25,000
					9,865,307	5,013,250	(3,055,644)	(1,002,819)	10,820,094

Employee Incentive Plan (EIP)

The EIP was established in 2008 to provide equity incentives to executives including Executive Directors and key employees. Awards granted under the EIP may include options, performance rights, cash rights and stock appreciation rights. From 2008 EIP options have been granted. In 2009 the Remuneration Committee also approved the issuing of performance rights under the EIP plan. No cash rights and stock appreciation rights have been granted.

The Remuneration Committee determines the maximum amount of equity under the program to be issued with the allocation to executives broadly in line with their potential (as a sign-on award) or past contribution (as a performance reward/retention tool).

In FY2010 iSOFT introduced Relative Total Shareholder Return as a performance hurdle since it is widely recognised as one of the best indicators of shareholder value creation.  Additionally, the continued use of the combined performance hurdles weighted equally, motivate executives with a clear line of sight to a shareholder focussed result. A comparator group of 15 ASX listed companies was adopted and the vesting of options is based on iSOFT’s performance compared to the comparator group, in relation to the relative TSR hurdle.

The performance hurdles of the EIP were changed as outlined below.

Performance Hurdles

Grants prior to 1 July 2009		Grants after 1 July 2009
1.	50% Earnings Per Share (EPS); and	1.	50% Earnings Per Share (EPS) hurdle; and
2.	50% Share Price Growth (SPG)	2.	50% Relative Total Shareholder Return (TSR)

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 38.  Share-based payments - continued

The structure and details of EIP Options and Performance Rights issued to executives under the Plan are summarised in the following table:

EIP Options

Nature	Each EIP Option entitles the participant to one share in the Company upon vesting, subject to payment of an exercise price.

Grant frequency	Annual grant and ad-hoc on commencement of employment and future potential grants.

Eligibility Criteria	Selected executives, broadly in line with past contribution and future potential.

Exercise price	5-day VWAP preceding grant date.

Performance hurdles (Grants prior to 1 July 2009)

Earnings Per Share (EPS) - 50% of EIP Option grant

Based on the average annual compound EPS growth over a three year measurement period against a comparator group (15 comparable ASX 200 organisations):

•                  Below Median (50th percentile) of comparator group — 0% of shares vest;

•                  Median of comparator group — 25% of share options vest

•                  62.5nd percentile of comparator group — 50% of share options vest;

•                  75th percentile of comparator group — 75% of share options vest;

•                  80th percentile of comparator group — 100% of share options vest; and

•                  Share option vesting levels are interpolated between each percentile above.

Share Price Growth (SPG) - 50% of EIP Option grant

Based on relative SPG performance over a three year measurement period against a comparator group (15 comparable ASX 200 organisations):

•                  Below Median (50th percentile) of comparator group — 0% of share options vest;

•                  Median of comparator group — 25% of share options vest

•                  62.5nd percentile of comparator group — 50% of share options vest;

•                  75th percentile of comparator group — 75% of share options vest;

•                  80th percentile of comparator group — 100% of share options vest; and

•                  Share option vesting levels are interpolated between each percentile above.

Performance hurdles (Grants after 1 July 2009)

Earnings Per Share (EPS) - 50% of EIP option grant

Based on achieving 15% or more EPS compound growth over 3 year period.

•                  Less than 15% EPS compound growth — 0% of options vest; and

•                  15% or greater EPS compound growth — 100% of options vest.

Relative Total Shareholder Return (TSR) - 50% of EIP Option grant

Based on TSR performance over a three year measurement period against a comparator group (15 comparable ASX 200 organisation):

•                  Below Median (50th percentile) of comparator group — 0% of options vest;

•                  Median of comparator group — 25% of options vest

•                  62.5nd percentile of comparator group — 50% of options vest;

•                  75th percentile of comparator group — 75% of options vest;

•                  80th percentile of comparator group — 100% of options vest; and

Option vesting levels are interpolated between each percentile above.

Vesting Period	Three years from grant date. No retesting.

Exercise period and expiry	Exercisable upon vesting with lapse 5 years after grant date.

Right to Dividends	No dividend rights until option exercised.

Comparator Group	Please see Comparator Group Listing below.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 38.  Share-based payments - continued

EIP — Performance Rights

Nature	Each EIP performance right entitles the participant to one share in the Company upon vesting, or equivalent cash award.

Grant frequency	Annual grant and ad-hoc on commencement of employment and future potential grants.

Eligibility Criteria	Selected executives, broadly in line with past contribution and future potential.

Exercise price	$0.00

Performance hurdles

Earnings Per Share (EPS) - 50% of EIP performance rights grant

Based on achieving 15% or more EPS compound growth over 3 year period.

•                  Less than 15% EPS compound growth — 0% of rights vest; and

•                  15% or greater EPS compound growth — 100% of rights vest.

Relative Total Shareholder Return (TSR) - 50% of EIP performance rights grant

Based on TSR performance over a three year measurement period against a comparator group (15 comparable ASX 200 organisation):

•                  Below Median (50th percentile) of comparator group — 0% of performance rights vest;

•                  Median of comparator group — 25% of performance rights vest

•                  62.5nd percentile of comparator group — 50% of performance rights vest;

•                  75th percentile of comparator group — 75% of performance rights vest;

•                  80th percentile of comparator group — 100% of performance rights vest; and

•                  Performance right vesting levels are interpolated between each percentile above.

Vesting Period	Three years from grant date. No retesting.

Exercise period and expiry	Exercised upon vesting in the form of a share or equivalent cash award.

Right to Dividends	No right to dividends until shares received.

Comparator Group	Please see Comparator Group Listing below.

The fair value of grants with an EPS hurdle is independently determined using a binomial option pricing model; those with an SPG or TSR hurdle using Monte Carlo simulation model that takes into account the market condition, expected volatility of the shares in the peer group and correlation of the underlying share price movements and those of the shares in the peer group. Both valuation models take into account term of options, the impact of dilution and the model inputs detailed below:

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 38.  Share-based payments - continued

Option model inputs for Options granted in the EIP during the year ended 30 June 2010

Unaudited

Grant date	Plan type	Hurdle type	Share price at Grant date ($)	Expected volatility (%)	Expected dividend yield (%)	Risk free rate (%)	Option exercise price(1) ($)
18-Nov-09	EIP	EPS	0.7800	42.07	1.495	4.909	—
18-Nov-09	EIP	TSR	0.7800	42.07	1.495	4.909	—
18-Nov-09	EIP	EPS	0.7800	42.07	1.495	4.909	—
18-Nov-09	EIP	TSR	0.7800	42.07	1.495	4.909	—
18-Nov-09	EIP	EPS	0.7800	42.07	1.495	4.909	0.7874
18-Nov-09	EIP	TSR	0.7800	42.07	1.495	4.909	0.7874
06-Apr-10	EIP	EPS	0.5700	40.34	1.156	5.341	0.5780
06-Apr-10	EIP	TSR	0.5700	40.34	1.156	5.341	0.5780
06-Apr-10	EIP	EPS	0.5700	40.34	1.156	5.341	—
06-Apr-10	EIP	TSR	0.5700	40.34	1.156	5.341	—
13-Apr-10	EIP	EPS	0.5800	40.61	1.156	5.250	0.5800
13-Apr-10	EIP	TSR	0.5800	40.61	1.156	5.250	0.5800
13-Apr-10	EIP	EPS	0.5800	40.61	1.156	5.250	—
13-Apr-10	EIP	TSR	0.5800	40.61	1.156	5.250	—

(1) Options with a zero exercise price are shown with a dash (-).

No EIP grants were made during the year ended 30 June 2011.

Expected volatility is based on the implied volatility of publicly traded options over the Company’s share, the historic volatility of the market price of the Company’s share and the mean reversion tendency of volatilities. Expected volatility of each company in the peer group is determined on the historic volatility of the companies’ share prices. Each of these assumptions has been based on two years’ historic volatility data.

The weighted average fair value of the share options granted during the year was $nil (2010: $0.3481). The weighted average exercise price is $0.4776 (2009: $0.5282). The weighted average remaining contractual life of the share options at 30 June 2010 was 4.97 years. At 30 June 2011 the effective remaining contractual life was one month, as the shares all vested on 29 July 2011 due to the acquisition of the Consolidated Entity by CSC.  The following tables summarise information about outstanding options held by employees, which were all non-exercisable at the year end, as at 30 June 2011 and 30 June 2010:

For the year ended 30 June 2011

Vesting date	Expiry Date	Hurdle type	Option exercise price(1) ($)	Grant date fair value per option ($)	Balance of options at the start of the year	Options granted as compensation during the year	Options lapsed or forfeited during the year	Balance of options at the end of the year
30-Sep-11	04-Sep-13	EPS	0.7297	0.3016	6,450,000	—	(2,400,000)	4,050,000
04-Sep-11	04-Sep-13	SPG	0.7297	0.2703	6,450,000	—	(2,400,000)	4,050,000
30-Jun-12	18-Nov-14	EPS	—	0.7509	1,500,000	—	—	1,500,000
30-Jun-12	18-Nov-14	TSR	—	0.3804	1,500,000	—	—	1,500,000
30-Jun-12	18-Nov-14	EPS	—	0.7509	1,000,000	—	(125,000)	875,000
30-Jun-12	18-Nov-14	TSR	—	0.3804	1,000,000	—	(125,000)	875,000
30-Jun-12	18-Nov-14	EPS	0.7874	0.2913	1,000,000	—	—	1,000,000
30-Jun-12	18-Nov-14	TSR	0.7874	0.1938	1,000,000	—	—	1,000,000
06-Apr-13	06-Apr-15	EPS	0.5780	0.1999	350,000	—	(25,000)	325,000
06-Apr-13	06-Apr-15	TSR	0.5780	0.1593	350,000	—	(25,000)	325,000
06-Apr-13	06-Apr-15	EPS	—	0.5517	500,000	—	(50,000)	450,000
06-Apr-13	06-Apr-15	TSR	—	0.3139	500,000	—	(50,000)	450,000
06-Apr-13	06-Apr-15	EPS	0.5780	0.2066	100,000	—	—	100,000
06-Apr-13	06-Apr-15	TSR	0.5780	0.1664	100,000	—	—	100,000
06-Apr-13	06-Apr-15	EPS	—	0.5614	50,000	—	—	50,000
06-Apr-13	06-Apr-15	TSR	—	0.3190	50,000	—	—	50,000
					21,900,000	—	(5,200,000)	16,700,000

(1) Options with a zero exercise price are shown with a dash (-).

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 38.  Share-based payments - continued

For the year ended 30 June 2010

Unaudited

Vesting date	Expiry Date	Hurdle type	Option exercise price(1) ($)	Grant date fair value per option ($)	Balance of options at the start of the year	Options granted as compensation during the year	Options lapsed or forfeited during the year	Balance of options at the end of the year
30-Sep-11	04-Sep-13	EPS	0.7297	0.3016	6,600,000	—	(150,000)	6,450,000
04-Sep-11	04-Sep-13	SPG	0.7297	0.2703	6,600,000	—	(150,000)	6,450,000
30-Jun-12	18-Nov-14	EPS	—	0.7509	—	1,500,000	—	1,500,000
30-Jun-12	18-Nov-14	TSR	—	0.3804	—	1,500,000	—	1,500,000
30-Jun-12	18-Nov-14	EPS	—	0.7509	—	1,000,000	—	1,000,000
30-Jun-12	18-Nov-14	TSR	—	0.3804	—	1,000,000	—	1,000,000
30-Jun-12	18-Nov-14	EPS	0.7874	0.2913	—	1,000,000	—	1,000,000
30-Jun-12	18-Nov-14	TSR	0.7874	0.1938	—	1,000,000	—	1,000,000
06-Apr-13	06-Apr-15	EPS	0.5780	0.1999	—	350,000	—	350,000
06-Apr-13	06-Apr-15	TSR	0.5780	0.1593	—	350,000	—	350,000
06-Apr-13	06-Apr-15	EPS	—	0.5517	—	500,000	—	500,000
06-Apr-13	06-Apr-15	TSR	—	0.3139	—	500,000	—	500,000
06-Apr-13	06-Apr-15	EPS	0.5780	0.2066	—	100,000	—	100,000
06-Apr-13	06-Apr-15	TSR	0.5780	0.1664	—	100,000	—	100,000
06-Apr-13	06-Apr-15	EPS	—	0.5614	—	50,000	—	50,000
06-Apr-13	06-Apr-15	TSR	—	0.3190	—	50,000	—	50,000
					13,200,000	9,000,000	(300,000)	21,900,000

Employee Deferred Incentive Plan (EDIP)

The EDIP, last approved by shareholders 6 November 2008, is a unit trust under which employees of the Consolidated Entity may acquire an interest in the Company’s shares. It was established to allow eligible employees the opportunity to invest in the Company’s shares by sacrificing salary or bonuses.  The Remuneration Committee may invite full or part time employees of the Consolidated Entity (including Executive Directors of the Company) to participate in the EDIP. Non-executive Directors are not eligible to participate in the EDIP. Contributions to the EDIP will be determined by the Remuneration Committee from time to time in consultation with the participant.

Shares will either be purchased on-market at the prevailing market value or issued by the Company at the weighted average price at which the shares were traded on the ASX during the one week period up to and including the date of issue or such other basis as the Remuneration Committee determines. Shares will be held on trust until the participant withdraws from the EDIP. Generally, a participant may withdraw their shares from the EDIP (or authorise the trustee to sell the shares on the ASX and pass the proceeds to the participant) at any time subject to the Company’s share trading policy and any administrative restrictions imposed. Shares issued under the EDIP carry full shareholder rights in relation to rights and bonus issues, voting and dividends but will not participate in any dividend reinvestment plan. After 30 June 2009, offers under the EDIP were indefinitely suspended.

Further information is summarised in the below table for the year ended 30 June 2011 and 30 June 2010:

For the year ended 30 June 2011

Balance at the start of the year	Acquisitions during the year	Disposals during the year	Balance at the end of the year

3,750,245	—	(857,390)	2,892,855

For the year ended 30 June 2010

Unaudited

Balance at the start of the year	Acquisitions during the year	Disposals during the year	Balance at the end of the year

4,162,424	—	(412,179)	3,750,245

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 38.  Share-based payments - continued

Exempt Employee Share Plan (EESP)

The EESP, last approved by shareholders 5 November 2005, is a trust-based plan under which employees of the Company and its subsidiaries may acquire an interest in the Company’s shares. It was established to allow eligible employees the opportunity to invest in the Company’s shares by sacrificing salary and so access the tax concessions available for Australian tax residents. The Plan is not operational.

Other share-based payments

For warrants issued or outstanding during the period and comparative period, refer Note 25. In total 5.6 million options are outstanding over ordinary shares in the Company that were issued in previous years in consideration of acquisitions (2010: 5.6 million); refer Note 25.

Summary

The following table is a summary of loan shares and options granted pursuant to the plans and the related expenses recognised in the period:

	2011	Unaudited 2010
	$’000	$’000
Fair value of loan shares granted under the ELP to participating employees during the year	—	1,182
Fair value of options granted under the EIP to participating employees during the year	—	3,929
	—	5,111

Share-based payments expense arising from:

	2011	Unaudited 2010
	$’000	$’000

Loan shares granted under the ELP	1,367	831
Options granted under the EIP	3,377	1,676
	4,744	2,507

The expense for the year ended 30 June 2011 includes accelerated expense of $1,800,000 as a result of the shortening of the vesting periods of the shares due to the acquisition of the Consolidated Entity by CSC.

Comparator Group for grants prior to 1 July 2009

	ASX	Company Name
1	ALS	Alesco Corporation Limited
2	EHL	Emeco Holdings Limited
3	HSP	Healthscope Limited
4	HST	Hastie Group Limited
5	IDL	Industrea Limited
6	IRE	IRESS Market Technology Limited
7	MYO	MYOB Limited
8	OKN	Oakton Limited
9	PXS	Pharmaxis Ltd
10	SGT	Singapore Telecommunications Limited
11	SKE	Skilled Group Limited
12	SLM	Salmat Limited
13	SLX	Silex Systems Limited
14	SPT	Spotless Group Limited
15	WTF	Wotif.com Holdings Limited

Reserve List

	ASX	Company Name
1	FWD	Fleetwood Corporation Limited
2	GWT	GWA International Limited
3	IFL	IOOF Holdings Limited
4	TAL	Tower Australia Group Limited

Comparator Group for grants from 1 July 2009

	ASX	Company Name
1	AHD	Amalgamated Holdings Limited
2	ANN	Ansell Limited
3	CDU	Cudeco Limited
4	CXP	Corporate Express Australia Limited
5	EHL	Emeco Holdings Limited
6	FPH	Fisher & Paykel Healthcare Corporation Limited
7	HSP	Healthscope Limited
8	IRE	IRESS Market Technology Limited
9	PXS	Pharmaxis Ltd
10	SAI	SAI Global Limited
11	SIP	Sigma Pharmaceuticals Limited
12	SLM	Salmat Limited
13	SOT	SP Telemedia Limited
14	SPT	Spotless Group Limited
15	WTF	Wotif.com Holdings Limited

Reserve List

	ASX	Company Name
1	CRG	Crane Group Limited
2	FWD	Fleetwood Corporation Limited
3	GWT	GWA International Limited
4	IFL	IOOF Holdings Limited
5	TAL	Tower Australia Group Limited

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 39.  Related party transactions

(i)   Ultimate parent

Until 29 July 2011, the ultimate parent entity of the Consolidated Entity was iSOFT Group Limited, a company domiciled in Australia. The registered office was Darling Park, Tower 2, Level 27, 201 Sussex Street, Sydney, New South Wales, Australia.  On 29 July 2011, the ultimate parent entity became Computer Sciences Corporation, a company domiciled in the USA.

(ii)  Subsidiaries

The Consolidated Entity’s interest in subsidiaries is set out in Note 32. Transactions between the Consolidated Entity and its subsidiaries principally arise from granting loans, the provision of administrative services and provision of rights to use Intellectual Property and Trademarks in connection with the sale of iSOFT products and rendering of services to customers.

During the year, the following transactions occurred and have been made on behalf of employees to defined contribution and defined benefit pension plans:

	2011	Unaudited 2010
	$’000	$’000

Expenses
Superannuation contributions paid on behalf of employees	8,999	11,431

(iii)  Jointly controlled entities

The Consolidated Entity has interests in 11 jointly controlled entities (refer Note 33). There were no significant transactions with these entities during the current and comparative periods.

(iv) Special purpose entities

In connection with the operation of the Employee Loan Plan, the Company has an unsecured, zero coupon loan amounting to $4.0 million (2010: $4.1 million) with the iSOFT Group ESP Managers Pty Limited, as trustee of the iSOFT Group ELP Trust. During the year, the Company advanced Nil (2010: Nil) to the trustee in connection with shares made available to the trustee representing share grants made.

(v)  Key management personnel

Disclosures relating to key management personnel are set out in Note 37.

(vi) Transactions with Oceania Healthcare Technology Investments Pty Limited

Oceania Healthcare Technology Investments Pty Limited (OCP) has significant influence over the Consolidated Entity by virtue of its ability to appoint two Directors on the Board of Directors and as at 30 June 2011, a 25.3% (2010: 25.3%) equity interest in the Company. During the year, the following transactions occurred with OCP:

	2011	Unaudited 2010
	$’000	$’000

Expenses
Directors fee (refer Note 37)	103	240

Finance costs
Interest on convertible notes(1)	7,230	2,760

(1) Imputed interest at comparable interest rate, non-cash (refer Note 18).

Convertible notes

As a result of the acquisition of the Consolidated Entity by CSC after the yearend, the convertible notes held by OCP were repaid on 29 July 2011 for their face value amount of $39,718,000 (refer Note 18).

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 39.  Related party transactions - continued

Warrants

In previous years, warrants were issued in connection with the terms and conditions of subordinated secured borrowings from OCP, which were repaid in 2009. During the reporting period, no warrants were issued (2010: nil). The warrants initially had an exercise price of $0.20 per warrant, which was reset to $0.1614 following the exercise of the anti-dilution clause under the terms and conditions of the warrants.  During the reporting period, 639,598 warrants expired and 640,398 warrants were exercised.

The significant terms and conditions of the 2,923,751 warrants in issue are as follows:

Subscription dates	monthly from 29 October 2008 to 27 March 2009
Subscription price	none
Nominal value	$0.90
Maturity date	3 years after the date of their issue
Conversion	at any time, at the holder’s option
Strike ratio	one warrant entitles the holder to subscribe to one ordinary share in the Company
Conversion price	initially $0.20 but reset to $0.1614 from pro-rata entitlement offer
Anti-dilution clause	included
Trading restrictions	none
Dividend entitlement	none

As a result of the acquisition of the Consolidated Entity by CSC after the yearend, the remaining warrants in issue held by OCP were settled on 29 July 2011 for $0.17 per warrant less the exercise price.

Note 40.  Exchange rates

The Consolidated Entity’s financial performance and financial position are significantly influenced by foreign exchange rate fluctuations. The exchange rates that applied during the year for countries with operations significant to the Consolidated Entity are as follows:

	Year ended 30 June	Year ended 30 June	As at 30 June	As at 30 June
	2011	2010	2011	2010
2010 information audited	Average	Average	Closing	Closing

AUD to 1 GBP	1.6050	1.8054	1.5115	1.7587
AUD to 1 Euro	1.3784	1.5737	1.3580	1.4247
AUD to 1 Malaysian Ringgit	0.3045	0.3386	0.3101	0.3589
AUD to 1 Indian Rupee	0.0221	0.0244	0.0208	0.0251

The average exchange rates have been calculated by applying a weighted average according to the revenue of the Consolidated Entity.

iSOFT Group Limited

Notes to the Consolidated Financial Statements

For the year ended 30 June 2011

Note 41.  Parent entity disclosures

For the year ended 30 June 2011, the parent company of the Group was iSOFT Group Limited.

		Unaudited
	2011	2010
Information relating to the parent entity	$’000	$’000

Current assets	58,552	72,422
Total assets	143,251	318,290
Current liabilities	9,015	12,915
Total liabilities	56,181	53,888

Issued capital	751,304	747,441
Retained earnings	(692,614)	(507,633)
Options & warrants reserve	5,790	6,430
Share-based payments reserve	12,608	7,863
Foreign currency translation reserve	(291)	28
Option premium reserve	10,273	10,273
Total shareholders’ equity	87,070	264,402

Loss of the parent entity	(185,620)	(437,048)
Other comprehensive (expense)/income
Foreign currency translation differences	(319)	62
Total comprehensive income of the parent entity	(185,939)	(436,986)

Impairment expense amounting to $118 million was recognised in the parent company (2010: $405 million).

Parent Entity contingencies

The parent entity entered into Letters of Credit and guarantees amounting to $4.02 million as at 30 June 2011 (2010: $5.39 million).

Parent Entity capital commitments

The parent entity has not entered into any capital commitments as at 30 June 2011 (2010: nil).

Parent Entity guarantees in respect of debts of its subsidiaries

The parent entity entered into guarantees in respect of debts of its subsidiaries amounting to $1.71 million as at 30 June 2011 (2010: $1.74 million).

On 29 July 2011, 100% of the share capital of iSOFT Group Limited was acquired by CSC (refer Note 42).

Note 42.  Events occurring after balance date

On 29 July 2011, 100% of the share capital of iSOFT Group Limited was acquired by Computer Sciences Corporation (CSC), and as a consequence the Group was de-listed from the Australian Securities Exchange on 3 August 2011.  The ultimate parent entity of the Company became Computer Sciences Corporation of 3170 Fairview Park Drive, Falls Church, VA 22042, USA.

As a result of the takeover, the Consolidated Entity’s senior secured borrowings and convertible notes were immediately repaid and were replaced with inter-company loan funding of $275,489,000. The Company has received a letter of support from its ultimate parent company CSC.

The Consolidated Entity’s outstanding warrants and employee share option schemes were also settled as a result of the takeover.  Advisors’ fees of $9.6 million that were contingent upon the completion of the takeover were paid after the year end.

CSC has commenced and concluded renegotiations with its wholly owned iSOFT subsidiaries that will result in amendments to the National Programme for IT contract. These amendments will include the reduction in currently contracted payment milestones by GBP 16 million, of which GBP 13 million ($20 million) have been included in Accrued Revenue at the reporting date. During the reporting period, iSOFT recognised GBP 3 million ($4.6 million) of milestone revenue on a percentage of completion basis. The financial impact resulting from this amendment is a reduction of Accrued Revenue by GBP 14.5 million ($22.3 million), which would be recognised as an impairment prospectively.

No other matters or circumstances have arisen since 30 June 2011 that has significantly affected, or may significantly affect the Consolidated Entity’s operations in future financial years, the results of those operations in future financial years, or the Consolidated Entity’s state of affairs in future financial years.

iSOFT Group Limited

Financial Report for the year ended 30 June 2011

Directors Declaration

In the Directors’ opinion

•                  the financial statements and notes set out on pages 5 to 86 are in accordance with the Corporations Act 2001, including:

i.                  complying with Australian Accounting Standards (including the Australian Accounting interpretations), the Corporations Regulations 2001 and other mandatory professional reporting requirements, and

ii.               giving a true and fair view of the Consolidated Entity’s financial position as at 30 June 2011, and of its performance  for the financial year ended on that date, and

iii.            compliance with International Financial Reporting Standards as issued by the IASB as per Note 1(a) to the financial statements, and

•                  there are reasonable grounds to believe that the Consolidated Entity will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of Directors made pursuant to section 295(5) of the Corporations Act 2001.

On behalf of the Directors

/s/ Andrea Fiumicelli	/s/ Andrew Thomson
Andrea Fiumicelli	Andrew Thomson
Director	Director

Dated this 13th day of October 2011

INDEPENDENT AUDITOR’S REPORT

TO THE MEMBERS OF ISOFT GROUP LIMITED

Report on the Financial Report

We have audited the accompanying financial report of iSOFT Group Limited, which comprises the statement of financial position as at 30 June 2011, the income statement, the statement of comprehensive income, the statement of changes in equity and the statement of cash flows for the year then ended, notes comprising a summary of significant accounting policies, other explanatory information, and the directors’ declaration of iSOFT Group Limited (the company) and the consolidated entity. The consolidated entity comprises the company and the entities it controlled at the year’s end or from time to time during the financial year.

International Financial Reporting Standards require that the Financial Statements be presented with comparative financial information. These Consolidated Financial Statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X. Accordingly whilst comparative information has been included this has not been subject to audit and no opinion is given on the comparative information as at and for the year ended 30 June 2010.

Directors’ Responsibility for the Financial Report

The directors of the company are responsible for the preparation of the financial report that gives a true and fair view in accordance with International Financial Reporting Standards as issued by the IASB and the Corporations Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of the financial report that is free from material misstatement, whether due to fraud or error. In Note 1 the directors also state that the financial statements comply with International Financial Reporting Standards as issued by the IASB.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial report based on our audit.  We conducted our audit in accordance with Auditing Standards Generally Accepted in the United States of America. Those standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance about whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report.  The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial report in order to design audit procedures that are appropriate in the

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The PKF East Coast Practice is a member of the PKF International Limited network of legally independent member firms. The PKF East Coast Practice is also a member of the PKF Australia Limited national network of legally independent firms each trading as PKF. PKF East Coast Practice has offices in NSW, Victoria and Brisbane. PKF East Coast Practice does not accept responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.

Liability limited by a scheme approved under Professional Standards Legislation.

circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Independence

In conducting our audit, we have complied with the independence requirements of the Corporations Act 2001.

Opinion

In our opinion:

(a)                      the financial report of iSOFT Group Limited and the consolidated entity is in accordance with the Corporations Act 2001, including:

(i)                        giving a true and fair view of the company’s and consolidated entity’s financial position as at 30 June 2011 and of their performance for the year ended on that date; and

(ii)                     complying with International Financial Reporting Standards, as issued by the IASB, and the Corporations Regulations 2001.

/s/ PKF
PKF

/s/ Bruce Gordon
Bruce Gordon
Partner
October 13, 2011
Sydney, Australia